      AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1999

                                                     Registration No. 333-9898
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              -----------------------------------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                                    --------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               KENMAR GLOBAL TRUST
             (Exact name of registrant as specified in its charter)


      DELAWARE                         6793                      06-642854
------------------------- -------------------------------- ---------------------
(State of Organization)     (Primary Standard Industrial    (I.R.S. Employer
                                Classification Number)    Identification Number)

                            C/O KENMAR ADVISORY CORP.
                                TWO AMERICAN LANE
                                  P.O. BOX 5150
                          GREENWICH, CONNECTICUT 06831
                                  203/861-1000
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                              PHILLIP E. PASTREICH
                            C/O KENMAR ADVISORY GROUP
                                TWO AMERICAN LANE
                                  P.O. BOX 5150
                          GREENWICH, CONNECTICUT 06831
                                  203/861-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              -----------------------------------------------------

                                   COPIES TO:

             DAVID R. SAWYIER                      MICHAEL J. SCHMIDTBERGER
             SIDLEY & AUSTIN                       SIDLEY & AUSTIN
             ONE FIRST NATIONAL PLAZA              875 THIRD AVENUE
             CHICAGO, ILLINOIS 60603               NEW YORK, NEW YORK 10022

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
            TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE
                       DATE OF THIS REGISTRATION STATEMENT.
                               -------------------

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box./X/

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

                If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box./ /


                THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               KENMAR GLOBAL TRUST

                              CROSS REFERENCE SHEET


                         ITEM NO.                                             PROSPECTUS HEADING
                         --------                            -----------------------------------

1.                Forepart of the Registration Statement
                  and Outside Front Cover Page of            Cover Page
                  Prospectus..............................
2.                Inside Front and Outside Back Cover
                  Pages of Prospectus.....................   Inside Cover Page; Table of Contents
3.                Summary Information, The Risks You
                  Face and Ratio of Earnings to Fixed        Summary; The Fund and its Objectives; The Risks You
                  Charges.................................   Face

4.                Use of Proceeds.........................   Use of Proceeds


5.                Determination of Offering Price.........   Inside Cover Page; Plan of Distribution

6.                Dilution................................   Not Applicable

7.                Selling Security Holders................   Not Applicable

8.                Plan of Distribution....................   Inside Cover Page; Plan of Distribution

9.                Description of Securities to be            Cover Page; The Fund and Its Objectives;
                  Registered..............................   Redemptions; The Fund and the Trustee

10.               Interests of Named Experts and             Legal Matters; Experts
                  Counsel.................................

11.               Information with Respect to the            Summary; The Risks You Face; The Fund and Its
                  Registrant..............................   Objectives; Charges; Kenmar Advisory Corp.; Conflicts
                                                             of Interest;  The Fund and the Trustee; Investment
                                                             Factors; Index to Financial Statements

12.               Disclosure of Commission Position on
                  Indemnification for Securities Act         Not Applicable
                  Liabilities.............................

                         PART ONE - DISCLOSURE DOCUMENT


                               KENMAR GLOBAL TRUST
                                   $72,000,000
                          UNITS OF BENEFICIAL INTEREST

THE OFFERING


Kenmar Global Trust trades speculatively in U.S. and international futures and forward contracts, which are instruments designed to hedge or speculate in various interest rates, commodities, currencies, stock indices and other financial instruments.


Kenmar Advisory Corp. manages the Fund's trading by allocating its assets among multiple commodity trading advisors using different trading strategies. The Fund's objective is to achieve significant profits while controlling performance volatility and the risk of loss.


Units of beneficial interest are available as of the last day of each month. Units may be redeemed as of the last day of each month, beginning with the 6th month-end following their sale. Units redeemed on the 6th month-end through the 12th month-end after sale are subject to a 3% redemption charge. Units redeemed on the 13th month-end through the 18th month-end after sale are subject to a 2% redemption charge. After the end of the 18th month, there will be no charge for redemption.


The Selling Agents will use their best efforts to sell the Units offered.


THE RISKS


THESE ARE SPECULATIVE SECURITIES. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" BEGINNING ON PAGE 8.



  - THE FUND IS SPECULATIVE AND
    LEVERAGED.  THE FUND TYPICALLY
    COMMITS BETWEEN 10% AND 20%
    OF ITS ASSETS AS MARGIN FOR ITS
    TRADING.

  - PERFORMANCE CAN BE VOLATILE.  THE
    NET ASSET VALUE PER UNIT HAS
    FLUCTUATED IN A SINGLE MONTH AS
    MUCH AS 13.2%.

  - YOU COULD LOSE ALL OR SUBSTANTIALLY
    ALL OF YOUR INVESTMENT IN THE
    FUND.
  - CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- SIGNIFICANTLy REDUCE THE POTENTIAL FOR CERTAIN ADVISORS TO TRADE SUCCESSFULLY.

  - NO SECONDARY MARKET EXISTS FOR
    THE UNITS AND REDEMPTIONS ARE
    LIMITED AND MAY RESULT IN
    REDEMPTION CHARGES.


  - SUBSTANTIAL EXPENSES MUST BE OFFSET BY TRADING PROFITS AND INTEREST INCOME. THE FUND MUST GENERATE TRADING PROFITS OF 9.31% PER ANNUM, BEFORE ANY APPLICABLE REDEMPTION CHARGE, TO BREAK EVEN.


  - A SUBSTANTIAL PORTION OF THE TRADES EXECUTED FOR THE FUND TAKES PLACE ON FOREIGN EXCHANGES. NO U.S. REGULATORY AUTHORITY OR EXCHANGE HAS THE POWER TO COMPEL THE ENFORCEMENT OF THE RULES OF A FOREIGN BOARD OF TRADE OR ANY APPLICABLE FOREIGN LAWS.

MINIMUM INVESTMENT


  REGULAR ACCOUNTS:                        IRAS, OTHER TAX-EXEMPT ACCOUNTS, AND
                                           EXISTING INVESTORS:
  $5,000                                   $2,000
                                 ---------------

  Investors are required to make representations and warranties in connection with their investments. Each investor is encouraged to discuss this investment with his/her individual financial and tax advisers.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.


  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                              KENMAR ADVISORY CORP.

                                 MANAGING OWNER
                                 DECEMBER 31, 1999
                     (NOT FOR USE AFTER SEPTEMBER 30, 2000)

  NOTES TO COVER PAGE

         (1) The Units are being continuously offered on a "best efforts" basis without any firm underwriting commitment through registered broker-dealers ("Selling Agents") selected by Kenmar.

         Units are offered at the immediately following month-end Net Asset Value per Unit, which reflects the amount that could be realized upon redemption (before reduction for the redemption charge, if applicable).

         All Units for which subscriptions are accepted during a month are issued as of a single closing date as of the beginning of the immediately following month. Units participate in the profits and losses of the Fund on and after the date of such closing.

         Kenmar must accept or reject subscriptions within five business days of receipt. All investors will have the right to revoke their subscriptions and receive a refund of their invested funds for a period of five business days following receipt of this Prospectus. Rejected or revoked subscriptions will be returned without interest.

         Subscription documents must normally be received at least five calendar days before the end of a month in order to participate as of the first day of the immediately following month.

         Subscribers whose subscriptions are accepted will be notified of when their customer securities accounts will be debited in the amount of their subscriptions or their subscription checks cashed. Subscribers whose subscriptions are rejected will be notified of when their subscriptions will be (promptly) returned to them.

         There is no minimum number of Units which must be sold as of the beginning of any month for any Units then to be sold.





         (2) See "Plan of Distribution -- Selling Agents' Compensation" at page 39 for information relating to indemnification arrangements with respect to the Selling Agents.


         (3) No selling commissions will be paid from the proceeds of subscriptions. Kenmar, not the Fund, will pay the Selling Agents upfront selling commissions equal to 5% of the purchase price per Unit at the time of sale. Notwithstanding the foregoing, Selling Agents will not receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles.



         The Selling Agents will also receive ongoing "trailing commissions" or installment selling commissions on Units sold by their registered representatives. Trailing commissions will be paid to Selling Agents whose registered representatives agree to perform certain ongoing services, are registered with the Commodity Futures Trading Commission (the "CFTC") and have satisfied all applicable proficiency requirements (I.E., have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Fund Examination). Such "trailing commissions" will equal 3.5% per annum of the average beginning of month Net Asset Value per Unit SOLD, beginning with the thirteenth month after the subscription proceeds of a particular Unit are invested in the Fund (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles) and continuing for as long as such Unit remains outstanding. Installment selling commissions will be paid to Selling Agents in respect of Units where there is no CFTC-qualified registered representative to perform ongoing services. Installment selling commissions will be calculated in the same manner as above, but will be limited to 4.5% of the initial subscription price of such Units (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.




                              --------------------

  REGULATORY NOTICES

         THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) THE PROSPECTUS SUPPLEMENT, IF ANY, CONTAINING CERTAIN INFORMATION REGARDING THE CURRENT ADVISORS; AND (2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.
                              --------------------

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, KENMAR, THE SELLING AGENTS, THE ADVISORS OR ANY OTHER PERSON.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                              --------------------

         THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, TWO AMERICAN LANE, GREENWICH, CONNECTICUT 06831; TELEPHONE NUMBER
  (203) 861-1000. UNITHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, KENMAR WILL DISTRIBUTE REPORTS TO ALL UNITHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO THE FUND AS THE CFTC AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS SUCH AS THE FUND AND ANY SUCH OTHER INFORMATION AS KENMAR MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO UNITHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND'S FISCAL YEARS, AUDITED CERTIFIED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF UNITHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                              --------------------

         THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
  HEREIN: "KENMAR GLOBAL TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

                              --------------------

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT


         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.



         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 24 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 6.

         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 THROUGH 13.



         YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               KENMAR GLOBAL TRUST

                                TABLE OF CONTENTS


PROSPECTUS SECTION                                PAGE



          PART ONE
     DISCLOSURE DOCUMENT


  SUMMARY........................................  4
   OVERVIEW......................................  4
   RISK FACTORS..................................  4
   THE FUND AND ITS OBJECTIVES...................  4
   "BREAKEVEN TABLE".............................  5
   SUITABILITY...................................  7

  THE RISKS YOU FACE.............................  8
   (1) INVESTORS MUST NOT RELY ON THE PAST
       PERFORMANCE OF EITHER KENMAR OR THE
       FUND IN DECIDING WHETHER TO BUY UNITS.....  8

   (2) POSSIBLE TOTAL LOSS OF AN INVESTMENT IN
       THE FUND..................................  8

    (3)SPECULATIVE AND VOLATILE MARKETS; HIGHLY
       LEVERAGED TRADING.........................  8
   (4) FEES AND COMMISSIONS ARE CHARGED
       REGARDLESS OF PROFITABILITY AND ARE SUBJECT
       TO CHANGE.................................  8
   (5) IMPORTANCE OF MARKET CONDITIONS
       TO PROFITABILITY..........................  8
   (6) DISCRETIONARY TRADING STRATEGIES
       MAY INCUR SUBSTANTIAL LOSSES..............  8
   (7) DECISIONS BASED UPON FUNDAMENTAL
       ANALYSIS MAY NOT RESULT IN
       PROFITABLE TRADING........................  9
   (8) INCREASE IN ASSETS UNDER MANAGEMENT
       MAY AFFECT TRADING DECISIONS..............  9
   (9) NO ASSURANCE OF ADVISORS' CONTINUED
       SERVICES..................................  9
   (10)LIMITED ABILITY TO LIQUIDATE YOUR
       INVESTMENT ...............................  9
   (11)POSSIBLE ILLIQUID MARKETS.................  9
   (12)THE FUND DOES NOT ACQUIRE ANY ASSET
       WITH INTRINSIC VALUE...................... 10
   (13)NON-CORRELATED, NOT NEGATIVELY
       CORRELATED, PERFORMANCE OBJECTIVE......... 10
   (14)BROAD INDICES MAY PERFORM QUITE
       DIFFERENTLY FROM INDIVIDUAL INVESTMENTS... 10
   (15)DISTORTION IN PROFIT SHARE AND INCENTIVE
       FEE CALCULATIONS.......................... 10
   (16)ADVISORS TRADING INDEPENDENTLY
       OF EACH OTHER MAY REDUCE
       RISK CONTROL POTENTIAL.................... 10
   (17)TRADING ON COMMODITY EXCHANGES
       OUTSIDE THE UNITED STATES IS NOT
       SUBJECT TO U.S. REGULATION................ 10
   (18)CONFLICTS OF INTEREST..................... 11
   (19)UNITHOLDERS TAXED CURRENTLY............... 11
   (20)LIMITATION ON DEDUCTIBILITY
       OF "INVESTMENT ADVISORY FEES"............. 11
   (21)TAXATION OF INTEREST INCOME
       IRRESPECTIVE OF TRADING LOSSES............ 11
   (22)POSSIBILITY OF A TAX AUDIT OF BOTH
       THE FUND AND UNITHOLDERS.................. 12
   (23)FAILURE OF BROKERAGE FIRMS; DEFAULT
       BY CLEARING BROKER........................ 12
   (24)REGULATORY MATTERS MAY ALTER THE NATURE
       OF AN INVESTMENT IN THE FUND.............. 12
   (25)FUND TRADING IS NOT TRANSPARENT
       TO INVESTORS.............................. 12
   (26)LACK OF INDEPENDENT EXPERTS
       REPRESENTING INVESTORS.................... 12
   (27)FORWARDS, SWAPS, HYBRIDS AND OTHER
       DERIVATIVES ARE NOT SUBJECT TO CFTC
       REGULATION................................ 13
   (28)POSSIBILITY OF TERMINATION OF THE FUND
       BEFORE EXPIRATION OF ITS STATED TERM...... 13
   (29)POSSIBLE EFFECTS OF THE EUROPEAN
       MONETARY UNION............................ 13
   (30)YEAR 2000 ISSUES.......................... 13


  THE FUND AND ITS OBJECTIVES.................... 14
   OBJECTIVES.................................... 14
   INVESTMENT PHILOSOPHY......................... 14
   DIVERSIFICATION............................... 15
   THE ADVISORS.................................. 18
   ADVISOR SUMMARIES............................. 18

  KENMAR ADVISORY CORP........................... 20
   BACKGROUND AND PRINCIPALS..................... 20
   MANAGEMENT OF TRADERS......................... 21
   FIDUCIARY OBLIGATIONS OF KENMAR............... 21
   FIDUCIARY AND REGULATORY DUTIES............... 22
   INVESTMENT OF KENMAR IN THE FUND.............. 23


  USE OF PROCEEDS................................ 23


  CHARGES........................................ 24
   CHARGES PAID BY THE FUND...................... 24
       ORGANIZATIONAL AND INITIAL OFFERING
          COSTS.................................. 25
       BROKERAGE COMMISSIONS..................... 25
       MISCELLANEOUS EXECUTION COSTS............. 25
       "BID-ASK" SPREADS......................... 25
       PROFIT SHARES AND INCENTIVE FEES.......... 25
       ONGOING OPERATING, SELLING AND
          ADMINISTRATIVE COSTS................... 27
       EXTRAORDINARY EXPENSES.................... 27
   REDEMPTION CHARGES............................ 27
   CHARGES PAID BY KENMAR........................ 27
       SELLING COMMISSIONS; "TRAILING
       COMMISSIONS".............................. 28
       CONSULTING FEES........................... 28

  THE CLEARING BROKERS........................... 28
   ING BARINGS................................... 28
   PAINEWEBBER................................... 28




  CONFLICTS OF INTEREST.......................... 29
   GENERAL....................................... 29
   KENMAR........................................ 30
   THE ADVISORS.................................. 30

   THE CLEARING BROKERS AND
      EXECUTING BROKERS.......................... 30
   SELLING AGENTS................................ 30
   PROPRIETARY TRADING/OTHER CLIENTS............. 31

  REDEMPTIONS AND DISTRIBUTIONS.................. 31

  THE FUND AND THE TRUSTEE....................... 32
   PRINCIPAL OFFICE; LOCATION OF RECORDS......... 32
   CERTAIN ASPECTS OF THE FUND................... 32
   THE TRUSTEE................................... 32

   MANAGEMENT OF FUND AFFAIRS; VOTING BY
      UNITHOLDERS...............................  33
   RECOGNITION OF THE FUND IN CERTAIN STATES..... 33

   POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED
      BY UNITHOLDERS; INDEMNIFICATION OF THE
      FUND BY UNITHOLDERS........................ 34
   TRANSFERS OF UNITS RESTRICTED ................ 34
   REPORTS TO UNITHOLDERS........................ 34
    GENERAL...................................... 34



  FEDERAL INCOME TAX CONSEQUENCES................ 35
   PARTNERSHIP TAX STATUS OF THE FUND............ 35

   TAXATION OF UNITHOLDERS ON PROFITS
     OR LOSSES OF THE FUND....................... 35

   LIMITED DEDUCTIBILITY FOR CERTAIN
     EXPENSES...................................  35

   YEAR-END MARK-TO-MARKET OF
      OPEN POSITIONS............................. 35

   TAX ON CAPITAL GAINS AND LOSSES;
      INTEREST INCOME............................ 36
   SYNDICATION EXPENSES.......................... 36
   UNRELATED BUSINESS TAXABLE INCOME............. 36
   IRS AUDITS OF THE FUND AND ITS UNITHOLDERS.... 36
   STATE AND OTHER TAXES......................... 36

  PURCHASES BY EMPLOYEE BENEFIT PLANS............ 36
   GENERAL....................................... 37
   "PLAN ASSETS"................................. 37
   INELIGIBLE PURCHASERS......................... 38

  PLAN OF DISTRIBUTION..........................  38
   SUBSCRIPTION PROCEDURE........................ 38
   SUBSCRIBERS' REPRESENTATIONS AND
       WARRANTIES................................ 39
   SELLING AGENTS' COMPENSATION.................. 39

  LEGAL MATTERS.................................  40

  EXPERTS........................................ 40

  ADDITIONAL INFORMATION......................... 40

  RECENT FINANCIAL INFORMATION AND ANNUAL
   REPORTS....................................... 40

  PERFORMANCE OF KENMAR GLOBAL TRUST............. 41

  SELECTED FINANCIAL DATA ....................... 42


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS ................................ 43
   OPERATIONAL OVERVIEW; ADVISOR SELECTIONS...... 43
   LIQUIDITY..................................... 44
   RESULTS OF OPERATIONS......................... 44
       GENERAL................................... 44
       PERFORMANCE SUMMARY....................... 45
   CAPITAL RESOURCES............................. 45

  INDEX OF DEFINED TERMS......................... 47

  THE ADVISORS................................... 48


  PERFORMANCE OF COMMODITY POOLS
      OPERATED BY KENMAR......................... 95

  INVESTMENT FACTORS............................. 99


  INDEX TO FINANCIAL STATEMENTS..................F-1


  KENMAR GLOBAL TRUST STATEMENTS OF
     FINANCIAL CONDITION AS OF SEPTEMBER 30,
     1999 (UNAUDITED) AND
     DECEMBER 31, 1998 (AUDITED).................F-2

  KENMAR GLOBAL TRUST STATEMENTS OF
     OPERATIONS FOR THE THREE
     MONTHS AND NINE MONTHS ENDED
     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED).....F-3

  KENMAR GLOBAL TRUST STATEMENTS OF
     CASH FLOWS FOR THE NINE MONTHS ENDED
     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED).....F-4

  KENMAR GLOBAL TRUST STATEMENTS OF
     CHANGES IN UNITHOLDERS' CAPITAL
     (NET ASSET VALUE) FOR THE NINE MONTHS
     ENDED SEPTEMBER 30, 1999 AND 1998
     (UNAUDITED).................................F-5

  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)......F-6


  KENMAR GLOBAL TRUST INDEPENDENT
     AUDITOR'S REPORT............................F-11


  KENMAR GLOBAL TRUST STATEMENTS
   OF FINANCIAL CONDITION AS OF
   DECEMBER 31, 1998 AND 1997....................F-12


  KENMAR GLOBAL TRUST STATEMENTS
   OF OPERATIONS FOR THE YEARS ENDED
   DECEMBER 31, 1998 AND 1997 AND FOR
   THE PERIOD JULY 17, 1996 (INCEPTION) TO
   DECEMBER 31, 1996.............................F-13


  KENMAR GLOBAL TRUST STATEMENTS
   OF CASH FLOWS FOR THE YEARS ENDED
   DECEMBER 31, 1998 AND 1997 AND FOR
   THE PERIOD JULY 17, 1996 (INCEPTION) TO
   DECEMBER 31, 1996.............................F-14


  KENMAR GLOBAL TRUST STATEMENTS OF
   CHANGES IN UNITHOLDERS' CAPITAL
   (NET ASSET VALUE) FOR THE YEARS ENDED
   DECEMBER 31, 1998 AND 1997 AND FOR
   THE PERIOD JULY 17, 1996 (INCEPTION) TO
   DECEMBER 31, 1996.............................F-15

  KENMAR GLOBAL TRUST NOTES TO FINANCIAL
   STATEMENTS....................................F-16

  KENMAR ADVISORY CORP. INDEPENDENT
   AUDITOR'S REPORT..............................F- 21

  KENMAR ADVISORY CORP.  STATEMENT
   OF FINANCIAL CONDITION AS OF
   SEPTEMBER 30, 1998 (AUDITED)..................F-22

  KENMAR ADVISORY CORP. NOTES TO
   STATEMENT OF FINANCIAL
   CONDITION.....................................F- 23



                            PART TWO
                     STATEMENT OF ADDITIONAL
                           INFORMATION

  THE FUTURES AND FORWARD MARKETS.....................1
   FUTURES AND FORWARD CONTRACTS......................1
   HEDGERS AND SPECULATORS............................1
   COMMODITY EXCHANGES................................2
   SPECULATIVE POSITION AND DAILY
   PRICE FLUCTUATION LIMITS...........................2
   MARGINS............................................3


  EXHIBIT A--AMENDED AND RESTATED
   DECLARATION OF TRUST AND
   TRUST AGREEMENT..................................TA-1
   ANNEX--REQUEST FOR REDEMPTION

  EXHIBIT B--SUBSCRIPTION REQUIREMENTS..............SR-1

  EXHIBIT C--SUBSCRIPTION INSTRUCTIONS,
    SUBSCRIPTION AGREEMENT AND
    POWER OF ATTORNEY...............................SA-(i)


                 SUMMARY


   THE NATURE OF AN INVESTMENT IN THE FUND IS COMPLEX
      AND MUST BE CAREFULLY REVIEWED BY ANY PERSON
      CONSIDERING PURCHASING UNITS. THE FOLLOWING
       SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE
         INFORMATION SET FORTH ELSEWHERE IN
                 THIS PROSPECTUS.
               --------------------


  OVERVIEW


- EXPERIENCED MANAGING OWNER AND ADVISORS. SEE "THE FUND AND ITS OBJECTIVES -- THE ADVISORS" AT PAGE 18 AND "KENMAR ADVISORY CORP." AT PAGE 20.


- ACCESS TO A WIDE RANGE OF DOMESTIC AND INTERNATIONAL MARKETS. SEE "THE FUND AND ITS OBJECTIVES -- DIVERSIFICATION" AT PAGE 15.


- DIVERSIFICATION AMONG TRADING STRATEGIES. SEE "THE FUND AND ITS OBJECTIVES -- INVESTMENT PHILOSOPHY" AT PAGE 14.


- INVESTING IN A MANAGED FUTURES FUND CAN BE AN EFFECTIVE WAY TO GLOBALLY DIVERSIFY A PORTFOLIO. SEE "INVESTMENT FACTORS -- VALUE OF DIVERSIFYING INTO MANAGED FUTURES" AT PAGE 100

- OFFERING THE ADVANTAGES OF (I) LIMITED LIABILITY WHILE PARTICIPATING IN HIGHLY LEVERAGED TRADING, (II) MONTHLY REDEMPTION RIGHTS (BEGINNING AT THE END OF THE SIXTH MONTH AFTER PURCHASE), AND (III) ADMINISTRATIVE CONVENIENCE IN A FUND IMPLEMENTING COMPLEX TRADING STRATEGIES IN DOMESTIC AND INTERNATIONAL MARKETS. SEE "INVESTMENT FACTORS-- ADDITIONAL ADVANTAGES OF MANAGED FUTURES INVESTMENTS" AT PAGE 104 AND "REDEMPTIONS AND DISTRIBUTIONS" AT PAGE 31.



  RISK FACTORS

      AN INVESTMENT IN THE FUND IS SPECULATIVE
        AND INVOLVES A HIGH DEGREE OF RISK.



- PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS; ALL OR SUBSTANTIALLY ALL OF AN INVESTMENT COULD BE LOST. SEE "COMMODITY FUTURES TRADING COMMISSION--RISK DISCLOSURE STATEMENT" AT PAGE 1 AND "THE RISKS YOU FACE--(1) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR OR THE FUND IN DECIDING WHETHER TO BUY UNITS" AND "THE RISKS YOU FACE-- (2) POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND" AT PAGE 8.


- THE FUND'S TRADING IS HIGHLY LEVERAGED AND TAKES PLACE IN VERY VOLATILE MARKETS. SEE "THE FUND AND ITS OBJECTIVES" AT PAGE 14 AND "THE RISKS YOU FACE -- (3) SPECULATIVE AND VOLATILE MARKETS; HIGHLY LEVERAGED TRADING" AT PAGE 8.

- THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES AND WILL BE SUCCESSFUL ONLY IF SIGNIFICANT PROFITS ARE ACHIEVED. THE FUND MUST GENERATE TRADING PROFITS OF 9.31% PER ANNUM, BEFORE ANY APPLICABLE REDEMPTION
         CHARGE, TO BREAKEVEN. ASSUMING THE INVESTOR REDEEMS IN THE FIRST YEAR AND, THUS, IS ASSESSED A 3% REDEMPTION PENALTY, OVERALL TRADING PROFITS OF APPROXIMATELY 12.41% OF THE FUND'S AVERAGE BEGINNING OF MONTH NET ASSETS MUST BE EARNED DURING THE FIRST YEAR OF TRADING IN ORDER TO BREAKEVEN. SEE "--BREAKEVEN TABLE," AT PAGE 6, "CHARGES" AT PAGE 24 AND "THE RISKS YOU FACE -- (4) FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE" AT PAGE 8.


- CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS PERIODS WITHOUt MAJOR PRICE MOVEMENTS -- SIGNIFICANTLy REDUCE THE POTENTIAL FOR CERTAIN ADVISORS TO TRADE SUCCESSFULLY. SEE "THE RISKS YOU FACE (5) -- IMPORTANCE OF MARKET CONDITIONS To PROFITABILITY" AT PAGE 8.



  THE FUND AND ITS OBJECTIVES

         The Fund is a multi-advisor, multi-strategy managed futures investment portfolio. The Fund trades under the management of multiple Advisors selected from time to time by Kenmar.

         Kenmar has substantial experience in managing multi-advisor portfolios, implementing both quantitative and qualitative methods of individual advisor selection and asset allocation, as well as overall portfolio design. The Advisors trade entirely independently of each other, implementing proprietary strategies in the markets of their choice. The Fund has access to global futures, forward and options trading with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy.

         In addition to selecting, and allocating and reallocating Fund assets among Advisors, Kenmar monitors and adjusts the overall leverage at which the Fund trades; provided that the Fund's commitment to the Advisors will not exceed 100% of total Fund equity. There are, and recur, periods in the markets during which it is unlikely that any Advisor or group of Advisors will achieve profitability. By having the ability to deleverage the Fund's market commitment to below its actual equity during such periods, Kenmar could help preserve capital while awaiting more favorable market cycles.

         Under the Fund's Declaration of Trust, Wilmington Trust Company, the Fund's Trustee, has delegated to Kenmar the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of Kenmar, nor will the Trustee have any liability for the acts or omissions of Kenmar.

         THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS RATE OF RETURN OR DIVERSIFICATION OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.

  KENMAR ADVISORY CORP.



         Kenmar, a Connecticut corporation originally formed in 1983 as a New York corporation, and its affiliates have been sponsoring and managing single-and multi-advisor funds for over a decade. As of September 30, 1999, Kenmar and its affiliates were acting as trading manager for commodity pools and accounts with total capital (excluding "notional" funds) of approximately
   $819 million, of which approximately $144 million was invested in commodity pools operated by Kenmar.


         The principal office of the Fund is c/o Kenmar Advisory Corp., Two American Lane, Greenwich, Connecticut 06831. The telephone number of the Fund and Kenmar is (203) 861-1000.

  SEE "PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR" FOR THE PERFORMANCE OF OTHER COMMODITY POOLS MANAGED BY KENMAR.

  THE ADVISORS

         The Advisors are all well-established in the managed futures industry and have, in the past, demonstrated the ability to make substantial profits in a wide range of different market conditions. These Advisors, collectively, represent a range of technical, systematic, fundamental and discretionary methodologies, with extensive experience trading both proprietary and client capital. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FACT THAT AN ADVISOR HAS TRADED SUCCESSFULLY IN THE PAST DOES NOT MEAN THAT SUCH ADVISOR WILL DO SO IN THE FUTURE.


         As of December 1, 1999, the Core Advisors were collectively managing approximately $7.5 billion in managed futures accounts in which their clients (and in certain cases the Core Advisors themselves) had invested approximately $630 million in the trading programs being used for the Fund.


  TAX STATUS OF THE FUND


         In the opinion of counsel, the Fund is properly classified as a partnership for federal income tax purposes. Unitholders will pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the Fund's trading gains and losses will be treated as capital gains or losses for tax purposes; interest income received by the Fund will be treated as ordinary income. See "Federal Income Tax Consequences " at page 35.


  "BREAKEVEN TABLE"

         The "Breakeven Table" below indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units to equal the amount originally invested twelve months after issuance (assuming the Units are redeemed during months 7-12 and, therefore, are subject to a 3% redemption charge). Redemptions during months 13-18 are subject to a 2% charge. Redemptions after the 18th month are redeemed at Net Asset Value (no charge).

         THE "BREAKEVEN TABLE," AS PRESENTED, IS NOT AFFECTED BY THE SIZE OF THE FUND. THE FUND'S CAPITALIZATION DOES NOT DIRECTLY AFFECT THE LEVEL OF ITS CHARGES AS A PERCENTAGE OF NET ASSET VALUE, AS THE FUND HAS NO FIXED DOLLAR AMOUNT, AS OPPOSED TO (I) PERCENTAGE OF ASSETS, (II) PERCENTAGE OF PROFITS OR
  (III) PER-TRADE COSTS (EACH OF WHICH WILL, OR SHOULD, EQUAL APPROXIMATELY THE SAME PERCENTAGE OF THE FUND'S EQUITY, WHATEVER ITS SIZE), OTHER THAN ADMINISTRATIVE EXPENSES (WHICH ARE ASSUMED IN THE "BREAKEVEN
   TABLE"TO EQUAL THE MAXIMUM ESTIMATED PERCENTAGE OF THE FUND'S AVERAGE BEGINNING OF MONTH NET ASSETS). IN ORDER FOR COLUMN II IN THE "BREAKEVEN TABLE" TO PRESENT ABSOLUTE DOLLAR AMOUNT "BREAKEVEN" FIGURES, IT HAS BEEN ASSUMED THAT THE AVERAGE BEGINNING OF MONTH NET ASSETS ATTRIBUTABLE TO AN INITIAL INVESTMENT DURING THE TWELVE-MONTH "BREAKEVEN" PERIOD EQUALS THE AMOUNT OF SUCH INITIAL INVESTMENT. THIS IS, IN FACT, UNLIKELY TO BE THE
  CASE.



                                "BREAKEVEN TABLE"



                                                                               PERCENTAGE RETURN            DOLLAR RETURN
           EXPENSES (1)                                                              REQUIRED                 REQUIRED
      WHICH MUST BE OFFSET                                                         FIRST TWELVE      ($5,000 INITIAL INVESTMENT)
        TO "BREAK EVEN"                                                               MONTHS              FIRST TWELVE MONTHS
                                                                                  OF INVESTMENT             OF INVESTMENT
      --------------------                                                     -----------------     --------------------------

  Brokerage Commissions (2)                                                           11.00%                     $550.00
  Administrative Expenses (3)                                                          1.00%                      $50.00
  Miscellaneous Execution Costs (4)                                                    0.25%                      $12.50
  Advisors' Profit Shares (5)                                                          2.00%                     $100.00
  Kenmar Incentive Fee (6)                                                             0.15%                       $7.50
  Redemption Charge (7)                                                                3.10%                     $155.00
  Interest Income (8)                                                                 (5.09)%                   $(254.50)
                                                                                      =======                     ======
  RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR                                    12.41 %                    $620.50
  "BREAK EVEN" IF UNITS ARE REDEEMED ON OR BEFORE THE                                 ======                     =======
  12TH MONTH-END FOLLOWING SALE.

  RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR                                    11.35 %                    $567.50
  "BREAK EVEN" IF UNITS ARE REDEEMED ON THE 13TH
  MONTH-END THROUGH THE 18TH MONTH-END FOLLOWING SALE.

  RETURN ON $5,000 INITIAL INVESTMENT REQUIRED FOR                                     9.31 %                    $465.50
  "BREAK EVEN" IF UNITS ARE REDEEMED AFTER THE 18TH                                    =====                     =======
  MONTH-END FOLLOWING SALE.


  NOTES TO "BREAKEVEN TABLE"

   (1) See "Charges" at page 24 for an explanation of the expenses included in the "Breakeven Table."
   (2) Paid to Kenmar each month. Kenmar pays all floor brokerage, exchange, clearing and NFA fees, selling compensation, trailing commissions and Advisors' Consulting Fees from this amount.
   (3) Administrative expenses are paid as incurred, but for this "Breakeven Table" such expenses are assumed to be the maximum estimated amount.
   (4) Estimated; paid on a per-transaction basis. "Bid-ask" spreads are not included due to the difficulty of determining such spreads, which may constitute a significant cost to the Fund.

      (5) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Fund. Consequently, it is not possible to determine the amount of Profit Shares, if any, that would be payable in a "breakeven" year. Kenmar believes that 2.00% of average beginning of month Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate.
      (6) No Incentive Fee might, in fact, be due despite the approximately 3.1% Net Asset Value gain necessary to offset the redemption charge of $155 (based on an initial $5,000 investment). See "Charges -- Profit Shares and Incentive Fees" at page 25. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of such 3.1% gain.
      (7) Redemption charges for purposes of this "breakeven" analysis equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 Net Asset Value required so that after subtraction of the 3% redemption charge, the investor would receive net redemption proceeds of $5,000.
      (8) Interest income is estimated based on current rates.


              -----------------------------------------------------



  SUITABILITY

         THE FUND TRADES AT A HIGH DEGREE OF LEVERAGE IN HIGHLY VOLATILE MARKETS. AN INVESTMENT IN THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVES.

         NO SUBSCRIBER MAY INVEST MORE THAN 10% OF HIS OR HER NET WORTH (IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND. SUBSCRIBERS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.


         SEE EXHIBIT B OF THIS PROSPECTUS FOR A LISTING OF THE SPECIFIC SUITABILITY REQUIREMENTS APPLICABLE TO AN INVESTMENT IN THE UNITS.



          THE UNITS ARE SPECULATIVE AND
          INVOLVE A HIGH DEGREE OF RISK.


  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

                               THE RISKS YOU FACE

  (1) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR OR THE FUND IN DECIDING WHETHER TO BUY UNITS

         The future performance of the Fund is not predictable, and no assurance can be given that the Fund will perform successfully in the future.


         PROSPECTIVE INVESTORS SHOULD NOTE THAT KENMAR REPLACED MOST OF THE ADVISORS AS OF DECEMBER 1, 1999 AND HAS ALTERED ITS ALLOCATION STRATEGY TO INCLUDE A CORE GROUP OF ADVISORS AS WELL AS A NON-CORE GROUP OF ADVISORS. KENMAR ANTICIPATES ACTIVELY REALLOCATING FUND ASSETS AMONG THE NON-CORE ADVISORS.


         Past performance is not necessarily indicative of future results.

  (2)  POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND

          Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

  (3) SPECULATIVE AND VOLATILE MARKETS; HIGHLY LEVERAGED TRADING

         The markets in which the Fund trades are speculative, highly leveraged and involve a high degree of risk. Each Advisor's trading considered individually involves a significant risk of incurring large losses, and there can be no assurance that the Fund as a whole will not incur such losses.

         Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, as does the Fund, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. MARKET VOLATILITY AND LEVERAGE MEAN THAT THE FUND COULD INCUR SUBSTANTIAL LOSSES, POTENTIALLY IMPAIRING ITS EQUITY BASE AND ABILITY TO ACHIEVE ITS LONG-TERM PROFIT OBJECTIVES EVEN IF FAVORABLE MARKET CONDITIONS SUBSEQUENTLY DEVELOP.

  (4) FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE

         The Fund is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on the Fund's profitability. Included in these charges are brokerage fees and operating expenses. On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of the Fund's forward contracts by its counterparties in addition to the brokerage fees paid by the Fund. It is not possible to quantify the "bid-ask" spreads paid by the Fund because the Fund cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the Fund's expenses could, over time, result in significant losses to your investment.

  (5)  IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY

         The trading systems used by certain Advisors for the Fund are technical, trend-following methods. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends.

         The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Advisors historic price analysis could establish positions on the wrong side of the price movements caused by such events.

  (6)  DISCRETIONARY TRADING STRATEGIES MAY INCUR SUBSTANTIAL LOSSES

         Traders that implement discretionary trading strategies may be more prone to subjective judgments having potentially adverse effects on their performance than systematic traders, which emphasize eliminating the effects of "emotionalism" on their trading. See "The Advisors -- Futures Trading Methods in General" for a description of this trading method. Reliance on trading judgment may, over time, produce less consistent trading results than implementing a systematic approach. Discretionary traders, like trend-following traders, are unlikely to be profitable unless major price movements occur. Discretionary traders are highly unpredictable, and can incur substantial losses even in apparently favorable markets.

  (7) DECISIONS BASED UPON FUNDAMENTAL ANALYSIS MAY NOT RESULT IN PROFITABLE TRADING

         Traders that utilize fundamental trading strategies attempt to examine factors external to the trading market that affect the supply and demand for a particular futures and forward contracts in order to predict future prices. See "The Advisors -- Futures Trading Methods in General" for a description of this trading method. Such analysis may not result in profitable trading because the analyst may not have knowledge of all factors affecting supply and demand, prices may often be affected by unrelated factors, and purely fundamental analysis may not enable the trader to determine quickly that previous trading decisions were incorrect. In addition, because of the breadth of fundamental data that exists, a fundamental trader may not be able to follow developments in all such data, but instead may specialize in analyzing a narrow set of data, requiring trading in fewer markets. Consequently, a fundamental trader may have less flexibility in adverse markets to trade other futures and forward markets than traders that do not limit the number of markets traded as a result of a specialized focus.

  (8)  INCREASE IN ASSETS UNDER MANAGEMENT MAY AFFECT TRADING DECISIONS

         Many of the Advisors' current equity under management is at or near its all-time high. No Advisor has agreed to limit the amount of additional equity which it may manage, and each is actively engaged in seeking major new accounts. The more equity an Advisor manages, the more difficult it may be for that Advisor to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require one or more of the Advisors to modify trading decisions for the Fund which could have a detrimental effect on your investment.


  (9)  NO ASSURANCE OF ADVISORS' CONTINUED SERVICES


         There is no assurance that any Advisor will be willing or able to continue to provide advisory services to the Fund for any length of time. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. For example, Kenmar has been required to replace an Advisor that resigned from trading the Fund's account under the terms of its Advisory Agreement. In addition, Kenmar must allocate Advisor availability among its different funds, including the Fund, and may, accordingly, allocate to the Fund less (and perhaps none) of an Advisor's available capacity than Kenmar might otherwise consider to be in the best interests of the Fund. The timing of Kenmar's Advisor selections and the amount of assets allocated to an Advisor may also be affected from time to time by the procedural requirements of maintaining an ongoing offering of the Units. See "Conflicts of Interest" at page 29. Kenmar may not be able to obtain the services of the Advisor group that Kenmar would otherwise consider to be most advantageous for the Fund.


  (10)  LIMITED ABILITY TO LIQUIDATE YOUR INVESTMENT

         There is no secondary market for the Units. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, Units may be redeemed only as of the close of business on the last day of a calendar month and only beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units will be subject to redemption charges, payable to Kenmar, equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. Requests for redemption must be received at least 10 calendar days before the proposed date of redemption.

         Transfers of Units are subject to limitations, such as 30 days advance notice of any intent to transfer. Also, Kenmar may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund.

  (11)  POSSIBLE ILLIQUID MARKETS

         Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

         Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Advisors acquire for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

  (12)  THE FUND DOES NOT ACQUIRE ANY ASSET WITH INTRINSIC VALUE

         Futures trading is risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while the Fund trades unprofitably.


  (13)  NON-CORRELATED, NOT NEGATIVELY CORRELATED, PERFORMANCE OBJECTIVE

         Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or VICE VERSA. The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and off-setting loss. If the Fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Fund may have no gains to offset your losses from other investments.

  (14)  BROAD INDICES MAY PERFORM QUITE DIFFERENTLY FROM INDIVIDUAL INVESTMENTS

         In the discussion under "Investment Factors," the concepts of overall portfolio diversification and non-correlation of asset classes are discussed and illustrated by the use of a generally accepted index that represents each asset category. Stocks are represented by the S&P 500 Index and EAFE Index, bonds by the Lehman Long-Term Government Bond Index, and futures funds by the MAR Fund/Pool Qualified Universe Index. Because each index is a dollar-weighted average of the returns of multiple underlying investments, the overall index return may be quite different from the return of any individual investment. For example, the "MAR Fund/Pool Qualified Universe" is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds. Accordingly, such index reflects the volatility and risk of loss characteristics of a very broadly diversified universe of advisors and not of a single fund or advisor. Therefore, the Fund's performance will be different than that of the MAR Fund/Pool Qualified Universe.

  (15)  DISTORTION IN PROFIT SHARE AND INCENTIVE FEE CALCULATIONS


         The Advisors' Profit Shares and Kenmar's Incentive Fee are calculated on the basis of New Trading Profit (as defined) and New Overall Appreciation (as defined), determined respectively on the basis of the performance of each Advisor's Fund account and of the Fund as a whole. Because Units are purchased at different times, but Profit Shares and Incentive Fees are assessed equally to all Units, disparities between a particular Unitholder's investment experience in the Fund and the Profit Shares and Incentive Fees to which such Unitholder's Units will be subject will develop as a result of the Profit Shares and Incentive Fees being paid by the Fund's account managed by each Advisor and by the Fund, respectively. See "Charges" at page 24. Certain investors' Units could be subject to Profit Shares and Incentive Fees despite having declined in Net Asset Value from their purchase price. The Fund's allocations of Profit Shares and Incentive Fees are subject to distortions as a result of the timing of subscriptions and redemptions. See "Charges - Profit Shares and Incentive Fees."


  (16) ADVISORS TRADING INDEPENDENTLY OF EACH OTHER MAY REDUCE RISK CONTROL POTENTIAL

         The Advisors trade entirely independently of each other. Consequently, the Advisors may implement their strategies for their Fund accounts in ways that could significantly reduce the risk control potential that Kenmar had analyzed to be an important feature of a particular Advisor combination. Two Advisors may, from time to time, take opposite positions for the Fund, eliminating any possibility of the Fund profiting from these positions considered as a whole. There are substantial opportunity costs to Kenmar's multi-advisor strategy. Furthermore, the Fund's multi-advisor structure will not necessarily control the risk of speculative futures trading. Multi-advisor funds have in the past lost 5% or more of their equity in a single day.

  (17) TRADING ON COMMODITY EXCHANGES OUTSIDE THE UNITED STATES IS NOT SUBJECT TO U.S. REGULATION

         The Advisors may engage in a significant amount of trading on commodity exchanges outside the

  United States on behalf of the Fund. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges. In trading contracts denominated in currencies other than U.S. dollars, the Fund will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. See the last paragraph of the "Commodity Futures Trading Commission -- Risk Disclosure Statement" on page 1 of this Prospectus. INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE FUND'S TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD THE ADVISORS LIMITED THEIR TRADING TO U.S. MARKETS.

  (18)  CONFLICTS OF INTEREST

         Kenmar has a conflict of interest because it acts as the managing owner for the Fund.

         The fact that Kenmar will receive an annual Incentive Fee equal to 5% of any New Overall Appreciation (as defined herein) may lead Kenmar to select Advisors that trade in a more "risky" or speculative manner than those that Kenmar might otherwise choose. Kenmar receives 5% as an incentive fee, of any New Overall Appreciation of the Fund, but not 5% of its losses.

         Selling Agents will be entitled to ongoing compensation as a result of their clients remaining in the Fund, so a conflict exists between the agent's interest in maximizing compensation and in advising their clients to make investment decisions in such clients' best interests.

         Other conflicts are also present in the operation of the Fund. See "Conflicts of Interest."

  (19)  UNITHOLDERS TAXED CURRENTLY


         Unitholders are subject to tax each year on their allocable share of the Fund's income or gains (if any), despite the fact that Kenmar does not intend to make any distributions to Unitholders. Consequently, Unitholders will be required either to redeem Units or to make use of other sources of funds to discharge their tax liabilities in respect of any profits earned by the Fund. See "Federal Income Tax Consequences" at page 35.


         In comparing the Fund's profit objectives with the performance of more familiar securities in which one might invest, prospective investors must recognize that if they purchased equity or debt, there probably would be no tax due on the appreciation in the value of such holdings until disposition. In the case of the Fund, on the other hand, a significant portion of any appreciation in the Net Asset Value per Unit must be paid in taxes by the Unitholders every year, resulting in a substantial cumulative reduction in their net after-tax returns. Because Unitholders will be taxed currently on their allocable share of the Fund's income or gains, the Fund may trade successfully but investors nevertheless would have recognized significantly greater gains on an after-tax basis had they invested in conventional stocks with comparable performance.

         THE PERFORMANCE INFORMATION INCLUDED IN THIS PROSPECTUS IS PRESENTED EXCLUSIVELY ON A PRE-TAX BASIS.

  (20)  LIMITATION ON DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES"


         Non-corporate Unitholders may be required to treat the amount of any Profit Shares, Incentive Fees, brokerage commissions and other expenses of the Fund as "investment advisory fees" which may be subject to substantial restrictions on deductibility for federal income tax purposes. In the absence of further regulatory or statutory clarification, Kenmar is not classifying these expenses as "investment advisory fees," but this is a position to which the Internal Revenue Service (the "IRS") may object. IF A SUBSTANTIAL PORTION OF THE FUND'S FEES AND OTHER EXPENSES WERE CHARACTERIZED AS "INVESTMENT ADVISORY FEES," AN INVESTMENT IN THE FUND MIGHT NO LONGER BE ECONOMICALLY VIABLE.


  (21)   TAXATION OF INTEREST INCOME IRRESPECTIVE OF TRADING LOSSES

         The Net Asset Value per Unit reflects the trading profits and losses as well as the interest income earned and expenses incurred by the Fund. However, losses on the Fund's trading will be almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year in the case of non-corporate taxpayers. Consequently, if a non-corporate Unitholder had, for example, an allocable trading (I.E., capital) loss of $10,000 in a given fiscal year and allocable interest income (after reduction for expenses) of $5,000, the Unitholder would have incurred a net loss in the Net Asset Value of his or her Units equal to $5,000 but would recognize taxable income of $2,000. THE LIMITED DEDUCTIBILITY OF CAPITAL LOSSES FOR NON-CORPORATE UNITHOLDERS COULD RESULT IN SUCH UNITHOLDERS HAVING A TAX LIABILITY IN RESPECT OF

  THEIR INVESTMENT IN THE FUND DESPITE INCURRING A FINANCIAL LOSS ON THEIR
  UNITS.

  (22)  POSSIBILITY OF A TAX AUDIT OF BOTH THE FUND AND UNITHOLDERS

         There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit results in an adjustment, Unitholders could themselves be audited as well as being required to pay additional taxes, interest and possibly penalties.


         PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS. SEE "FEDERAL INCOME TAX CONSEQUENCES" AT PAGE 35.



  (23)  FAILURE OF BROKERAGE FIRMS; DEFAULT BY CLEARING BROKER

         The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Clearing Brokers fail to do so, the assets of the Fund might not be fully protected in the event of their bankruptcy. Furthermore, in the event of a Clearing Broker's bankruptcy, the Fund could be limited to recovering only a PRO RATA share of all available funds segregated on behalf of the Clearing Broker's combined customer accounts, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with the Clearing Broker as margin) was held by the Clearing Broker. The Clearing Brokers have been the subject of certain regulatory and private causes of action. The material actions are described under "The Clearing Brokers."

         Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections with respect to the Fund's trading in forward contracts.

  (24)  REGULATORY MATTERS MAY ALTER THE NATURE OF AN INVESTMENT IN THE FUND

         Due to the publicly-offered character of the Fund, Kenmar will be more restricted in its ability to allocate assets to certain prospective Advisors than it would be in the context of a private fund. Other than the Fund, Kenmar has operated only privately-offered pools and has generally allocated and reallocated the assets of such pools aggressively. IT IS NOT ANTICIPATED THAT KENMAR WILL MAKE FREQUENT ADJUSTMENTS TO THE GROUP OF ADVISORS FOR THE FUND.

         Considerable regulatory attention has been focused on non-traditional investment pools, in particular commodity pools such as the Fund, publicly distributed in the United States. There has been significant international governmental concern expressed regarding, for example, (i) the disruptive effects of speculative trading on the central banks' attempts to influence exchange rates and (ii) the need to regulate the derivatives markets in general. THERE IS A POSSIBILITY OF FUTURE REGULATORY CHANGES ALTERING, PERHAPS TO A MATERIAL EXTENT, THE NATURE OF AN INVESTMENT IN THE FUND.

         The futures markets are subject to compre hensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

  (25)  FUND TRADING IS NOT TRANSPARENT TO INVESTORS

         The Advisors make the Fund's trading decisions. While Kenmar receives daily trade confirmations from the clearing broker and foreign exchange dealers, the Fund's trading results are reported to the Unitholders monthly. Accordingly, an investment in the Fund does not offer the Unitholders the same transparency, I.E., an ability to review all investment positions daily, that a personal trading account offers.

  (26)  LACK OF INDEPENDENT EXPERTS REPRESENTING INVESTORS

         Kenmar has consulted with counsel, accountants and other experts regarding the formation and operation of this Fund. No counsel has been appointed to represent the Unitholders in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Fund.

  (27) FORWARDS, SWAPS, HYBRIDS AND OTHER DERIVATIVES ARE NOT SUBJECT TO CFTC REGULATION

         The Fund trades foreign exchange contracts in the interbank market. In the future, the Fund may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate or floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearing house for these contracts and they are not regulated by the CFTC. The Fund will not receive the protections which are provided by the CFTC's regulatory scheme.

  (28)  POSSIBILITY OF TERMINATION OF THE FUND BEFORE EXPIRATION OF ITS STATED
  TERM

         As managing owner, Kenmar may withdraw from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Kenmar or the clearing broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

  (29)  POSSIBLE EFFECTS OF THE EUROPEAN MONETARY UNION

         The conversion of most major European currencies to a single euro-currency, or market anticipation of, or reaction to, that conversion or to any nation's withdrawal from the European Monetary Union, may adversely affect the trading opportunities, or trading results generally, of currency traders, including the Advisors.

         The conversion to a single euro-currency is a very significant and novel political and economic event and there can be no certainty about its direct or indirect future effects on the currency markets. Investors should be aware that a risk exists that unforeseen effects of the European Monetary Union could result in trading losses.


  (30)  YEAR 2000 ISSUES

         Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the Year 2000 from the Year 1900 (commonly known as the "Year 2000 Problem"). Like other investment funds and financial business organizations, the Fund could be adversely affected if the computer systems used by Kenmar or the Fund's service providers do not properly address this problem prior to January 1, 2000. Currently, Kenmar does not anticipate that the transition to the 21st century will have any material effect on the Fund.



         Kenmar has established a "Y2K Task Force" consisting of representatives of its information technology, research, accounting, compliance and trading departments to specifically address all Year 2000 issues in a timely manner. Actions taken have included an analysis of all in-house software and hardware to determine Year 2000 compliance. Kenmar is currently in the process of requesting confirmation from all third parties with which it and the Fund have a material relationship that said parties have taken the same actions. In-house compliance for all mission-critical software is complete.
  Testing of corrected software has already begun. Contingency plans are being established for all non-mission critical systems. No direct costs have been or are expected to be incurred in addressing the Year 2000 Problem. Kenmar has addressed all of the issues as a part of their ongoing operations, so the Fund will not be required to reimburse Kenmar for any expenses incurred.

         Despite the corrective measures that Kenmar has implemented, no assurance can be given that the Fund's service providers have anticipated every step necessary to avoid any adverse effect on the Fund attributable to the Year 2000 Problem. A most likely worst case scenario would be one in which trading of contracts on behalf of the Fund becomes impossible as a result of the Year 2000 Problem. Kenmar would be able to assess such a situation in advance of the December 31, 1999 deadline and either liquidate all positions prior to that date and/or establish relationships with additional counterparties. Further, prospective Investors should understand that the failure of third parties, such as futures exchanges, clearing organizations or regulators, to resolve the Year 2000 Problem in a timely manner could result in a material financial risk to the Fund.

THE FUND AND ITS OBJECTIVES

OBJECTIVES

-    SIGNIFICANT PROFITS OVER TIME

-    CONTROLLED PERFORMANCE VOLATILITY

-    CONTROLLED RISK OF LOSS

- A MEANS OF DIVERSIFYING A TRADITIONAL PORTFOLIO OUT OF ITS TYPICAL "ALL LONG" EQUITY AND DEBT BIAS AND DEPENDENCE ON A SINGLE NATION'S ECONOMY BY ACCESSING GLOBAL FINANCIAL AND NON-FINANCIAL FUTURES MARKETS.

                  The Fund's potential for aggressive capital growth arises from the profit possibilities offered by the global futures, forward and options markets and the skills of the professional trading organizations selected to manage the assets of the Fund. The fact that the Fund can profit from both rising and falling markets adds an element of profit potential that long-only strategies cannot access. In addition to its profit potential, the Fund could also help reduce the overall volatility, or risk, of a portfolio. By investing in markets that operate independently from United States stock and bond markets, the Fund may provide positive returns even when United States stock and bond markets are experiencing flat to negative performance.

                  The Fund is structured to substantially eliminate the administrative burden that would otherwise be involved in Unitholders engaging directly in futures transactions. Unitholders, among other things, will receive directly from Kenmar monthly unaudited financial reports and annual audited financial statements (setting forth, in addition to certain other information, the Net Asset Value per Unit, the Fund's trading profits or losses and the Fund's expenses for the period) as well as all tax information relating to the Fund necessary for Unitholders to complete their federal income tax returns. The approximate Net Asset Value per Unit will be available from Kenmar upon request.

INVESTMENT PHILOSOPHY

                  The Fund is managed by Kenmar Advisory Corp. Kenmar: (i) selects the Fund's Clearing Brokers and Selling Agents and selects and monitors the Advisors; (ii) allocates and/or reallocates Fund assets among the Advisors;
(iii) determines if an Advisor should be removed or replaced; (iv) negotiates advisory fees; and (v) performs such other services as Kenmar believes that the Fund may from time to time require.

                  Kenmar believes that the most effective means of controlling the risks of the Fund's futures, forward and options trading is through a diversified portfolio of Advisors. An important part of this strategy focuses on controlling risk by combining Advisors who employ diverse trading methodologies -- such as technical, fundamental, systematic, trend-following, discretionary or mathematical -- and who exhibit diverse performance characteristics. The objective of this strategy is to construct a portfolio of Advisors whose combined performance best meets the investment aim of the Fund to achieve superior returns within appropriately defined parameters of risk.

                  The process of selecting Advisors is an ongoing one -- Kenmar continuously analyzes qualitatively and quantitatively the performance and trading characteristics of the current and prospective Advisors in an effort to determine which Advisors are best suited to the current market environment. Based upon such continuing analysis, Kenmar will reallocate assets among the Advisors or change the portfolio of Advisors when Kenmar's perception of the trading environment or an Advisor's individual performance indicates to Kenmar that such change or changes are appropriate.


                  Kenmar's ability to manage successfully the risks of futures and related investments is dependent upon a willingness to act decisively and a management style that identifies shifting market trends. Therefore, when Kenmar's perception of market conditions and/or individual Advisor performance suggests that an alternative trading style or methodology might be better suited to Kenmar's perception of the current market environment, Kenmar may alter the portfolio of Advisors or the allocation of assets among the Advisors without prior notice to, or the approval of, the Unitholders. See "The Risks You Face --
(24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 12.



                   The Fund's assets will be allocated to a core group of Advisors (currently comprising Bridgewater Associates, Inc., Grinham Managed Futures Pty. Ltd.; Sunrise Capital Partners, L.L.C., and Transtrend B.V.) and a non-core group. Each non-core Advisor will be allocated less than 10% of the Fund's assets. The percentage of Fund assets allocated to each core Advisor may change over time as a result of differing performance results or due to allocation and reallocation decisions by Kenmar. It is not anticipated, however, that these adjustments will be frequent. In addition, Kenmar will attempt to enhance the performance of the Fund by dynamically allocating and reallocating

Fund assets among the non-core Advisors. Such allocation decisions will be based on a variety of considerations which may include, but are not limited to, focus on a particular market or sector; cyclical performance analysis; or strategy diversification. For example, changes in the trading environment may require a greater emphasis on shorter-term trend-following strategies over longer term or on fundamental strategies over technical. This methodology is intended to augment the ongoing portfolio performance and risk management of the Fund.


                  As noted above, Kenmar may, from time to time, withdraw Fund's assets allocated to non-core Advisors in part or entirely. Kenmar may also allocate Fund assets to replacement or additional non-core Advisors.


                  PROSPECTIVE INVESTORS MUST RECOGNIZE THAT ADVISOR SELECTIONS AND ALLOCATIONS REQUIRE THE EXERCISE OF JUDGMENT AND DISCRETION AND ARE NOT DETERMINED IN ANY PRECISE OR SYSTEMATIC MANNER. THERE CAN BE NO ASSURANCE THAT KENMAR'S SELECTION AND MONITORING OF A LIMITED GROUP OF ADVISORS FOR THE FUND WILL, IN THE FUTURE, PRODUCE MORE SUCCESSFUL RESULTS (IN TERMS OF EITHER RISK CONTROL OR PROFITABILITY) THAN WOULD THE SELECTION OF A SINGLE ADVISOR, A FIXED COMBINATION OF ADVISORS OR A SMALLER OR LARGER GROUP OF ADVISORS.

DIVERSIFICATION

Trader Diversification


                  The Fund utilizes a number of Advisors who are allocated varying amounts of capital. These allocations will vary continually. Multiple Advisors provide multiple timing parameters and different sector focuses. This produces a portfolio that is quite different from that of a single-trader fund. See "The Risks You Face -- (16) Advisors Trading Independently of Each Other May Reduce Risk Control Potential" at page 10.


Market Diversification

                  As global markets and investing become more complex, professionally managed futures may increasingly continue to be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to selected advisors specializing in futures, forward and options trading, investors have the potential, if their futures investment is successful, to enhance their prospects for improved performance as well as to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

[Remainder of page left blank intentionally.]

                  Through Kenmar's Advisor selections, the Fund will have the flexibility to access world markets, including but not limited to:



                                   CURRENCIES

------------------------------------------------------------------------------------

Australian Dollar           Euro Currency                     Mexican Peso
Belgian Franc               European Currency Unit            New Zealand Dollar
British Pound               Finnish Markka                    Norwegian Krone
Canadian Dollar             French Franc                      Singapore Dollar
Danish Krone                Irish Punt                        Spanish Peseta
Deutsche Mark               Italian Lira                      Swedish Krona
Dutch Guilder               Japanese Yen                      Swiss Franc
                            Malaysian Ringgit                 S. African Rand - FNX

                              FINANCIAL INSTRUMENTS

------------------------------------------------------------------------------------

Australian Treasury Bills                       Major Market Stock Index (U.S.)
Australian Treasury Bonds                       MEFF&S Stock Index (Spain)
                                                MIB-30
Belgian Government Bond                         MIBOR
                                                MSCI Taiwan Stock Index
CAC 40 Stock Index (France)                     Nasdaq 100
Canadian Bonds                                  Nikkei Stock Average (Japan)
DAX Stock Index (Germany)                       Nikkei Stock Index 300 (Japan)
                                                OMX Stock Index
Dow Jones Industrial Average                    PIBOR
                                                Russell 2000
Euribor                                         S&P 500 Stock Index (U.S.)
Eurodollars                                     Spanish Bonds
Euromarks                                       Swedish Government Bond
Euroswiss                                       Tokyo Stock Price Index (Japan)
                                                Toronto-35 Stock Index
Eurotop 100 Index (Europe)                      U.K. Bonds
Euroyen                                         U.K. Short Sterling
Financial Times 100 Stock Index (U.K.)          U.S. Treasury Bills
Financial Times 250 Stock Index (U.K.)          U.S. Treasury Bonds
French Bonds                                    U.S. Treasury Notes
German Bonds                                    Value Line Stock Index (U.S.)
Hang Seng Index
Italian Bonds
Japanese Bonds
Swiss Bonds - Eurex

                                     METALS

--------------------------------------------------------------------------------------

Aluminum              Lead                     Platinum              Tin
Copper                Nickel                   Silver                Zinc
Gold                  Palladium

                                 ENERGY PRODUCTS

--------------------------------------------------------------------------------------

Crude Oil             Heavy Fuel Oil           No. 2 Heating Oil     Residual Fuel Oil
Electricity           Natural Gas              Propane               Unleaded Gasoline
Gas Oil

                              Agricultural Products

--------------------------------------------------------------------------------------

Cocoa                 Feeder Cattle            Orange Juice          Soybean Oil
Coffee                Live Cattle              Pork Bellies          Sugar
Corn                  Live Hogs                Soybeans              Wheat
Cotton                Oats                     Soymeal               Lumber-CME


THE FUND WILL TRADE IN MANY, BUT NOT ALL, OF THE FOREGOING MARKETS AS WELL AS ADDITIONAL MARKETS. THERE CAN BE NO ASSURANCE AS TO WHICH MARKETS THE FUND WILL, IN FACT, TRADE OVER TIME OR AT ANY GIVEN TIME. THE ADVISORS DO NOT EACH TRADE IN ALL OF THE FOREGOING MARKETS. THE FUND'S PORTFOLIO EXPOSURE MAY, FROM TIME TO TIME, BE CONCENTRATED IN A LIMITED NUMBER OF MARKETS.


The chart below represents a snapshot allocation of the Fund's assets as of September 30, 1999. The percentage exposure to markets will vary substantially over time as Advisors assess the various sectors.
KENMAR GLOBAL TRUST
MARKET SECTOR PARTICIPATION
AS OF SEPTEMBER 30, 1999


                                   [GRAPHIC]

THE ADVISORS


                  All direct investment decisions for the Fund will be made by commodity trading advisors selected and monitored by Kenmar. See "The Risks You Face -- (24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 12. Each current Advisor is, and it is anticipated that any subsequent Advisor, if any, will be, registered with and regulated by the CFTC. THE REGISTRATION OF THE ADVISORS WITH THE CFTC AND THEIR MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED THE ADVISORS OR THE FUND.


Subject to the restrictions inherent in or imposed on publicly-offered managed futures funds, Kenmar anticipates varying Advisors from time to time and, with them, the Fund's market emphasis as Kenmar believes performance and market conditions indicate that such a change could be advantageous for the Fund. However, Kenmar also believes that it is necessary to maintain an account with an Advisor for some length of time (at least unless aberrational trading patterns or apparent deviations from announced strategy or risk control policies develop) to give such Advisor a reasonable opportunity to achieve its objectives. The following are the Advisors and current asset allocations for the Fund.


   CORE ADVISOR AND                                                               APPROXIMATE ASSETS
      CURRENT                                           GENERAL                    UNDER MANAGEMENT
   % ALLOCATION*                                     STRATEGY TYPE                DECEMBER 1, 1999**
  ------------------                                 --------------               ------------------
Bridgewater Associates, Inc.                          Fundamental (Non-Technical)  $6,600 million
(__%)

Grinham Managed Futures Pty Ltd.                      Shorter-Term Technical,      $212.7 million
(__%)                                                 Trend Following

Sunrise Capital Partners, LLC                         Longer-Term Technical,       $593.1 million (total)
(__%)                                                 Trend Following              $373.4 million
                                                                                   (Expanded Diversified Program)

Transtrend B.V.                                       Longer-Term Technical,       $122 million
(__%)                                                 Trend Following



    ---------------

    * The Advisors and asset allocations for the Fund in effect as of December 1, 1999 are more specifically described under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The allocations set forth above are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund, and (ii) any subsequent reallocation decision by Kenmar. The initial allocations to the Advisors at the commencement of the Fund's trading operations, allocations and reallocations of subsequent subscription amounts are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    ** Excluding "notional" funds. "Notional" funds represent the difference between the level at which a trader is instructed to trade an account and the capital actually committed to the account. "Notional" funds do not represent assets under management, but they do indicate the level of equity which a trader has been instructed to consider itself to be managing in determining the magnitude of positions taken.

    ---------------

ADVISOR SUMMARIES


    MORE COMPLETE DESCRIPTIONS AND PERFORMANCE SUMMARIES FOR THE CORE ADVISORS DESCRIBED IN THIS SECTION OF THE PROSPECTUS ARE INCLUDED UNDER "THE ADVISORS" AT PAGE 48. READ THAT SECTION OF THE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN THE FUND. SEE "THE RISKS YOU FACE -- (1) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER KENMAR OR THE FUND IN DECIDING WHETHER TO BUY UNITS" AND " -- (2) POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND" AT PAGE 8.

 BRIDGEWATER ASSOCIATES, INC.

   Bridgewater Associates believes that both the fundamental and technical systems quantitatively express the pressures on prices. Fundamental analysis uses the theory that prices are primarily determined by macroeconomic, supply/demand influences. Technical analysis uses the theory that a study of the markets themselves will provide a means of anticipating future price trends. Bridgewater has developed technical systems to be used in conjunction with its fundamental systems. The signals generated by the technical system are used to confirm or rebut the buy and sell signals generated by the fundamental system and to determine market timing. However, Bridgewater Associates weighs the fundamental readings more heavily than the technical readings in determining the sizes of its positions.

SEE PAGES 53 THROUGH 66 FOR PERFORMANCE INFORMATION RELATING TO BRIDGEWATER ASSOCIATES, INC.

GRINHAM MANAGED FUTURES PTY. LTD.

    Grinham Managed Futures Pty. Ltd. is an Australian
commodity trading advisor utilizing an automated,
technical trading system.   The basic premise of the system
is that markets incorporate a random and non-random component. The Grinham Managed Futures Pty. Ltd.
system is designed to identify when markets begin to move in a non-random fashion and to generate orders to profit from non-random price movements.

    Grinham Managed Futures Pty. Ltd. trades 37 markets across 7 countries, incorporating most of the major stock indices, interests rate, currency and commodities markets. Risk control is a major fundamental of the system, utilizing diversification to limit the risk of any single trade to less
than 1% of the assets under management.   SEE PAGES 67
THROUGH 73 FOR PERFORMANCE INFORMATION RELATING TO
GRINHAM MANAGED FUTURES PTY. LTD.


SUNRISE CAPITAL PARTNERS, LLC

    Sunrise Capital Partners, LLC trades its Expanded Diversified Program on behalf of the Fund. Sunrise Capital Partners, LLC utilizes technical trend-following systems trading a wide continuum of time windows. Relying on technical analysis, Sunrise Capital Partners, LLC believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Partners, LLC are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by principals of Sunrise Capital Partners, LLC. Sunrise Capital Partners, LLC's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. SEE PAGES 74 THROUGH 83 FOR PERFORMANCE INFORMATION RELATING TO SUNRISE CAPITAL PARTNERS, LLC.

 TRANSTREND B.V.

     In its Diversified Program, Transtrend B.V. applies a combination of well researched trading systems. Each trading system has a demonstrated profit expectancy over the course of time. In particular, the trading systems attempt to exploit non-random price behaviors based on quantitative analysis of (typical) price patterns. The trading systems are consistent, systematic and applied with skill and discipline.

    The systems can be applied to well over a hundred different product-market-combinations traded on approximately exchanges in approximatley twenty-five countries. Diversified portfolios consist of a variety of futures broadly spread over interest instruments, stock indices, tangible commodities and Foreign Exchange pairs.

    Correlation analysis contributes to a desired portfolio balance. Volatility analysis plays a prominent role in the assessment of risk. Compatibility between trading systems and the markets they are applied to is monitored closely. Multiple entries and exits contribute to the desired stability of returns.

SEE PAGES 84 THROUGH 94 FOR PERFORMANCE INFORMATION RELATING TO TRANSTREND
B.V.

THE ADVISORY AGREEMENTS

    Sunrise Capital Partners, LLC serves as an Advisor to the Fund pursuant to an Advisory Agreement which has been renewed for an additional one-year term through December 31, 2000. Grinham Managed Futures Pty. Ltd. and Transtrend B.V. serve as Advisors to the Fund pursuant to Advisory Agreements which have an initial term through November 31, 2000. The Advisory Agreement pursuant to which Bridgewater Associates, Inc. serves an Advisor to the Fund has an initial term through December 31, 2000. Each Advisory Agreement may be renewed on the same terms at Kenmar's option for up to two additional one year terms.


    Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Unitholder to the Fund beyond the amount of such Unitholder's capital and profits, if any, in the Fund (exclusive of previously received distributions or other returns of capital, including redemptions).

    Under the exculpatory provisions of the Advisory Agreements, none of the Advisors, their affiliates nor their respective officers, directors, employees, partners, controlling persons or shareholders will be liable to the Fund or to any of the Unitholders in connection with their management of assets of the Fund except by reason of acts or omissions in contravention of the Advisory Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.


    When it considers doing so to be in the best interests of the Fund, Kenmar will generally attempt to negotiate advisory agreements with comparable terms for all of the Advisors chosen for the Fund. Kenmar retains the right to terminate any Advisory Agreement at will and upon short notice to the Advisors. Kenmar also retains the right to withdraw funds from any Advisor's trading account at any time, including immediately.

    Hyman Beck & Company, Inc. and Willowbridge Associates, Inc. redeemed their Units on December 1, 1999. Bridgewater Associates, Inc., Grinham Managed Futures Pty. Ltd., Transtrend B.V., and Sunrise Capital Partners, LLC do not currently intend to purchase Units but may do so in the future.


                              KENMAR ADVISORY CORP.

BACKGROUND AND PRINCIPALS

    Kenmar Advisory Corp. is a Connecticut corporation originally incorporated as a New York corporation in September 1983 and subsequently reorganized as a Connecticut corporation in January 1996. Kenneth A. Shewer is its Chairman and Marc S. Goodman is its President. Messrs. Shewer and Goodman are Kenmar's sole directors and are the only persons responsible for the selection and retention of Advisors. All of Kenmar's stock is owned, indirectly and equally, by Messrs. Shewer and Goodman. Kenmar has been registered with the CFTC as a commodity pool operator since February 7, 1984 and is a member in good standing of the NFA in such capacity. Its principal place of business is Two American Lane, P.O. Box 5150, Greenwich, CT 06831, telephone number: (203) 861-1000. Kenmar and its affiliates focus on the design and management of leading-edge investment programs in the managed futures sector. THE REGISTRATION OF KENMAR WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED EITHER KENMAR OR THE FUND.

    No administrative, civil, or criminal action has ever been brought against Kenmar, any of its principals or the Fund.

    Mr. Kenneth A. Shewer (born 1953), Chairman, was employed by Pasternak, Baum and Co., Inc. ("Pasternak, Baum"), an international cash commodity firm, from June 1976 until September 1983. Mr. Shewer created and managed Pasternak, Baum's Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. In 1982, Mr. Shewer became co-manager of Pasternak, Baum's F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

    Mr. Marc S. Goodman (born 1948), President, joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selecting trading personnel. Mr. Goodman has conducted extensive business in South America, Europe and the Far East. Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971.

    Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar and they have occupied their present positions with Kenmar since that time.

    Ms. Esther Eckerling Goodman (born 1952), Chief Operating Officer and Senior Executive Vice President, joined Kenmar in July 1986 and has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades and Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995. She has written several articles and has spoken before various professional groups and organizations on the subject of managed futures. Ms. Goodman graduated from Stanford University in 1974 with a B.A. degree.

    Mr. Robert L. Cruikshank (born 1936), Executive Vice President, joined Kenmar in March 1991. Mr. Cruikshank spent 20 years (1958-1978) at Blyth Eastman Dillon in New York and was its Executive Vice President in charge of the Securities Division, which included all domestic and international sales and branch office activities, all trading departments, and the research areas. In 1979, Mr. Cruikshank jointly formed Neild, Cruikshank & Co., an independent market-maker on the Chicago Board of Options Exchange ("CBOE"), where he remained until 1984 when he formed his own market-making firm, Nassau Corporation. From 1982 to 1984, Mr. Cruikshank also served as Director and Vice Chairman of the Board of the CBOE, during which time he was instrumental in the development of the S&P 100 (OEX) option contract. From 1985 until March 1991, he served as President and CEO of First Capital Financial Corporation, a national real estate syndication firm owned by Sam Zell. Mr. Cruikshank graduated cum laude from Princeton University with a B.A. degree in Economics in 1958.


    Mr. Thomas J. DiVuolo (born 1960), Senior Vice President responsible for fund accounting, administration, risk management and account oversight, joined Kenmar in March 1989. From 1982 through 1984, Mr. DiVuolo was employed by Balfour Maclaine International Ltd. working in the commodity accounting and compliance areas. From 1984 through 1986 he was employed at E. F. Hutton and Company, Inc. as a manager of commodity regulatory reporting. From 1986 until he joined Kenmar in 1989, Mr. DiVuolo worked for Lloyds International Trading, a commodity trading division of Lloyds Bank. Mr. DiVuolo graduated from Wagner College in 1990 with an M.B.A. degree in Finance and from Pace University with a B.B.A. degree in Public Accounting in 1982.


    Mr. Gary J. Yannazzo (born 1953), Senior Vice President and Chief Financial Officer, joined Kenmar in August 1997. From March 1992 to July 1995, he was Senior Vice President and Controller of Metallgesellschaft Corp., a diversified commodity marketing and trading company, with thirty worldwide subsidiaries and $5 billion in annual revenues. From January 1990 through February 1992, Mr. Yannazzo was President, Chief Executive Officer and part owner of Holland Mortgage Corporation. From December 1982 through November 1989, Mr. Yannazzo was First Vice President of Security Capital Corporation, a publicly traded financial services company and affiliate of Smith Barney, Inc. From June 1975 through November 1982, Mr. Yannazzo was with Arthur Andersen & Co., serving as an Audit Manager from June 1980. From August 1995 until he joined Kenmar, Mr. Yannazzo was a private consultant, engaged primarily in projects and ventures in the commodity and derivative areas. Mr. Yannazzo received his B.S. in Business Administration from Seton Hall University in 1975 and his CPA certification in 1977.


    Mr. Jeffrey S. Rothstein (born 1957), Senior Vice President and Chief Information Officer, joined Kenmar in May 1996. From August 1991 to April 1996, Mr. Rothstein was Vice President in charge of Commodity Trading Systems Development and Support at AIG Trading Group, American International Group Inc.'s commodity trading subsidiary. From January 1986 through July 1991, he worked for Bankers Trust Company, building equity trading systems, and marketing and implementing foreign exchange trading systems at international merchant banks. From September 1981 through June 1985, Mr. Rothstein was employed as a programmer, project leader and manager by Digital Equipment Corporation. He was with Hewlett Packard Company from July 1979 through September 1981. Mr. Rothstein graduated from Columbia University with an M.B.A. degree in December 1985 and from Cornell University with a B.S. in Computer Science in 1979.

    Ms. Joanne D. Rosenthal (born 1965), Vice President and Director of Research, joined Kenmar in October 1999. Prior to joining Kenmar, Ms. Rosenthal spent 9 years at the Chase Manhattan Bank, in various positions of increasing responsibility. From July 1991 through April 1994, she managed the Trade Execution Desk and from May 1994 through September 1999, she was a Vice President and Senior Portfolio Manager of Chase Alternative Asset Management, Inc. Ms. Rosenthal received a Masters of Business Administration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada. Ms. Rosenthal's registration as a principal of the General Partner is pending with the NFA.


MANAGEMENT OF TRADERS

    Kenmar's hallmark is its emphasis on vigilant management of its portfolios of traders. Kenmar analyzes trading performance on a daily basis for each trader it retains. This detailed analysis identifies sources of profits and losses for each trader each day, enabling management to make highly informed decisions regarding the performance of each such trader (including the Fund's Advisors).

    Based on Kenmar's perception of market conditions, Advisor performance and other factors, Kenmar will reallocate assets among Advisors in an effort to place such assets optimally. Kenmar also will add Advisors when situations warrant, and remove or replace Advisors if profitability, risk assumptions or other significant factors indicate that replacement is advisable. See "The Fund and Its Objectives -- Investment Philosophy" at page 14 and "The Risks You Face -- (24) Regulatory Matters May Alter the Nature of an Investment in the Fund" at page 12.


    Naturally, these activities require a strong emphasis on trading and market research. Kenmar operates and updates continuously a database that tracks over 600 different trading programs offered by traders around the globe. Added to these quantitative data are qualitative assessments based on detailed trader interviews and analysis of trades, trading performance and trading strategies.

FIDUCIARY OBLIGATIONS OF KENMAR

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST

    As managing owner of the Fund, Kenmar is effectively subject to the same restrictions imposed on "fiduciaries" under both statutory and common law. Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Fund's Declaration of Trust and its Amended and Restated Declaration of Trust and Trust Agreement dated as of December 17, 1996 (the "Declaration of Trust"). The Fund is referred to as the "Trust" in the Declaration of Trust which is attached hereto as Exhibit A. The general fiduciary duties which would otherwise be imposed on Kenmar (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Declaration of Trust (to which terms all Unitholders, by subscribing to the Units, are deemed to consent).

    The Fund, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). The NASAA Guidelines explicitly prohibit a managing owner of a commodity pool from "contracting away the fiduciary obligation owed to investors under the common law." Consequently, once the terms of a given commodity pool, such as the Fund, are established, the managing owner is effectively precluded from changing such terms in a manner that disproportionately benefits the managing owner, as any such change could constitute self-dealing under common law fiduciary standards, and it is virtually impossible to obtain the consent of existing investors to such self-dealing (whereas, given adequate disclosure, new investors subscribing to a pool should be deemed to evidence their consent to the business terms thereof by the act of subscribing).

    The Declaration of Trust provides that Kenmar and its affiliates shall have no liability to the Fund or to any Unitholder for any loss suffered by the Fund arising out of any action or inaction of Kenmar or its affiliates or their directors, officers, shareholders, partners, members or employees (the "Kenmar Related Parties") if the Kenmar Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by the Kenmar Related Parties. The Fund has agreed to indemnify the Kenmar Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the Kenmar Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

FIDUCIARY AND REGULATORY DUTIES

    An investor should be aware that Kenmar has a fiduciary responsibility to the Unitholders to exercise good faith and fairness in all dealings affecting the Fund.

    Under Delaware law, a beneficial owner of a business trust (such as a Unitholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

    Under certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against Kenmar (a registered commodity pool operator), the Clearing Brokers (registered futures commission merchants) and the Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.


    There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with Kenmar's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that Kenmar may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere are ineligible to invest in the Fund. Kenmar presently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest. See "Conflicts of Interest" at page 29.


    The foregoing summary describing in general terms the remedies available to Unitholders under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Unitholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

INVESTMENT OF KENMAR IN THE FUND

    Kenmar has purchased and will maintain a 1% interest in the Fund in its capacity as managing owner. Robert L. Cruikshank, a principal of Kenmar, has a __% interest (__ Units) in the Fund. Marc S. Goodman, the President of Kenmar, has a __% interest (__ Units) in the Fund through an individual retirement account, and Kenneth A. Shewer, the Chairman of Kenmar, has a __% interest (__ Units) in the Fund through an individual retirement account. In addition, [______] [Address], an investor not affiliated with Kenmar, has a __% interest (__ Units) in the Fund.

                                 USE OF PROCEEDS

    The proceeds of the offering of the Units are used by the Fund to engage in the speculative trading on futures, forward, options and related markets through allocating such proceeds to the Advisors.

    To the extent the Fund trades in futures contracts on U.S. exchanges, the assets deposited by the Fund with its Clearing Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments --principally U.S. government obligations.

    To the extent that the Fund trades in futures, forward, options and related contracts on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."


    Although the percentages set forth below may vary substantially over time, as of September 30, 1999 the Fund estimates:

    (i) up to approximately 49% of the Net Asset Value of the Fund is placed with the Clearing Brokers in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

    (ii) approximately 51% of the Net Asset Value of the Fund is maintained in bank deposits.

    Fund assets maintained in bank deposits are currently maintained with Brown Brothers Harriman & Co. in New York, New York and Georgetown, Grand Cayman Island.

    In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

    The Fund receives all of the interest income earned on its assets.


                                     CHARGES


                            CHARGES PAID BY THE FUND


RECIPIENT             NATURE OF PAYMENT                       AMOUNT OF PAYMENT
---------             -----------------                       -----------------
Kenmar                Brokerage commissions                   Flat-rate monthly commissions of 0.917% of the Fund's beginning of month Net Assets (an 11% annual rate). Such commissions cover all floor brokerage, exchange, clearing and NFA fees incurred in the
                                                              Fund's trading.

Third Parties         Miscellaneous execution costs           Paid as incurred; not anticipated to exceed 0.25% of average beginning of month Net Assets per year.

Counterparties        "Bid-ask" spreads                       Each counterparty with which the Fund trades receives "bid-ask"
                                                              spreads on the forward trades executed on behalf of the Fund.

Advisors              Profit Shares                           Paid by the Fund on a quarterly basis (although accrued against Net
                                                              Asset Value per Unit monthly). Each Advisor's Profit Share is determined based on any New Trading Profit (as defined) generated by such Advisor. New Trading Profit in respect of each Advisor's account is calculated after reduction for brokerage commissions at an annual rate of 4.5% -- 7.0%, rather than at an 11% annual rate, and execution costs actually incurred (other than floor brokerage, exchange, clearing and NFA fees). New Trading Profit is not reduced by any
                                                              Incentive Fee, administrative expenses or organizational and initial offering costs (or extraordinary expenses). THE PROFIT SHARES ARE
                                                              PAYABLE SEPARATELY TO EACH ADVISOR BASED ON ITS INDIVIDUAL
                                                              PERFORMANCE, NOT OVERALL PROFITS OF THE FUND. UNITS MAY BE SUBJECT TO
                                                              REDUCTION FOR PROFIT SHARES ATTRIBUTABLE TO A PARTICULAR ADVISOR EVEN
                                                              THOUGH THE NET ASSET VALUE PER UNIT HAS DECLINED FROM THE PURCHASE
                                                              PRICE OF SUCH UNITS.

Kenmar                Incentive Fee                           Paid by the Fund as a whole on an annual basis (although accrued against Net Asset Value per Unit monthly). The Incentive Fee equals 5%
                                                              of any New Overall Appreciation (as defined). AN INCENTIVE FEE MAY BE
                                                              ALLOCATED EVEN THOUGH THE NET ASSET VALUE PER UNIT HAS DECLINED FROM
                                                              THE PURCHASE PRICE OF SUCH UNITS.

Third Parties         Operating, Selling and                  Paid as incurred; not anticipated to exceed 1% of the Fund's average
                      Administrative costs                    beginning of month Net Assets per year.


BROKERAGE COMMISSIONS

    Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Fund does not pay commodity brokerage commissions to Kenmar on a per-trade basis but rather at the flat monthly rate of 0.917% of the Fund's beginning of month Net Assets (an 11.00% annual rate). Kenmar receives such brokerage commissions, irrespective of the number of trades executed on the Fund's behalf, and pays floor brokerage, exchange, clearing and NFA fees with respect to executing the Fund's trades. NFA transaction fees are assessed on the Fund's futures trading on U.S. exchanges. Such NFA fees currently equal $0.20 per round-turn trade of a futures contract and $0.10 for each trade of a commodity option (a $0.10 fee is charged upon the purchase and upon the exercise of an option; if an option is exercised, an additional $0.20 fee is payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option).

    State securities administrators require Kenmar to represent that the brokerage commissions paid by the Fund will not be increased during the period in which early redemption charges are in effect. Due to the ongoing offering of the Units, this representation entails that Kenmar will likely never be able to raise brokerage commissions unless Kenmar waives such charges.


    As of September 30, 1999, the Fund's 11% per annum flat-rate brokerage commissions (such 11% includes execution, advisory fees, trails and fees to Kenmar) equated to round-turn commissions of $84. The round-turn equivalent of the Fund's flat-rate commissions will vary with the frequency with which the Advisors place orders for the Fund's account managed by each of them. Kenmar reports, in the annual reports distributed by Kenmar to Unitholders, the approximate round-turn equivalent rate paid by the Fund on its trading during the previous year.


MISCELLANEOUS EXECUTION COSTS

    Kenmar pays all floor brokerage, exchange, NFA and clearing fees relating to the execution of the Fund's trades (other than "bid-ask" spreads). However, certain incidental costs may be incurred in the course of such trading -- for example, "give-up" charges when a trade is executed and cleared by brokers other than the Clearing Broker and subsequently transferred to the Clearing Broker for carrying or the service fees assessed by certain forward dealing desks -- which the Fund will pay as incurred. There may, in fact, be virtually no such costs incurred during certain periods and Kenmar does not anticipate that such costs will, in any event, exceed 0.25% of the Fund's average beginning of month Net Assets in any fiscal year.

"BID-ASK" SPREADS

    Some of the Fund's currency trades are executed in the forward markets, in which participants include a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such "spreads" does not result in a reduction in the flat-rate brokerage commissions paid by the Fund (however, forward trades were not included in the number of round-turns executed by the Fund in determining the approximate round-turn equivalent of the Fund's flat-rate commissions).

PROFIT SHARES AND INCENTIVE FEES

CALCULATION OF NEW TRADING PROFIT AND NEW OVERALL
APPRECIATION

    Each Advisor will receive Profit Share equal to 20% of the New Trading Profit generated by such Advisor.

    New Trading Profit is calculated with respect to each Advisor's Trust account and New Overall Appreciation is calculated with respect to the Fund as a whole on the basis of the cumulative performance of such account or the Fund, respectively, and not on a Unit-by-Unit basis. For example, if the Fund loses $500,000 in its first month of trading and gains $750,000 in the next, accrued New Overall Appreciation would equal $250,000 as of the end of such second month -- irrespective of whether the Net Asset Value per Unit were greater or less than the initial $100 at such time. (If a substantial number of Units were either redeemed or issued as of the end of the first month, the cumulative gain through the end of the second month would not be directly reflected in the Net Asset Value per Unit.)

    Both New Trading Profit and New Overall Appreciation are calculated on a high water mark basis, as described below. Each Advisor will be allocated from the Fund its Profit Share equal to the percentage described above of any cumulative New Trading Profit generated by such Advisor, as of the calendar quarter-end of determination, in excess of: (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end generated by such Advisor, or (ii) $0, if higher (the "high water mark"). "Trading Profit" (i) includes gross realized gains and losses on closed positions and the change in unrealized gains and losses on open positions from the preceding period, (ii) does not include interest income, (iii) is reduced by annual brokerage commissions of 4.5% -- 7.0%, not 11%, of average beginning of month Net Assets, plus execution costs other than floor brokerage, exchange, clearing and NFA fees, and (iv) is not reduced by Incentive Fees, administrative expenses, organizational and initial offering cost reimbursements or extraordinary costs (such as taxes or litigation costs). "Overall Appreciation" is calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Fund, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Fund. "New Trading Profit" is the excess, if any, as of any quarter-end by which cumulative Trading Profit exceeds the highest level of cumulative Trading Profit as of any previous quarter-end and adjusted as provided below. "New Overall Appreciation" is the excess, if any, as of any December 31 by which cumulative Overall Appreciation exceeds the highest level of cumulative Overall Appreciation as of any previous December 31 and adjusted as provided below.

    In the event that losses have been incurred since the currently effective "high water mark" was reached and assets are withdrawn from an Advisor's account or from the Fund as a whole (other than to pay expenses), the shortfall (the "Loss Carryforward") between such "high water mark" and the level of cumulative Trading Profits or Overall Appreciation at the time of such withdrawal shall be proportionately reduced (and the "high water mark" lowered accordingly) for purposes of calculating subsequent Profit Shares or Incentive Fees. Loss Carryforward reductions, in respect of a particular Advisor's account, can result from Kenmar reallocating capital away from an Advisor, as well as from a redemption of Units. Loss Carryforward reductions will not be restored as a result of subsequent additions of capital offsetting the withdrawals which resulted in such reductions.

    If Kenmar withdraws assets from an Advisor's account at a time when there is accrued New Trading Profit in respect of Advisor's account, the Profit Share attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to such Advisor. If there are net redemptions of Units at a time when there is accrued New Overall Appreciation in respect of the Fund as a whole, the Incentive Fee attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to Kenmar.

    For example, assume that the Fund began trading June 1, 1998 and as of December 31, 1998 had recognized cumulative Overall Appreciation of $200,000. An Incentive Fee of 5% of $200,000 or $10,000 would be paid to Kenmar. If through June 30, 1999, the Fund had incurred a loss of $100,000 for 1999, at which point 25% of the Units were redeemed (and assuming that no additional Units were issued as of such date of withdrawal), prior to such redemption there would have existed a Loss Carryforward, for Incentive Fee calculation purposes, of $100,000 which would be reduced to $75,000 upon redemption of 25% of the Units. If during the second six months of 1999, Overall Appreciation of $100,000 were recognized, New Overall Appreciation as of December 31, 1999 would equal $25,000, and an Incentive Fee of $1,250 would be paid.

    Profit Shares do not reduce Trading Profit and Incentive Fees do not reduce Overall Appreciation. Consequently, the Advisors and Kenmar need not "earn back" their respective Profit Shares and Incentive Fees before generating New Trading Profits or New Overall Appreciation, as applicable, potentially subject to additional Profit Shares and Incentive Fees. (Overall Appreciation is calculated after reduction for all Profit Shares, but not for Incentive Fees, paid or accrued.)

    Interest income is not included in either Trading Profits or Overall Appreciation.

ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEE AMONG
UNITHOLDERS

    Because Profit Shares and Incentive Fees are calculated on the basis of the Trading Profit, if any, attributable to an Advisor's account and the Fund as a whole, respectively, these costs are subject to equal allocation among investors even though such persons may have purchased their Units at different times. Such costs, therefore, are not reflective of each investor's individual investment experience, but of the performance of the Fund as a whole. For example, assume that 100,000 Units were initially sold as of June 1, 1998 and through December 31, 1998 the Fund incurred a $1,000,000 loss. If 100,000 more Units were purchased as of January 1, 1999 (at a Net Asset Value of $90 per Unit), and the Fund earns $1,000,000 during 1999, as of December 31, 1999 no Incentive Fee would be due, even though the second tranche of Units had increased in Net Asset Value from $90 to $95. Moreover, were $1,500,000 to have been earned, the Units initially sold would be subject to paying their allocable share of the Incentive Fee of $25,000 (5% of $500,000) which would be due as of December 31, 1999, despite the Net Asset Value of such Units being below their $100 purchase price.

    Profit Shares and Incentive Fee accruals are also subject to distortions similar to those described above when reversed due to subsequent losses prior to the date that these costs are finally determined. When Units are purchased at a Net Asset Value per Unit reduced by accrued Profit Shares and/or Incentive Fees, such Units effectively receive "full credit" for the amount of such accruals through the reduction in their purchase price. Consequently, if the accrual is subsequently reversed, the benefit of the reversal should be allocated entirely to the Units outstanding when such Profit Share or Incentive Fees accrued, rather than being evenly divided between such Units and the newly-purchased Units. However, such reversals are allocated equally among all outstanding Units in the interests of maintaining a uniform Net Asset Value per Unit.

    THE DISTORTIONS DESCRIBED ABOVE ARE THE PRODUCT OF CALCULATING AND ALLOCATING INCENTIVE COMPENSATION IN OPEN-END FUNDS AMONG PERSONS INVESTING AT DIFFERENT TIMES WHILE STILL MAINTAINING A UNIFORM NET ASSET VALUE PER SHARE OR UNIT. THIS METHOD IS THE MOST COMMON METHOD USED IN RETAIL MANAGED FUTURES FUNDS IN WHICH THE LARGE NUMBER OF INVESTORS MAKES IT IMPRACTICABLE TO INDIVIDUALLY TRACK CAPITAL ACCOUNTS FOR EACH INVESTOR, BUT CAN RESULT IN ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEES THAT ARE NOT REFLECTIVE OF PARTICULAR INVESTORS' INDIVIDUAL INVESTMENT EXPERIENCE.

ONGOING OPERATING, SELLING AND ADMINISTRATIVE COSTS

    The Fund is responsible for actual payments to third parties, estimated at no more than 1% of the Fund's average beginning of month Net Assets per year.

EXTRAORDINARY EXPENSES

    The Fund is responsible for any extraordinary charges (such as taxes) incidental to its trading. In Kenmar's experience such charges have been negligible.

REDEMPTION CHARGES

    Units redeemed on or prior to the end of the eighteenth month after such Units are issued are subject to redemption charges of 3% (for Units redeemed on or after the end of the sixth and on or before the end of the twelfth month after purchase) and 2% (for Units redeemed from the beginning of the thirteenth and on or before the end of the eighteenth month after purchase) of the Net Asset Value per Unit at which they are redeemed. Such charges are paid to Kenmar. Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Any such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.

                            ------------------------

    Kenmar sends each Unitholder a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the brokerage commissions, Incentive Fee and Profit Share accruals during such month and on a year-to-date basis.

                             CHARGES PAID BY KENMAR

    THE FOLLOWING COSTS RELATING TO THE SALE OF THE UNITS AND THE OPERATION OF THE FUND ARE PAID BY KENMAR.

SELLING COMMISSIONS AND "TRAILING COMMISSIONS"

    Kenmar pays, from its own funds, the 5% selling commissions due in respect of the Units. Furthermore, Kenmar pays significant "trailing commissions" to eligible Selling Agents who sell Units which remain outstanding for more than twelve months (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Such "trailing commissions" will be payable quarterly and will be accrued monthly at

0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Units for as long as they remain outstanding. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. See "Plan of Distribution --Selling Agents' Compensation" at 40.


CONSULTING FEES

    Each Advisor receives a Consulting Fee, monthly in arrears, payable by Kenmar not the Fund, equal to 0.167% of the beginning of month Net Assets of the Fund allocated to such Advisor's management (a 2% annual rate).

                              THE CLEARING BROKERS

    The Fund's clearing brokers are ING (U.S.) Securities Futures & Options Clearing Services ("ING BARINGS") and PaineWebber Incorporated ("PaineWebber") (each, a "Clearing Broker" or together, the "Clearing Brokers"). Neither ING BARINGS nor PaineWebber has been involved in the organization of the Fund and neither takes any part in the Fund's ongoing management. Neither ING BARINGS nor PaineWebber is affiliated with Kenmar, and neither is responsible for the activities of Kenmar.

ING BARINGS

    ING BARINGS is a duly registered futures commission merchant and a member of the NFA. ING BARINGS is also registered as a broker dealer and is a member of the National Association of Securities Dealers. ING BARINGS is a clearing firm of each of the principal U.S. futures exchanges and the Chicago Board of Options Exchange. ING BARINGS is a wholly-owned subsidiary of ING Bank N.V. in Amsterdam, one of the largest financial institutions in the world. ING BARINGS is an Illinois corporation with a principal place of business at 233 South Wacker Drive, Suite 5200, Chicago, Illinois 60606 and a telephone number of
(312) 496-7000.

    At any given time, ING BARINGS may be involved in legal actions, some of which may seek significant damages.

 With the exception of the action noted below, during the past five years preceding the date hereof, there have been no administrative, civil or criminal actions against ING BARINGS or any of its principals -- whether pending, on appeal or concluded -- which is material in light of all circumstances.

    In 1998, a former client filed a demand for arbitration at the NFA seeking a significant award. It is alleged that the claimants' liquidation of positions on a foreign futures exchange in the volatile period of October 1997 resulted in losses. ING BARINGS is vigorously defending the claim, which it believes to be baseless.

PAINEWEBBER

    PaineWebber's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087; telephone: (201) 902-3000. Paine Webber is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

    PaineWebber did not sponsor the Trust and is not responsible for the activities of Kenmar. It will act as the commodity broker and one of the selling agents.

    Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding -- whether pending, on appeal or concluded -- within the past five years that is material to a decision whether to invest in the Fund in light of all the circumstances.


    On July 16, 1996, PaineWebber entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order. The district court's approval was appealed by certain private parties in May 1997 and was affirmed in August 1998.

    IN THE MATTER OF CERTAIN MARKET MAKING ACTIVITIES ON NASDAQ was an sec administrative action instituted and settled without a hearing or an admission of or denial of findings on January 11, 1999. The administrative action found that on certain occasions in 1994 PaineWebber traders and a PaineWebber registered representative engaged in certain improper trading activities in connection with specified NASDAQ securities, failed to maintain certain required books and records and failed reasonably to supervise in connection with the above activities. PaineWebber agreed to pay a civil penalty of $6.3 million and disgorgement of $381,685; to an administrative cease and desist order prohibiting the firm from violating certain provisions of the federal securities laws; and to submit certain of its policies and procedures relating to the matters alleged in the order to review by an SEC-appointed consultant. Twenty-seven other market makers and fifty-one traders at the firm settled related SEC administrative actions at the same time.


    On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representation that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund.


     PaineWebber has also entered into settlement agreements with all the states, Puerto Rico and the District of Columbia.

                            ------------------------

    Additional or replacement clearing brokers may be appointed in respect of the Fund's account in the future.

                             CONFLICTS OF INTEREST

GENERAL

    KENMAR HAS NOT ESTABLISHED ANY FORMAL PROCEDURE TO RESOLVE CONFLICTS OF INTEREST. CONSEQUENTLY, INVESTORS WILL BE DEPENDENT ON THE GOOD FAITH OF THE RESPECTIVE PARTIES SUBJECT TO SUCH CONFLICTS TO RESOLVE THEM EQUITABLY. ALTHOUGH KENMAR ATTEMPTS TO MONITOR THESE CONFLICTS, IT IS EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, FOR KENMAR TO ENSURE THAT THESE CONFLICTS DO NOT, IN FACT, RESULT IN ADVERSE CONSEQUENCES TO THE FUND.

    PROSPECTIVE INVESTORS SHOULD BE AWARE THAT KENMAR PRESENTLY INTENDS TO ASSERT THAT UNITHOLDERS HAVE, BY SUBSCRIBING TO THE FUND, CONSENTED TO THE FOLLOWING CONFLICTS OF INTEREST IN THE EVENT OF ANY PROCEEDING ALLEGING THAT SUCH CONFLICTS VIOLATED ANY DUTY OWED BY KENMAR TO INVESTORS.

KENMAR

OTHER MANAGED FUTURES PRODUCTS SPONSORED BY KENMAR
AND ITS AFFILIATES

    Kenmar sponsors and operates a number of commodity pools, and affiliates of Kenmar operate, manage and/or sponsor a number of other commodity pools and alternative investment products. Kenmar and its principals and affiliates have substantial investments in certain of such products. Kenmar may have a conflict of interest in selecting Advisors for the Fund and for other accounts sponsored by Kenmar or its affiliates, particularly in cases where an Advisor is willing to manage only a limited number of additional accounts or where Kenmar or a principal or an affiliate has financial incentives to favor another product over the Fund. Kenmar also has a conflict of interest in allocating its own resources among different clients.

    Kenmar has a conflict of interest in allocating assets among the Advisors in that Kenmar will receive more net benefit from the brokerage commissions paid by the Fund the less frequently an Advisor trades in the futures markets (Kenmar being required to pay substantially all of the Fund's futures trading costs from the flat-rate brokerage commissions received by Kenmar from the Fund). Kenmar retains any excess fees generated if the actual brokerage commissions paid by the Fund are less than the flat rate paid to Kenmar and Kenmar is responsible to the Clearing Brokers for any deficit if the actual commissions incurred are greater than the flat rate paid to Kenmar. Kenmar also has a conflict of interest in selecting Advisors due to different advisory fee structures being more likely than others to result in a greater net benefit being received by Kenmar from the Fund, and certain Advisors, which it might otherwise be in the best interests of the Fund to retain, being willing to accept only certain fee arrangements.

    Kenmar has a conflict of interest in "deleveraging" the Fund's market commitment; I.E., Kenmar has an incentive to "deleverage" the Fund's market commitment as its brokerage commissions will be calculated on the basis of the Fund's equity and not on the amount of any reduced commitment.

KENMAR'S INCENTIVE TO SELECT MORE SPECULATIVE ADVISORS

    Because of Kenmar's potential receipt of the Incentive Fee, Kenmar may have an incentive to select

Advisors that trade in a more "risky" or speculative manner than Kenmar would otherwise consider to be desirable. Kenmar's Incentive Fee is based on annual New Overall Appreciation (if any) and could comprise a significant component of Kenmar's net overall return from the Fund. Accordingly, Kenmar has a potential incentive to select Advisors that trade in a more speculative manner because high risk trading strategies have the potential to lead to high returns. The Incentive Fee permits Kenmar to share in any New Overall Appreciation but without having to participate in the same manner in any losses of the Fund.




ONGOING OFFERING OF THE UNITS

    Certain material changes in the Advisor group used for the Fund could result in regulatory delay. Kenmar may have a conflict of interest from time to time between Kenmar's interest in not delaying the continuous offering of the Units and in selecting those Advisors that Kenmar believes to be most advantageous for the Fund.

THE ADVISORS

OTHER CLIENTS AND BUSINESS ACTIVITIES OF THE ADVISORS

    The Advisors and their principals each devote their business time to ventures in addition to managing the Fund's accounts.

    The Advisors may have a conflict of interest in rendering advice to the Fund because of other accounts managed or traded by them or their affiliates, including accounts owned by their principals, which may be traded differently from the Fund's account. The Advisors may have financial incentives to favor certain accounts over the Fund.

BROKERS AND DEALERS SELECTED BY ADVISORS

    Certain of the Advisors have required, as a condition of their participation in the Fund, that their Fund accounts trade through specific executing brokers with which such Advisors have ongoing business dealings. Such Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

    Certain of the Advisors may execute a number of the trades for their Fund accounts through affiliated floor brokers or foreign exchange dealers, which will be compensated for their trading services.

THE CLEARING BROKERS AND EXECUTING BROKERS

    Any clearing broker, including the Clearing Brokers, and any executing broker selected by an Advisor may act from time to time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Brokers and executing brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the Fund. In addition, various accounts traded through the Clearing Brokers and executing brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Clearing Brokers and executing brokers may have a conflict of interest in their execution of trades for the Fund and for other customers. Kenmar will, however, not retain any clearing broker for the Fund which Kenmar has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

    THE CLEARING BROKERS AND EXECUTING BROKERS WILL BENEFIT FROM EXECUTING ORDERS FOR OTHER CLIENTS, WHEREAS THE FUND MAY BE HARMED TO THE EXTENT THAT THE CLEARING BROKERS AND EXECUTING BROKERS HAVE FEWER RESOURCES TO ALLOCATE TO THE FUND'S ACCOUNT DUE TO THE EXISTENCE OF SUCH OTHER CLIENTS.

    Certain officers or employees of the Clearing Brokers and executing brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearinghouses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearinghouses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

SELLING AGENTS

    The Selling Agents to be selected for the Fund will receive substantial initial, and may also receive substantial ongoing, "trailing commissions" in respect of Units sold by them. The individual registered representatives of the Selling Agents will themselves receive a significant portion of the compensation paid to the Selling Agents. Consequently, they will have a conflict of interest both in recommending the purchase of Units by their clients and in counseling clients as to whether to redeem.

PROPRIETARY TRADING/OTHER CLIENTS

    Kenmar, the Advisors, the Clearing Brokers and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Unitholders.

    Because Kenmar, the Advisors, the Clearing Brokers and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Fund's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

                          REDEMPTIONS AND DISTRIBUTIONS

    THE FUND IS INTENDED AS A MEDIUM- TO LONG-TERM "BUY AND HOLD" INVESTMENT. THE FUND'S OBJECTIVE IS TO ACHIEVE SIGNIFICANT PROFITS OVER TIME WHILE CONTROLLING THE RISK OF LOSS. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE FUND WILL MEET ITS OBJECTIVES, AND UNITHOLDERS MAY EXACERBATE THEIR LOSSES BY "BUYING AND HOLDING" AN INVESTMENT IN THE UNITS IN THE EVENT THAT THE FUND SUSTAINS A PROLONGED PERIOD OF LOSSES.

    A Unitholder may cause the Fund to redeem any or all of his Units as of the close of business on the last business day of any calendar month -- beginning with the end of the sixth month following his purchase of such Units -- at Net Asset Value upon ten (10) days' notice to his Selling Agent's representative. Only whole Units may be redeemed except upon redemption of an investor's entire holding in the Fund. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units; provided that, for investors redeeming less than all their Units, such investors' remaining Units must have an aggregate Net Asset Value of at least $500. Fractional Units may be redeemed only upon the redemption of an investor's entire interest in the Fund. The Net Assets of the Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit is equal to the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

    A Unit that is redeemed on or after the end of the sixth month after such Unit is sold and on or before the twelfth month after sale will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed after the beginning of the thirteenth calendar month and on or before the end of the eighteenth calendar month after sale will be assessed a redemption charge of 2% of the Net Asset Value per Unit as of the date of redemption. Such charge is subtracted from the redemption price of the Unit and paid to Kenmar. For example, Units subscribed for during October 1997 and purchased as of November 1, 1997 were first redeemable as of April 30, 1998 and are subject to a redemption charge through April 30, 1999.

    Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.

    In the event that an investor acquires Units at more than one time, his or her Units are treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable as well as whether redemption charges apply.

    To redeem Units, Unitholders may contact their respective Selling Agents (in writing if required by such Selling Agent). Selling Agents must notify the Fund in writing in order to effectuate redemptions of the Units. However, a Unitholder who no longer has a Selling Agent account must request redemption in writing (signature guaranteed unless waived by Kenmar) by corresponding with Kenmar.

    Kenmar may declare additional redemption dates, including Special Redemption Dates which involve a suspension of trading, upon notice to the Unitholders. See
Section 12 of the Declaration of Trust attached hereto as Exhibit A for a description of Special Redemption Dates.

    Redemption proceeds generally will be paid out within fifteen business days of redemption. However, in special circumstances, including, but not limited to, default or delay in payments due to the Fund from banks or other persons, the Fund may in turn delay payment to persons requesting redemption of Units of the proportionate part of the redemption value of their Units equal to the proportionate part of the Net Assets of the Fund represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any Kenmar-sponsored fund.

    The Net Asset Value per Unit as of the date of redemption may differ substantially from the Net Asset Value per Unit as of the date by which irrevocable notice of redemption must be submitted.

    Kenmar has not made, and has no intention of making, any distribution from the Fund's profits or capital to Unitholders.

    UNITHOLDERS NEED NOT REDEEM ALL THEIR UNITS IN ORDER TO REDEEM SOME OF THEIR UNITS.

                            THE FUND AND THE TRUSTEE

    THE FOLLOWING SUMMARY DESCRIBES IN BRIEF CERTAIN ASPECTS OF THE OPERATION OF THE FUND, AND THE TRUSTEE'S AND KENMAR'S RESPECTIVE RESPONSIBILITIES CONCERNING THE FUND. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE DECLARATION OF TRUST ATTACHED HERETO AS EXHIBIT A AND CONSULT WITH THEIR OWN ADVISERS CONCERNING THE IMPLICATIONS TO SUCH PROSPECTIVE SUBSCRIBERS OF INVESTING IN A DELAWARE BUSINESS TRUST. THE SECTION REFERENCES BELOW ARE TO SECTIONS IN THE DECLARATION OF TRUST.

PRINCIPAL OFFICE; LOCATION OF RECORDS

    The Fund is organized under the Delaware Business Trust Act. The Fund is administered by Kenmar, whose office is located Two American Lane, Greenwich, Connecticut 06831 (telephone: (203) 861-1000). The records of the Fund, including a list of the Unitholders and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives for any purposes reasonably related to a Unitholder's interest as a beneficial owner of the Fund during regular business hours as provided in the Declaration of Trust. (Section 10). Kenmar will maintain and preserve the books and records of the Fund for a period of not less than six years.

CERTAIN ASPECTS OF THE FUND

    THE FUND IS THE FUNCTIONAL EQUIVALENT OF A LIMITED
PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE
ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE
BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED
PARTNERS OF A LIMITED PARTNERSHIP.

    No special custody arrangements are applicable to the Fund that would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Fund to Kenmar. Kenmar is the functional equivalent of a sole general partner in a limited partnership. (Sections 5(a), 9 and 18).

    Although units of beneficial interest in a trust need not carry any voting rights, the Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 18).

THE TRUSTEE

    Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with Kenmar or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Fund are limited to its express obligations under the Declaration of Trust. See "Exhibit A -- Amended and Restated Declaration of Trust."

    The rights and duties of the Trustee, Kenmar and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of
Trust.  See "Exhibit A -- Amended and Restated
Declaration of Trust."

    The Trustee serves as the Fund's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Fund, Kenmar or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by Kenmar. The Declaration of Trust provides that the Trustee is compensated by the Fund, and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. Kenmar has the discretion to replace the Trustee.

    Only Kenmar has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and Kenmar are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

    Under the Declaration of Trust, the Trustee has delegated to Kenmar the exclusive management and control of all aspects of the business of the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of Kenmar, nor will the Trustee have any liability for the acts or omissions of Kenmar. In addition, Kenmar has been designated as the "tax matters partner" of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, Kenmar may, in its sole and absolute discretion, appoint an affiliate or affiliates of Kenmar as additional managing owners (except where Kenmar has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Kenmar, as it deems necessary for the efficient operation of the Fund. (Section
2).

    Because the Trustee has delegated substantially all of its authority over the operation of the Fund to Kenmar, the Trustee itself is not registered in any capacity with the CFTC.

MANAGEMENT OF FUND AFFAIRS; VOTING BY UNITHOLDERS

    The Unitholders take no part in the management or control, and have no voice in the operations of the Fund or its business. (Section 9). Unitholders may, however, remove and replace Kenmar as the managing owner of the Fund, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by Kenmar and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Fund. (Section 18(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 18(c)). Kenmar has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. (Section 18(c)). Any Units purchased by Kenmar or its affiliates, as well as Kenmar's general liability interest in the Fund, are non-voting. (Section 7).

    Kenmar has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 18(a)).

    In the event that Kenmar or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 18(c)).

RECOGNITION OF THE FUND IN CERTAIN STATES

    A number of states do not have "business trust" statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Fund itself indemnifies all Unitholders against any liability that such Unitholders might incur in addition to that of a beneficial owner. Kenmar is itself generally liable for all obligations of the Fund and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY UNITHOLDERS; INDEMNIFICATION OF THE FUND BY UNITHOLDERS

    The Units are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. (Section 8(e)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Fund's estate any distribution they received at a time when the Fund was in fact insolvent or in violation of the Declaration of Trust. In addition, although Kenmar is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of (i) Unitholders' actions unrelated to the business of the Fund, (ii) transfers of their Units in violation of the Declaration of Trust, or
(iii) taxes imposed on the Fund by the states or municipalities in which such investors reside (Sections 8(d) and 17(c)).

    The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged -- although Kenmar is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

TRANSFERS OF UNITS RESTRICTED

    A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his Units upon notice to the Fund and Kenmar. No assignment will be effective in respect of the Fund or Kenmar until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of Kenmar and upon execution and delivery of an instrument of transfer in form and substance satisfactory to Kenmar. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates (Section 11).

    There are, and will be, no certificates for the Units. Any transfers of Units will be reflected on the books and records of the Fund. Transferors and transferees of Units will each receive notification from Kenmar to the effect that such transfers have been duly reflected as notified to Kenmar. (Section
11).

REPORTS TO UNITHOLDERS

    Each month Kenmar reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Fund, and any such other information as Kenmar may deem appropriate. There are similarly distributed to Unitholders, not later than March 30 of each year, certified financial statements and, not later than March 15 of each year, the tax information related to the Fund necessary for the preparation of their annual federal income tax returns. (Section 10).

    Kenmar will notify Unitholders of any change in the fees paid by the Fund or of any material changes in the basic investment policies or structure of the Fund. Any such notification shall include a description of Unitholders' voting rights. (Section 10).

GENERAL

    In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that: (i) the executing and clearing commissions paid by the Fund shall be reasonable (Section 9), and Kenmar shall include in the annual reports containing the Fund's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Fund's trades during the preceding year, as well as the actual amounts paid by Kenmar for the Fund's execution and clearing costs (Section 10); (ii) no rebates or give-ups, among other things, may be received from the Fund by any of the Selling Agents in respect of sales of the Units, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agents or any of their respective affiliates and the Fund (Section 9); (iii) no trading advisor of the Fund (including Kenmar) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by the Fund (Section 9); (iv) any agreement between the Fund and Kenmar or any affiliates of Kenmar must be terminable by the Fund upon no more than 60 days' written notice (Section 9);
(v) the Fund may make no loans, and the funds of the Fund will not be commingled with the funds of any other person (deposit of Fund assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9); and (vi) the Fund will not employ the trading technique commonly known as "pyramiding."


FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING CONSTITUTES THE OPINION OF SIDLEY & AUSTIN AND SUMMARIZES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS.

PARTNERSHIP TAX STATUS OF THE FUND

    The Fund is a partnership for federal income tax purposes and, based on the type of income expected to be earned by the Fund, it will not be treated as a "publicly-traded partnership." Therefore, the Fund will not pay federal income tax.

TAXATION OF UNITHOLDERS ON PROFITS OR LOSSES OF THE FUND

    Each Unitholder must pay tax on his share of the Fund's income and gains. Such share must be included each year in a Unitholder's taxable income whether or not such Unitholder has redeemed Units. In addition, a Unitholder may be subject to payment of taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

    The Fund provides each Unitholder with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit. However, when a Unitholder redeems Units, the Fund allocates capital gains or losses so as to reduce or eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF FUND LOSSES AND DEDUCTIONS

    A Unitholder may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Unitholder's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

    Individual taxpayers are subject to material limitations on their ability to deduct investment advisory fees, unreimbursed expenses of an employee, and certain other expenses of producing income not resulting from the conduct of a trade or business. For tax reporting purposes, the Managing Owner currently intends to treat the ordinary expenses of the Fund as ordinary business expenses not subject to the limitations described below. However, the IRS might contend that the Consulting Fees, the Profit Shares, the Incentive Fee and other expenses of the Fund constitute "investment advisory fees" subject to the limitations.


    For individuals who itemize deductions, the expenses of producing income, including "investment advisory fees," are to be aggregated with unreimbursed employee business expenses and certain other expenses of producing income (collectively, the "Aggregate Investment Expenses"), and such Aggregate Investment Expenses are deductible only to the extent in excess of 2% of the individual's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to 3% of the individual's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his or her alternative minimum tax liability.


    If the Consulting Fees, the Profit Shares, the Incentive Fee and other expenses of the Fund were determined to constitute "investment advisory fees," an individual Unitholder's PRO RATA share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to the deduction limitations described above. In addition, each individual Unitholder's share of income from the Fund would be increased (solely for tax purposes) by such Unitholder's pro rata share of the amounts so characterized. Any such characterization by the IRS could require Unitholders to file amended tax returns and pay additional taxes, plus interest. It is unlikely that tax penalties would be imposed on account of such an IRS characterization.

YEAR-END MARK-TO-MARKET OF OPEN POSITIONS

    Section 1256 Contracts are futures, options on futures and stock index options traded on U.S. exchanges . Section 1256 Contracts that remain open at the end of a tax year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures are generally non-Section 1256 Contracts. Gain or loss on any non-Section 1256 Contracts are recognized when sold by the Fund and are primarily short-term gain or loss. Certain of the foreign currency contracts generate ordinary income or loss.


TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME

    As described under "-- Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

    Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a Unitholder could be required to pay taxes on his share of the Fund's interest income.

    If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on
Section 1256 Contracts.

SYNDICATION EXPENSES

    Neither the Fund nor any Unitholder will be entitled to any deduction for the Fund's syndication expenses, including the one-time upfront organizational charge paid to the Managing Owner and any amount paid by the Managing Owner to any additional Selling Agents, nor can such expenses be amortized by the Fund or any Unitholder.

UNRELATED BUSINESS TAXABLE INCOME

    Tax-exempt Unitholders will not be required to pay tax on their share of income or gains of the Fund, provided that such Unitholders do not purchase Units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS UNITHOLDERS

    The IRS is required to audit Fund-related items at the Fund level rather than the Unitholder level. The Managing Owner is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all Unitholders may be required to pay additional taxes plus interest as well as penalties.

STATE AND OTHER TAXES

    In addition to the federal income tax consequences described above, the Fund and its Unitholders may be subject to various state and other taxes.

                              --------------------

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

                              PURCHASES BY EMPLOYEE
                                  BENEFIT PLANS

    ALTHOUGH THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN THE FUND, OR ANY OTHER MANAGED FUTURES PRODUCT, WILL ACHIEVE THE INVESTMENT OBJECTIVES OF AN EMPLOYEE BENEFIT PLAN IN MAKING SUCH INVESTMENT, FUTURES INVESTMENTS HAVE CERTAIN FEATURES WHICH MAY BE OF INTEREST TO SUCH A PLAN. FOR EXAMPLE, THE FUTURES MARKETS ARE ONE OF THE FEW INVESTMENT FIELDS IN WHICH EMPLOYEE BENEFIT PLANS CAN PARTICIPATE IN LEVERAGED STRATEGIES WITHOUT BEING REQUIRED TO PAY TAX ON "UNRELATED BUSINESS TAXABLE INCOME." SEE "FEDERAL INCOME TAX CONSEQUENCES --'UNRELATED BUSINESS TAXABLE INCOME'" AT PAGE 36. IN ADDITION, BECAUSE THEY ARE NOT TAXPAYING ENTITIES, EMPLOYEE BENEFIT PLANS ARE NOT SUBJECT TO PAYING ANNUAL TAX ON PROFITS (IF ANY) OF THE FUND.

    AS A MATTER OF POLICY, KENMAR WILL ATTEMPT TO LIMIT SUBSCRIPTIONS TO THE FUND FROM ANY EMPLOYEE BENEFIT PLAN TO NO MORE THAN 10% OF THE VALUE OF THE READILY MARKETABLE ASSETS OF SUCH PLAN (IRRESPECTIVE OF THE NET WORTH OF THE BENEFICIARY OR BENEFICIARIES OF SUCH PLAN).

GENERAL

    The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

    In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in
Section 408 of the Code and medical plans.

    Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

"PLAN ASSETS"

    A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception").

    The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

    Kenmar expects that the Publicly Offered Security Exception will apply with respect to the Units. First, the Units are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Units will be registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC after the end of the fiscal year of the Fund in which the offering of Units occurred.

    Second, it appears that the Units are freely transferable because the minimum investment is not more than $5,000 and Unitholders may assign their economic interests in the Fund by giving written notice to Kenmar, provided such assignment would not violate any federal or state securities laws and would not adversely affect the tax status of the Fund. As described in the second preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent. Although this provision, read literally, applies only to partnerships, Kenmar believes that because the determination as to whether a security is freely transferable is based on the facts and circumstances, the fact that the Units, which are issued by a trust rather than a partnership, have an identical restriction should not affect a finding that the Units are freely transferable.

    Third, Kenmar expects that the Units will be owned by at least 100 investors independent of the Fund and of each other.

INELIGIBLE PURCHASERS

    Units may not be purchased with the assets of a Plan if Kenmar, any of the Advisors, the Selling Agents, any Clearing Broker, any of the brokers through which any Advisor requires the Fund to trade, the Fund or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

    Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, KENMAR, ANY ADVISOR, ANY CLEARING BROKERS, THE SELLING AGENTS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE UNITS IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                              PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

    Units are continuously being offered to the public -- on a "best-efforts" basis -- at their month-end Net Asset Value per Unit. The minimum investment is $5,000 except for (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts and (ii) existing Unitholders subscribing for additional Units, where the minimum investment is $2,000.

    To purchase Units, an investor must complete, execute and deliver a copy of the Subscription Agreement and Power of Attorney Signature Pages. EXISTING INVESTORS IN THE FUND MUST EXECUTE NEW SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES AND VERIFY THEIR CONTINUED SUITABILITY TO MAKE ADDITIONAL INVESTMENTS AND MUST HAVE RECEIVED A CURRENT PROSPECTUS FOR THE FUND. Subscription payments may be made either by check or by authorizing a Selling Agent to debit a subscriber's customer securities account for the amount of his or her subscription. When a subscriber authorizes such a debit (which authorization is given in the Subscription Agreement and Power of Attorney), the subscriber is required to have the amount of his or her subscription payment on deposit in his or her account as of the settlement date specified by the relevant Selling Agent -- generally, the fifth business day after the date of purchase (the first day of the month immediately following the month during which a subscription is accepted) if the Subscription Agreement and Power of Attorney is executed and delivered at least five business days prior to the end of such month.

    The Units are sold when, as and if subscriptions therefor are accepted by Kenmar, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters.

    There is no minimum number of Units which must be sold as of the beginning of a given month for any Units to be sold at such time.

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES


    By executing a Subscription Agreement and Power of Attorney Signature Page, each subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver such Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands Exhibit B to this Prospectus ("Subscription Requirements") and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this Prospectus. These representations and warranties might be used by Kenmar or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.


    While the foregoing representations and warranties are binding on subscribers, Kenmar believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. ANY SUBSCRIBER WHO IS NOT PREPARED TO GIVE SUCH REPRESENTATIONS AND WARRANTIES, AND TO BE BOUND BY THEM, SHOULD NOT INVEST IN THE UNITS.

SELLING AGENTS' COMPENSATION

    PaineWebber has been selected as a Selling Agent for the Fund. PaineWebber and the Fund's other Selling Agents (collectively, the "Selling Agents") will receive an upfront selling commission equal to 5% of the purchase price per Unit at the time that such Unit is sold, and their representatives who sell Units shall receive a portion of such 5% commission. Notwithstanding the foregoing, no Selling Agent shall receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored limited partnerships. Beginning with the thirteenth month (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles) after the subscription proceeds of a particular Unit are invested in the Fund (I.E., the first day of the month immediately following the month during which the subscription for such Unit is accepted), the Selling Agent who sold such Unit will begin to receive ongoing "trailing commissions" (payable quarterly) to be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Unit -- PROVIDED, that CFTC-qualified registered representatives of the Selling Agent have satisfied applicable proficiency requirements and agree to perform certain ongoing services with respect to such Units. Such ongoing "trailing commissions," once begun, will continue for as long as such Unit remains outstanding. If there is no CFTC-qualified registered representative to perform ongoing services, then the Selling Agent will be paid installment selling commissions that may not exceed a lifetime total of 4.5% of the initial subscription price of the Units in question (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Selling Agents will pay a portion of such commissions to their eligible representatives. No Selling Agent will receive upfront selling commissions, trailing commissions or on-going selling commissions which exceed the amounts set forth above.


    Kenmar, not the Fund, pays all upfront selling compensation and "trailing" commissions. Selling Agents will pass on to their registered representatives a portion of the foregoing upfront selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.

    In the Selling Agreement, each Advisor and Kenmar have agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

                                  LEGAL MATTERS

    Sidley & Austin has passed upon legal matters for Kenmar in connection with the Units being offered hereby. In doing so, Sidley & Austin has relied as to matters of Delaware law upon the opinion of Richards, Layton & Finger, Wilmington, Delaware. Sidley & Austin also advises Kenmar with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund. Sidley & Austin has prepared the section "Federal Income Tax Consequences" and "Purchases By Employee Benefit Plans" with respect to ERISA. Sidley & Austin has not represented, nor will it represent, either the Fund or the Unitholders in matters relating to the Fund.

                                     EXPERTS

    Arthur F. Bell, Jr. & Associates, L.L.C. have been selected as the Fund's independent auditors. The statements of financial condition of the Fund as of December 31, 1998 and 1997 and the related statements of operations, cash flows and changes in Unitholders' capital (net asset value) for the years ended December 31, 1998 and 1997 and for the period July 17, 1996 (inception) to December 31, 1996 included in this Prospectus have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

    Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, have audited the statement of financial condition of Kenmar Advisory Corp. as of September 30, 1998 included in this Prospectus. Such financial statement is included herein in reliance on the report of Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, and the Customer Agreements). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

                        RECENT FINANCIAL INFORMATION AND
                                 ANNUAL REPORTS

    Pursuant to applicable CFTC regulations, prospective subscribers must receive recent financial information (current within 60 calendar days) relating to the Fund, as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would otherwise be included in such Report or information has been otherwise included herein.

[Remainder of page left blank intentionally.]

                       PERFORMANCE OF KENMAR GLOBAL TRUST

    The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since the inception of trading operations (May 22, 1997) other than simply by presenting its performance record. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of November 30, 1999.


SUMMARY PERFORMANCE INFORMATION

                  TYPE OF FUND: multi-advisor; publicly-offered
                         INCEPTION OF TRADING: May 1997

                      AGGREGATE SUBSCRIPTIONS: $34,678,179
                       CURRENT CAPITALIZATION: $26,780,391

                    CURRENT NET ASSET VALUE PER UNIT: $ 100.36
                    LARGEST MONTHLY DRAWDOWN: (8.96)% (10/99)

             LARGEST PEAK-TO-VALLEY DRAWDOWN: (18.48)% (9/98-10/99)

MONTHLY/ANNUAL PERFORMANCE INFORMATION


Month                                   1999(%)                1998(%)               1997(%)

January                                 (4.46)                   3.29                  --

February                                 4.59                    0.38                  --

March                                   (8.46)                   0.30                  --

April                                    5.24                   (6.18)                 --

May                                     (7.53)                   1.20                 (0.30)

June                                     3.95                    2.22                 (2.30)

July                                    (3.34)                  (0.88)                 7.11

August                                   1.68                   13.22                 (4.79)

September                                2.98                    4.40                  0.52

October                                 (8.96)                  (2.09)                (2.18)

November                                 4.00                   (4.96)                (0.74)

December                                                         2.76                  3.25

Compound Rate of Return                 (11.33)                 13.08                  0.10
                                      (11 months)                                   (8 months)



NOTES TO PERFORMANCE INFORMATION

    In reviewing the foregoing description of the Fund's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Fund's fees and charges are more fully described under "Charges."

    In addition, the following terms used in describing the Fund's performance efined as follows:

    "Drawdown" means losses experienced by the Fund over a specified period.

    "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Fund during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

    "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. For example, the compound rate of return of (0.10)% for the partial year 1997 in the Fund's performance record was calculated by multiplying 100 by the quantity [[(1-.0030)(1-.0230)(1+.0711)(1-.0479)(1+.0052) (1-.0218)(1-.0074)(1+.0325)]
    minus 1].

                             SELECTED FINANCIAL DATA

    The following Selected Financial Data is derived from the unaudited financial statements of the Fund as of September 30, 1999, and the audited financial statements of the Fund as of December 31, 1998 and 1997 and for the period July 17, 1996 (inception) to December 31, 1996. The Fund commenced trading operations on May 22, 1997. See "Index to Financial Statements" at page F-1.


                                          Period ended                 Year Ended              Year Ended             Period Ended
                                       September 30, 1999          December 31, 1998        December 31, 1997      December 31, 1996
                                           (unaudited)                  (audited)                (audited)             (audited)

Total Assets                               $29,420,854                $26,091,157             $12,782,763             $2,000

Total Unitholder's Capital                  28,805,332                 25,363,098              12,377,321               2,000

Gains from Trading                             140,275                  4,824,825                 675,878

Interest Income                                781,267                    750,290                 293,033

Total Expenses                               2,402,390                  2,963,014                 842,501

Net Income (Loss)                           (1,480,848)                 2,612,101                 126,410

Net Income (Loss) Per Unit                       (6.06)                     16.96                    1.24
(Based on weighted average
number of units outstanding)

Increase (Decrease) in Net                       (7.19)                     13.09                    0.10
Asset Value Per Unit


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OPERATIONAL OVERVIEW; ADVISOR SELECTIONS

    The Fund's results of operations depend on Kenmar's ability to select Advisors and the Advisors' ability to trade profitably. See "The Fund and Its Objectives -- Investment Philosophy" at page 14 Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.

    The Advisors and asset allocations for the Fund in effect as of December 1, 1999 are set forth below. These allocations are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund and (ii) any subsequent reallocation decision by Kenmar.

                                                        5/22/97           1/1/98            1/1/99           12/1/99
ADVISOR                                               (INCEPTION)

Beacon Management Corporation                              0%                0%                0%              ___%

Bridgewater Associates Inc.                                0%                0%                0%              ___%

Chesapeake Capital Corporation                            25%               24%                0%                0%

Computer Trading Corporation                               0%                0%                0%              ___%

Dreiss Research Corporation                               15%               23%               19%              ___%

Grinham Managed Futures Pty. Ltd.                          0%                0%                0%              ___%

Hirst Investment Management Inc.                           0%                0%               23%                0%

Hyman Beck & Company, Inc.                                25%               23%               25%                0%

Red Oak Advisors, Inc.                                     0%                0%                0%              ___%

Sunrise Capital Partners, LLC                              0%                0%               21%              ___%

Transtrend B.V                                             0%                0%                0%              ___%

Willowbridge Associates Inc.                              25%               22%               12%                0%

Winton Capital Management Ltd.                             0%                0%                0%              ___%

Witter & Lester, Inc.                                     10%                8%                0%                0%

Total                                                    100%              100%              100%              100%
                                                         ===               ===               ===               ===



    Two of the Fund's initial Advisors, Chesapeake Capital Corporation and Witter & Lester, were replaced as of June 30, 1998. Such replacement resulted from a reallocation decision by Kenmar with respect to assets previously allocated to Witter & Lester and a decision by Chesapeake Capital Corporation to resign from trading the Fund's account under the terms of its Advisory Agreement. Hirst Investment Management Inc., Hyman Beck & Company, Inc. and Willowbridge Associates, Inc., were replaced as of December 1, 1999. Each replacement resulted from a reallocation decision by Kenmar. As of the date of this Prospectus, 100% of the Fund's equity is allocated to the Advisors. However, as described herein, Kenmar has the discretion to allocate less than 100% of the Fund's total equity.

     The allocation of less than 100% of Fund equity to the Advisors represents a deleveraging of the Fund's trading, which may have the effect of preserving equity during unfavorable market cycles (but which also reduces the upside potential of the Fund during favorable conditions). Kenmar receives brokerage commissions based on the total Fund equity, not allocated equity. See "Conflicts of Interest--Kenmar." Any decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Fund and Its Objectives -- The Advisors" at page 18. Kenmar's Advisor selection procedures are described under "Kenmar Advisory Corp. -- Management of Traders" at page 21. The core Advisors' trading methods are described under "The Fund and Its Objectives -- The Advisors" at page 18.


    Kenmar has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. Kenmar is not required to allocate the proceeds resulting from subscriptions as any month-end during the continuing offering (over any amounts redeemed as of such date) on a PRO RATA basis; rather, such allocations will be based on the factors described under "The Fund and Its Objectives --
The Advisors." Kenmar will notify investors monthly as to month-end allocations.

LIQUIDITY

    The Fund's investments in the futures, forwards, options and related markets may, from time to time, be illiquid. See "The Risks You Face -- (11) "Possible Illiquid Markets" at page 11. Most United States exchanges limit fluctuations in certain futures interest prices during a single day by regulations referred to as "daily price fluctuations limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limit in such futures interests. If the price for a particular contract has increased or decreased by an amount equal to the "daily limit," positions in such futures contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. While the occurrence of such an event may reduce or effectively eliminate the liquidity of a particular market, it will not limit ultimate losses and may in fact substantially increase losses because of this inability to liquidate unfavorable positions. In addition, if there is little or no trading in a particular futures or forward contract that the Fund is trading, whether such illiquidity is caused by any of the above reasons or otherwise, the Fund may be unable to execute trades at favorable prices and/or may be unable or unwilling to liquidate its position prior to its expiration date, thereby requiring the Fund to make or take delivery of the underlying commodity. In addition, certain Advisors trade on futures markets outside the United States on behalf of the Fund. Certain foreign exchanges may be substantially more prone to periods of illiquidity than United States exchanges. Further, certain Advisors trade forward contracts which are not traded on exchanges; rather banks and dealers act as principals in these markets. The CFTC does not regulate trading on non-U.S. futures markets or in forward contracts. Illiquid market conditions could result in restrictions on redemptions.

    With respect to the Fund's trading, in general, the Fund's Advisors will endeavor to trade only futures, forwards and options that have sufficient liquidity to enable them to enter and close out positions without causing major price movements. Furthermore, commencement of trading by the Fund, there has never been a time when illiquidity has affected a material portion of any Fund assets. See "Redemptions and Distributions" at page 31.

    Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month beginning with the end of the sixth month after their sale. Units are redeemed at Net Asset Value, subject to redemption charges of 3% and 2%, respectively, for Units redeemed on and after the end of the sixth month through the end of the twelfth month after sale and from the end of the twelfth month through the end of the eighteenth month after sale.

RESULTS OF OPERATIONS

GENERAL

    Kenmar believes that multi-advisor futures funds should be regarded as medium- to long-term (I.E., three to five year) investments, but it is difficult to identify trends in the Fund's operations and virtually impossible to make any predictions regarding future results based on the limited results to date.

    Kenmar has not made, and has no intention of making, any distributions of the Fund's profits or capital to Unitholders.

    The Fund incurs substantial charges from the payment of Consulting Fees and Profit Shares to the Advisors, Incentive Fees to Kenmar, brokerage commissions and miscellaneous execution costs and administrative expenses. Brokerage commissions and Consulting Fees are payable based upon the Net Asset Value of the Fund and are payable without regard to the profitability of the Fund. As a result, it is possible that the Fund may incur a net loss when trading profits are not substantial enough to avoid depletion of the Fund's assets from such fees and expenses. Thus, due to the nature of the Fund's business, the success of the Fund is dependent upon the ability of the Advisors to generate trading profits through the speculative trading of futures, forwards and options sufficient to produce capital appreciation after payment of all fees and expenses.

    It is important to note, however, that (i) the Advisors trade in various markets at different times and that prior activity in a particular market does not mean that such markets will be actively traded by an Advisor or will be profitable in the future and (ii) the Advisors trade independently of each other using different trading systems and may trade different markets with various concentrations at various times. Consequently, the results of operations of the Fund can only be discussed in the context of the overall trading activities of the Fund, the Advisors' trading activities on behalf of the Fund as a whole and how the Fund has performed in the past.

    The Fund commenced trading operations on May 22, 1997. Set forth below are the results of operations of the Fund for the periods from December 31, 1998 through September 30, 1999, and from December 31, 1997 through December 31, 1998.

    As of the period ending September 30, 1999, the Net Asset Value of the Fund was $28,805,332, an increase of approximately 13.57% from its Net Asset Value of $25,363,098 at December 31, 1998. The Fund's subscriptions and redemptions for the nine months ended September 30, 1999 totaled $8,110,024 and $3,078,841, respectively. The Net Asset Value per Unit decreased 6.35% from $113.19 at December 31, 1998 to $106.00 at September 30, 1999. The Fund's negative performance for the nine months ended September 30, 1999 resulted primarily from losses in global stock indices, pacific rim interest rates, grains and tropicals.

    As of the year ending December 31, 1998, the Net Asset Value of the Fund was $25,363,098, an increase of approximately 104.92% from its Net Asset Value of $12,377,321 at December 31, 1997. The Fund's subscriptions and redemptions for the year ended December 31, 1998 totaled $13,497,520 and $2,401,065, respectively. The Net Asset Value per Unit increased 13.08% from $100.10 at December 31, 1997 to $113.19 at December 31, 1998. The Fund's positive performance for the year ended December 31, 1998 resulted primarily from gains in currencies, global interest rates, grains and meats.

PERFORMANCE SUMMARY

    The most directly relevant information relating to the results of operations of a managed futures fund, such as the Fund, is the actual performance record. During the period May 22, 1997 (inception) through November 30, 1999, the Fund's Net Asset Value per Unit increased from $100.00 to $100.36, and the Compound Rate of Return for 1999, through November, is approximately (11.33)%, as set forth on page 41.

CAPITAL RESOURCES

    The Fund does not have, nor does it expect to have, any capital assets. Redemptions and sales of the Units in the future will affect the amount of funds available for trading futures, forwards and options in subsequent periods.

    There are three primary factors that affect the Fund's capital resources:
(i) the trading profit or loss generated by the Advisors (interest income); (ii) the capital invested or redeemed by Unitholders; and (iii) the capital invested or redeemed by the Fund's managing owner, Kenmar. Kenmar has maintained, and has agreed to maintain, at all times a one percent (1%) interest in the Fund. All capital contributions by Kenmar necessary to maintain such capital account balance are evidenced by units of beneficial interest, each of which have an initial value equal to the Net Asset Value per Unit (as defined below) at the time of such contribution. Kenmar, in its sole discretion, may withdraw any excess above its required capital contribution without notice to the Unitholders. Kenmar, in its sole discretion, may also contribute any greater amount to the Fund, for which it shall receive, at its option, additional Units at their then-current Net Asset Value (as defined below).

    "Net Assets" are defined as total assets of the Fund less total liabilities as determined in accordance with generally accepted accounting principles as described in the Fund's Declaration of Trust Agreement. The term "Net Asset Value Per Unit" is defined in the

Declaration of Trust to mean the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

    The amount of capital raised for the Fund should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Fund's costs are generally proportional to its asset base and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decrease in approximate proportion to the size of the Fund's account managed by each of them.

    The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow, and sells no securities other than the Units. Kenmar Securities, Inc. acts as a Selling Agent respect of the Fund's Units.

    The discussion above contains certain forward-looking statements (as such term is defined in the rules promulgated under the Securities Exchange Act of
1934) that are based on the beliefs of Kenmar, as well as assumptions made by, and information currently available to Kenmar. A number of important factors may cause the Fund's actual results, performance or achievements for 1999 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements. These factors include, without limitation, the factors described above.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

                             INDEX OF DEFINED TERMS

      A NUMBER OF DEFINED TERMS ARE USED IN THIS PROSPECTUS. THE RESPECTIVE DEFINITIONS OR DESCRIPTIONS OF SUCH TERMS MAY BE FOUND ON THE FOLLOWING PAGES OF THIS PROSPECTUS.


                                                                                                  Page(s)
Aggregate Investment Expenses .................................................................     35
CBOE ..........................................................................................     21
CFTC ..........................................................................................    - i-
Clearing Brokers ..............................................................................     28
Code ..........................................................................................     33
Declaration of Trust ..........................................................................     22
Employee benefit plan .........................................................................     36
ERISA .........................................................................................     36
Fund .......................................................................................... Cover page
high water mark ...............................................................................     26
ING BARINGS ...................................................................................     28
IRS ...........................................................................................     11
Kenmar ........................................................................................ Cover page
Kenmar Related Parties ........................................................................     22
Loss Carryforward .............................................................................     26
NASAA Guidelines ..............................................................................     22
Net Asset Value ...............................................................................     45
Net Assets ....................................................................................     45
New Overall Appreciation ......................................................................     26
New Trading Profits ...........................................................................     26
NFA ...........................................................................................     -ii-
PaineWebber ...................................................................................     27
SEC ...........................................................................................     22
Selling Agents ................................................................................     -i-
Subscription Requirements .....................................................................     39
Trading Profit ................................................................................     26
Units ......................................................................................... Cover page
Year 2000 Problem .............................................................................     13



                                      -47-
Page>

                                  THE ADVISORS

GENERAL


      THE FOLLOWING DESCRIPTION OF THE CORE ADVISORS AND THEIR TRADING METHODS AND STRATEGIES IS GENERAL AND IS NOT INTENDED TO BE EXHAUSTIVE. TRADING METHODS ARE PROPRIETARY AND COMPLEX, SO ONLY THE MOST GENERAL DESCRIPTIONS ARE POSSIBLE. FURTHERMORE, CERTAIN CORE ADVISORS MAY HAVE CHOSEN TO REFER TO SPECIFIC ASPECTS OF THEIR TRADING SYSTEMS, METHODS AND STRATEGIES, WHICH ASPECTS MAY ALSO BE APPLICABLE TO OTHER ADVISORS WHICH DID NOT CHOOSE TO MAKE EXPLICIT REFERENCE TO THESE ASPECTS OF THEIR OWN STRATEGIES. AS A RESULT, CONTRASTS IN THE DESCRIPTIONS SET FORTH HEREIN MAY NOT, IN FACT, INDICATE A SUBSTANTIVE DIFFERENCE BETWEEN THE TRADING METHODS AND STRATEGIES INVOLVED. WHILE KENMAR BELIEVES THAT THE DESCRIPTION OF THE CORE ADVISORS' METHODS AND STRATEGIES INCLUDED HEREIN MAY BE OF INTEREST TO PROSPECTIVE INVESTORS, SUCH PERSONS MUST BE AWARE OF THE INHERENT LIMITATIONS OF SUCH DESCRIPTION.

      This section contains brief biographical outlines and performance summaries of the Fund's core Advisors. The success of the Fund is dependent upon the success of the Advisors retained by or on behalf of the Fund from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Units, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the core Advisors' performance histories and have not been audited.


      CFTC rules require the disclosure of performance information for the last five full calendar years and year to date, and consider older performance information less material to an investment decision. Accordingly, Advisor performance prior to January 1, 1994 has not been included in the performance summaries set forth in this Prospectus.

CERTAIN ADVISORS TRADE "NOTIONAL" EQUITY FOR CLIENTS --I.E., TRADING SUCH CLIENTS' ACCOUNTS AS IF MORE EQUITY WERE COMMITTED TO SUCH ACCOUNTS THAN IS, IN FACT, THE CASE. THE FUND'S ACCOUNTS WILL NOT INCLUDE ANY NOTIONAL EQUITY.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHER MORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

      THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

      TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

FUTURES TRADING METHODS IN GENERAL

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

      Futures traders may generally be classified as either systematic or discretionary.

      A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

      Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems.

Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

TECHNICAL AND FUNDAMENTAL ANALYSIS

      In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

      Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

      Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

TREND-FOLLOWING

      "Trend-following" traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trader is likely to incur substantial losses.

RISK CONTROL TECHNIQUES

      As will be apparent from the following descriptions of the respective Advisors' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

      Traders often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.


      Not only are trading methods typically "'black boxes," but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Kenmar is informed of such change and considers such change to be material.


      In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument -- both on United States markets and abroad -- even if such Advisor has never previously traded in that particular contract or market.



                                           WORST/BEST                                ASSETS
                                        MONTHLY RATE OF                              UNDER
                                        RETURN; MONTHLY          WORST             MANAGEMENT
                                            STANDARD        PEAK-TO-VALLEY           IN FUND         GENERAL STRATEGY
                                          DEVIATION(1)        DRAWDOWN(2)          PROGRAM(3)         CLASSIFICATION
                                        ---------------     --------------         ----------        ----------------

CORE ADVISORS

Bridgewater Associates, Inc.
     Aggressive Pure Alpha -            (1.91)%/10.18%     (2.59)% (3/99-4/99)     $17 million     Fundamental (Non-Technical)
Futures Only Program                             5.55%

Grinham Managed Futures Pty. Ltd.
     Diversified Managed Accounts       (9.66)%/17.55%    (24.73)% (8/97-4/99)    $213 million     Shorter-Term Technical
    Program                                      4.57%                                             Trend-Following

Sunrise Capital Partners LLC
     Expanded Diversified Program      (11.00)%/19.10%    (29.82)% (8/93-4/94)    $373 million     Longer-Term Technical
                                                 4.30%                                             Trend-Following

Transtrend B.V.
     Diversified Program (Enhanced      (8.58)%/19.57%     (9.72)% (3/97-5/97)     $23 million     Longer-Term Technical
 Risk Profile)                                   5.65%                                             Trend-Following

NON-CORE ADVISORS(4)

Beacon Management Corporation
     Meka Program                      (19.70)%/21.70%     (39.8)% (5/99-9/99)    $112 million     Longer-Term Technical
                                                 2.72%                                             Trend-Following
 Computer Trading Corporation
     RBI Program                       (13.78)%/24.22%     (20.38) (7/99-9/99)    $116 million     Longer-Term Technical
                                                 9.15%
Dreiss Research Corporation
     Global Diversified Program        (21.29)%/19.34%    (41.00)% (2/97-8/97)     $17 million     Longer-Term Technical
                                                 8.07%

Red Oak Advisors
     Fundamental Trading Program      (23.720)%/21.57%     (38.6)% (5/96-7/96)     $20 million     Fundamental (Non-Technical)
                                                 5.55%

Winton Capital Management              (12.97)%/13.00%        (12.97)% (10/97)     $62 million     Longer-Term Technical
     Diversified Program                         6.54%


(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1994 (or inception, if later) through September 30, 1999. Standard Deviation is a widely-accepted measure of risk, as standard deviation indicates the variability of returns. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.

(2) The greatest cumulative percentage decline in month-end net assets value due to lossess sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(3) Assets under management in the program traded for the Fund ("notional" funds excluded).

(4) Summary description of the performance history of non-core advisors is included pursuant to CFTC Rule 4.25.

----------


LEVERAGING

      Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically between 10% and 20% of its assets as margin for its trading. In considering the volatility of different-advisors performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

      Any change by Kenmar in the leverage of the Fund is noted in the Fund's monthly reports.



NOTES TO PERFORMANCE INFORMATION

      In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. NAME OF CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. NAME OF PROGRAM is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. INCEPTION OF CLIENT ACCOUNT TRADING BY CTA is the date on which the relevant Advisor began directing client accounts.

4. INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through September 30, 1999.

6. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through September 30, 1999.

7. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through September 30, 1999.

8. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through September 30, 1999.

9. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through September 30, 1999.

10. LARGEST MONTHLY DRAWDOWN is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through September 30, 1999.

11. LARGEST PEAK-TO-VALLEY DRAWDOWN is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through September 30, 1999.

12. MONTHLY RATE OF RETURN for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

      Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

      The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. COMPOUND RATE OF RETURN is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

[Remainder of page left blank intentionally.]

                             BRIDGEWATER ASSOCIATES

      Bridgewater Associates, Inc. ("Bridgewater") is member of a group of entities (collectively referred to as the "Bridgewater Group"). The Bridgewater Group's principal investment management clients are institutional investors, most importantly large U.S. pension funds. The Bridgewater Group manages approximately $20 billion in investment assets. Trading performance for Bridgewater, its affiliates, and principals is presented beginning on Page 7.

      The initial Bridgewater Group company was Bridgewater Management Inc., a Connecticut (formerly New York) corporation formed in April 1973. Bridgewater, provides investment management and research services to corporations and institutional investors. The Bridgewater Group employs 75 people. Other entities in the Bridgewater Group include Bridgewater S.A., a Connecticut corporation formed in March 1987, which is a commodity trading advisor and commodity pool operator registered with the CFTC that manages client speculative funds on a discretionary basis; S.G. Bridgewater Ltd., registered with the Hong Kong Securities and Futures Commission, which provides client liaison services in Asia; and BWF, Inc., an introducing broker registered in January 1991.

      Bridgewater manages institutional investors funds on a discretionary basis pursuant to its trading systems and methodologies as described below. Bridgewater has been registered as a registered investment advisor with the SEC since November 1989 and a commodity trading advisor registered with the CFTC since May 1992, and is a member of the NFA. Executive offices are located at 1 Glendinning Place, Westport, Connecticut 06880. Phone: (203) 226-3030 Fax: (203) 291-7300. All books and records are kept at this address.

BIOGRAPHIES OF PRINCIPALS AND KEY STAFF

      RAYMOND T. DALIO has been the President of Bridgewater since its founding and is a Principal of the firm. Since receiving his M.B.A. in finance from Harvard Business School in 1973, Mr. Dalio has been involved in analyzing the world's major markets by identifying the economic conditions that affect the directions of markets. From May 1973 until January 1974 he was Director of Commodities at Dominick and Dominick, a Wall Street-based brokerage house. Mr. Dalio then joined Shearson-Hayden Stone (now Salomon Smith Barney, Inc.) where he was in charge of institutional futures business. In 1975 he left Shearson-Hayden Stone to devote his full time and efforts to trading his own account and operating Bridgewater Group entities.

      ROBERT P. PRINCE became a Certified Public Accountant in 1984 and received his M.B.A. from the University of Tulsa in 1985. Prior to joining Bridgewater in August of 1986, he spent three years as the Vice President and Manager of the Treasury Division of the First National Bank of Tulsa, where he gained experience using interest rate futures, swaps, and options in hedging and risk management. At Bridgewater, Mr. Prince, a Vice President and Principal, supervises all the trading activities and analyzes the systems' performances on a daily basis.

      GISELLE F. WAGNER received her B.A. in economics from Smith College in 1976, her M.B.A. in finance from Columbia University in 1978, and her CFA in 1992. From 1978 to 1984, she worked for Chemical Bank (now Chase Manhattan Bank) as Vice President in the Treasury Division. From 1984 to 1988, she worked for Morgan Stanley (now Morgan Stanley Dean Witter) as a fixed income salesperson. In 1988, Ms. Wagner joined Bridgewater. She is a Vice President and Chief Operating Officer. Ms. Wagner is a Principal of the firm.

      PETER R. LA TRONICA joined Merrill Lynch & Co. after graduating from Northeastern University in 1979. During his tenure at Merrill Lynch & Co. and certain of its affiliates, he served in various capacities including Assistant Director Commodity Compliance and Operations Manager. From May of 1984 to August 1985 Mr. La Tronica was Assistant Vice President and Assistant Manager of the New York Institutional Futures Office for Dean Witter Reynolds, Inc. From August 1985 to June 1987 he served as Assistant Vice President of Rudolf Wolff Futures Inc. (acquired 1986 by Elders Finance Inc.) in charge of Operations and Compliance. In June of 1987 Mr. La Tronica joined Donaldson, Lufken and Jenrette as Vice President of Option and Arbitrage Operations in the Equities Division. In March of 1988, Mr. La Tronica joined Benefit Concepts N.Y. Inc., an insurance marketing firm, as Associate in charge of product development. Mr. La Tronica joined Bridgewater in April of 1989 as Vice

President and Controller of Bridgewater. Mr. La Tronica is a Principal of the firm.

      All of the companies mentioned in this section not otherwise identified were registered futures commission merchants (FCM).

      Bridgewater and its principals and employees may trade securities, futures and related contracts for proprietary accounts. The records of trading in such accounts will not be made available to clients for inspection.

BRIDGEWATER'S INVESTMENT/HEDGING PROGRAM

      Bridgewater applies its systems to clients' specific needs. For example, clients specify different benchmarks against which the strategy will be measured and permit varying means of implementation. In creating and applying its techniques, Bridgewater is guided by the following philosophy.

BRIDGEWATER'S TRADING PHILOSOPHY

      The following description of Bridgewater, its trading systems, methods, models, and strategies are general and not intended to be exhaustive.

      Bridgewater's investment philosophy is based on the following tenets:

      THE PRICE STRUCTURE OF ALL INVESTMENT ASSETS AND THE ECONOMIC OUTLOOK ARE INEXTRICABLY LINKED; AS ECONOMIC EXPECTATIONS CHANGE, SO DOES THE PRICE STRUCTURE. For example, knowing that bond yields have normally run about 3% over the inflation rate, one could say that 20-year T-bond yields of 8% are discounting roughly a 5% average inflation rate over the next twenty years. One could also look at the relationship between bond yields and stock yields to see the rate of economic growth that is implied. Since earnings and dividends grow at a rate that is equal to the rate of nominal economic growth over the long run, one could calculate that rate of growth that would have to occur in order for the risk-adjusted returns of stocks and bonds to be the same. By looking at the price structure of stocks, bonds and currencies globally, one can see a very vivid picture of the economic environment as it is being discounted in the marketplace. For example, suppose it began to appear that inflation will be lower than 5%, let's say 2%. Then interest rates would fall and bond prices would rise. The extent of their rise would primarily depend on their duration (e.g., a 10-year duration bond would rise by roughly 30% while a 20-year duration bond would rise by twice as much, without considering convexity). Similarly, this lower inflation rate would cause earnings and dividends growth projections to be revised downward which would have a negative effect on stocks that would be roughly offset by the lower interest rates that would be used to capitalize these returns. Therefore, this shift downward in inflation expectations would impact bond and stock prices differently and in logical and readily measurable ways.

      WHILE IT IS DIFFICULT, IF NOT IMPOSSIBLE, TO MAKE RELIABLE ECONOMIC FORECASTS, IT IS POSSIBLE TO USE ECONOMIC STATISTICS AS LEADING INDICATORS OF MARKET MOVEMENTS. Markets respond to economic shifts; this implies that economic shifts precede market movements.

      MARKET REACTIONS TO ECONOMIC STATISTICS ARE GENERALLY IMPRECISE AND INEFFICIENT. As a result, Bridgewater feels there is an opportunity to exploit these inefficiencies by having a deeper understanding of the relationships between economic statistics and market movements than the competition.

      THE INVESTMENT DECISION MAKING PROCESS SHOULD BE SYSTEMATIC. Large numbers of influences interact in very complex ways to cause price changes. It is difficult to spontaneously weigh the large number of economic influences on price changes. For example, changes in bond prices are caused by changes in (i) money and credit growth, (ii) economic growth, (iii) inflation, and (iv) central bank policy. Each one of these four influences can be measured via numerous economic statistics. Unless one has a very systematic method of gauging the relative importance and interrelationships existing between these statistics, it is virtually impossible to respond optimally to changing economic conditions.

      THE USE OF SYSTEMS IN BRIDGEWATER'S TRADING POLICIES

      THE FUNDAMENTAL SYSTEMS: Fundamental analysis uses the theory that prices are primarily determined by macroeconomic, supply/demand influences. Bridgewater has developed precise rules for identifying shifts in the economic/market environment as they effect the price structure of investment assets. They express quantitatively the net strength of the pressures of fundamental influences on prices based on the leading relationships between economic statistics and market movements. They are programmed into computerized trading systems that are used interactively to identify the relative attractiveness of alternative markets.

      THE TECHNICAL SYSTEMS: Technical analysis uses the theory that a study of the markets themselves will provide a means of anticipating future price trends. Such analysis includes, among other things, study of the actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest. Bridgewater has developed technical systems to be used in conjunction with its fundamental systems. The signals generated by the technical system are used to confirm or rebut the buy and sell signals generated by the fundamental system and to determine market timing.

      THE INTERACTION BETWEEN THE FUNDAMENTAL AND TECHNICAL SYSTEMS: Both the fundamental and technical systems quantitatively express the pressures on prices. Bridgewater weighs the fundamental readings more heavily than the technical readings in determining the sizes of its positions.

      Bridgewater will follow the policies outlined above as the basis for trading a client's account as closely as possible. However, Bridgewater has the discretion to, at any time, completely alter, abandon, reject, or override, or otherwise modify the tactics as outlined above if doing so in Bridgewater's opinion will reduce the risks to the clients' managed accounts.

      Pursuant to its trading methodologies, Bridgewater typically uses its trading systems in a manner which is tailored to the clients' unique circumstances. Therefore, while Bridgewater's market views (based on its systems) are the same for all clients, its positions will vary greatly, according to each client's mandate. Generally speaking, Bridgewater will use futures, options and or forwards in conjunction with cash securities, to hedge or change the nature of the client's net exposure to markets. Therefore, futures trading activities are typically a part, rather than the whole means of implementing an investment strategy. Some of the items which Bridgewater trades include without limitation: futures, forwards and options on a) debt instruments issued or guaranteed by the Governments of, the United States, the United Kingdom, Australia, France, Japan, Italy and West Germany; b) short term debt instruments (euros) denominated in U.S. dollars and foreign currencies such eurodollars and short sterling; c) currencies, such as Australian dollars, British pounds, Canadian dollars, Euros, Japanese yen, and Swiss francs; d) stock market indices, such as the Standard & Poor's 500 Stock Index, the New York Stock Exchange Composite, the Nikkei Stock Average (225), the Toronto Stock Exchange 300 Composite Index, and the Value Line Stock Index; and metals, such as copper, gold and silver. Bridgewater follows numerous markets worldwide and may take a position for a client in all, some, or none of these markets at any point in time. As applicable regulatory authorities approve instruments or additional items, such as other stock market indices and sovereign debt instruments, Bridgewater expects to trade such instruments for its client accounts. The commission-to-equity ratio and margin-to-equity ratio of trading conducted by Bridgewater will vary and are dependent upon the size and mandate of the account.

[Remainder of page left blank intentionally.]

AGGRESSIVE PURE ALPHA-FUTURES ONLY

      The following summary performance information presents the composite performance results of Bridgewater's Pure Alpha Futures Only trading program for the period from August 1998, the inception of trading, through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
               NAME OF PROGRAM: Aggressive Pure Alpha Futures Only
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1998
                           NUMBER OF OPEN ACCOUNTS: 1
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )



MONTHLY/ANNUAL PERFORMANCE INFORMATION

MONTH                             1999           1998
-----                             ----           ----
JANUARY                           0.69            --
FEBRUARY                          3.79            --
MARCH                            (1.91)           --
APRIL                            (0.66)           --
MAY                               2.13            --
JUNE                              0.57            --
JULY                                              --
AUGUST                                          (0.56)
SEPTEMBER                                        2.78
OCTOBER                                          10.18
NOVEMBER                                         2.19
DECEMBER                                         5.83
COMPOUND ANNUAL                                  21.77
RATE OF RETURN                  (9 MOS.)       (5 MOS.)


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 PURE ALPHA

      The following summary performance information presents the composite performance results of Bridgewater's Pure Alpha trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                           NAME OF PROGRAM: Pure Alpha
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985

          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: December 1991
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 25.88%
                      1997 COMPOUND RATE OF RETURN: 15.07%
                      1996 COMPOUND RATE OF RETURN: 24.37%
                      1995 COMPOUND RATE OF RETURN: (4.55)%
                       1994 COMPOUND RATE OF RETURN: 3.43%

AGGRESSIVE PURE ALPHA

      The following summary performance information presents the composite performance results of Bridgewater's Aggressive Pure Alpha trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                     NAME OF PROGRAM: Aggressive Pure Alpha
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: July 1997
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 66.67%
                 1997 COMPOUND RATE OF RETURN: 14.58 (6 months)
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

PURE ALPHA FUTURES ONLY - A

      The following summary performance information presents the composite performance results of Bridgewater's Aggressive Pure Alpha Futures Only trading program for the period from January 1994 through September 1999.


                    NAME OF CTA: Bridgewater Associates, Inc.
                  NAME OF PROGRAM: Pure Alpha Futures Only - A
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1998
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Actual $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                    LARGEST MONTHLY DRAW-DOWN: (2.01)% (7/98)
              LARGEST PEAK-TO-VALLEY DRAW-DOWN: (5.13)% (4/98-7/98)
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 19.71%
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

PURE ALPHA BOND & CURRENCY ONLY

      The following summary performance information presents the composite performance results of Bridgewater's Pure Alpha Bond & Currency Only trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                NAME OF PROGRAM: Pure Alpha Bond & Currency Only
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: July 1997
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                       1998 COMPOUND RATE OF RETURN: 9.04%
                 1997 COMPOUND RATE OF RETURN: 1.94% (6 months)
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

CONSTRAINED PURE ALPHA

      The following summary performance information presents the composite performance results of Bridgewater's Constrained Pure Alpha trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                     NAME OF PROGRAM: Constrained Pure Alpha
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1989
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                       1998 COMPOUND RATE OF RETURN: 8.90%
                       1997 COMPOUND RATE OF RETURN: 5.41%
                       1996 COMPOUND RATE OF RETURN: 4.21%
                       1995 COMPOUND RATE OF RETURN: 5.05%
                      1994 COMPOUND RATE OF RETURN: (5.88)%

GLOBAL TACTICAL ASSET ALLOCATION

      The following summary performance information presents the composite performance results of Bridgewater's Global Tactical Asset Allocation trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                NAME OF PROGRAM: Global Tactical Asset Allocation
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1999
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (5 months)
                        1998 COMPOUND RATE OF RETURN: N/A
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

INSTITUTIONAL ACCOUNT WITH GLOBAL BOND AND EQUITY BENCHMARK

      The following summary performance information presents the composite performance results of dridgewater's Institutional Account with Global Bond and Equity Benchmark for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
  NAME OF PROGRAM: Institutional Account with Global Bond and Equity Benchmark
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: March 1994
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 54.74%
                      1997 COMPOUND RATE OF RETURN: 32.43%
                      1996 COMPOUND RATE OF RETURN: 35.98%
                      1995 COMPOUND RATE OF RETURN: 12.36%
                 1994 COMPOUND RATE OF RETURN: 5.82% (10 months)

GLOBAL BOND AND CURRENCY

      The following summary performance information presents the composite performance results of Bridgewater's Global Bond and Currency trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                    NAME OF PROGRAM: Global Bond and Currency
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 1990
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 17.35%
                       1997 COMPOUND RATE OF RETURN: 8.94%
                      1996 COMPOUND RATE OF RETURN: 12.02%
                      1995 COMPOUND RATE OF RETURN: 19.23%
                     1994 COMPOUND RATE OF RETURN: (17.83)%

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

DIVERSIFIED GLOBAL BOND

      The following summary performance information presents the composite performance results of Bridgewater's Diversified Global Bond trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                    NAME OF PROGRAM: Diversified Global Bond
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: March 1996
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 10.68%
                      1997 COMPOUND RATE OF RETURN: 14.77%
                1996 COMPOUND RATE OF RETURN: 18.52% (10 months)
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

LONG DURATION GLOBAL BOND

      The following summary performance information presents the composite performance results of Bridgewater's Long Duration Global Bond trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                   NAME OF PROGRAM: Long Duration Global Bond
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1995
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: 50.31%
                      1997 COMPOUND RATE OF RETURN: 34.74%
                      1996 COMPOUND RATE OF RETURN: 11.85%
                 1995 COMPOUND RATE OF RETURN: 34.03% (5 months)
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

GLOBAL BOND OVERLAY

      The following summary performance information presents the composite performance results of Bridgewater's Global Bond Overlay trading program for the period from January 1994 through its cessation of trading in January 1998.

                    NAME OF CTA: Bridgewater Associates, Inc.
                      NAME OF PROGRAM: Global Bond Overlay
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: May 1995
                           NUMBER OF OPEN ACCOUNTS: 0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                    LARGEST MONTHLY DRAWDOWN: (1.68)% (3/97)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (2.44)% (12/96-03/97)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 1
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 0
                        1999 COMPOUND RATE OF RETURN: N/A
                  1998 COMPOUND RATE OF RETURN: 0.50% (1 month)
                       1997 COMPOUND RATE OF RETURN: 0.40%
                       1996 COMPOUND RATE OF RETURN: 4.87%
                 1995 COMPOUND RATE OF RETURN: 1.07% (8 months)
                        1994 COMPOUND RATE OF RETURN: N/A

LONG-TERM EMERGING MARKETS

      The following summary performance information presents the composite performance results of Bridgewater's Long-Term Emerging Markets trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: Bridgewater Associates, Inc.
                   NAME OF PROGRAM: Long-Term Emerging Markets
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: May 1996
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 months)
                      1998 COMPOUND RATE OF RETURN: (0.13)%
                      1997 COMPOUND RATE OF RETURN: 17.41%
                 1996 COMPOUND RATE OF RETURN: 21.77% (8 months)
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

SHORT-TERM  EMERGING MARKETS

      The following summary performance information presents the composite performance results of Bridgewater's Short-Term Emerging Markets trading program for the period from January 1994 through its cessation of trading in July 1998.

                    NAME OF CTA: Bridgewater Associates, Inc.
                  NAME OF PROGRAM: Short-Term Emerging Markets
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: April 1997
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                        1999 COMPOUND RATE OF RETURN: N/A
                 1998 COMPOUND RATE OF RETURN: 4.61% (6 months)
                1997 COMPOUND RATE OF RETURN: (11.55)% (9 months)
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

INFLATION INDEXED LINKED BOND ACCOUNTS -- LEVERAGED

      The following summary performance information presents the composite performance results of Bridgewater's inflation indexed linked bond accounts -- leveraged trading program for the period from January 1994 through its cessation of trading in March 1998.

                    NAME OF CTA: BRIDGEWATER ASSOCIATES, INC.
      NAME OF PROGRAM: INFLATION INDEXED LINKED BOND ACCOUNTS -- LEVERAGEd
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: JUNE 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: APRIL 1994
                           NUMBER OF OPEN ACCOUNTS: 0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                    LARGEST MONTHLY DRAWDOWN: (7.15)% (2/96)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (13.21)% (4/94-9/94)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 3
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 0
                        1999 COMPOUND RATE OF RETURN: N/A
                 1998 COMPOUND RATE OF RETURN: 4.00% (3 MONTHS)
                      1997 COMPOUND RATE OF RETURN: 11.84%
                      1996 COMPOUND RATE OF RETURN: 15.21%
                      1995 COMPOUND RATE OF RETURN: 23.09%
                1994 COMPOUND RATE OF RETURN: (8.74)% (9 MONTHS)

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

INFLATION LINKED BONDS

      The following summary performance information presents the composite performance results of Bridgewater's Inflation Linked bonds trading program for the period from january 1994 through its cessation of trading in November 1998.

                    NAME OF CTA: BRIDGEWATER ASSOCIATES, INC.
                     NAME OF PROGRAM: INFLATION LINKED BONDS
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1997
                           NUMBER OF OPEN ACCOUNTS: 0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                    LARGEST MONTHLY DRAWDOWN: (2.54)% (8/97)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (4.56)% (2/97-4/97)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 2
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 0
                        1999 COMPOUND RATE OF RETURN: N/A
                 1998 COMPOUND RATE OF RETURN: 8.80% (11 MONTHS)
                       1997 COMPOUND RATE OF RETURN: 8.25%
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

INFLATION LINKED BONDS AND NOMINAL BONDS -- UNLEVERAGED

      The following summary performance information presents the composite performance results of Bridgewater's Inflation Linked Bonds and Nominal Bonds -- unleveraged trading program for the period from January 1994 through September 1999.
                    NAME OF CTA: BRIDGEWATER ASSOCIATES, INC.
               NAME OF PROGRAM: AGGRESSIVE INFLATION LINKED BONDS
                        AND NOMINAL BONDS -- UNLEVERAGED
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1997
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 MONTHS)
                      1998 COMPOUND RATE OF RETURN: 14.36%
                 1997 COMPOUND RATE OF RETURN: 9.23% (5 MONTHS)
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

GLOBAL ASSET ALLOCATION SPECULATIVE

      The following summary performance information presents the composite performance results of Bridgewater's Global Asset Allocation Speculative trading program for the period from January 1994 through September 1999.

                       NAME OF CTA: BRIDGEWATER S.A., INC.
              NAME OF PROGRAM: GLOBAL ASSET ALLOCATION SPECULATIVE
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1989
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 MONTHS)
                      1998 COMPOUND RATE OF RETURN: 19.04%
                      1997 COMPOUND RATE OF RETURN: 10.99%
                      1996 COMPOUND RATE OF RETURN: 19.64%
                       1995 COMPOUND RATE OF RETURN: 7.00%
                      1994 COMPOUND RATE OF RETURN: (7.73)%

GLOBAL BOND AND CURRENCY

      The following summary performance information presents the composite performance results of Bridgewater's Global Bond and Currency trading program for the period from January 1994 through September 1999.

                       NAME OF CTA: BRIDGEWATER S.A., INC.
                    NAME OF PROGRAM: GLOBAL BOND AND CURRENCY
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: JUNE 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JULY 1997
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 MONTHS)
                      1998 COMPOUND RATE OF RETURN: 18.84%
                 1997 COMPOUND RATE OF RETURN: 7.11% (6 MONTHS)
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

U.S. BOND GROUP

      The following summary performance information presents the composite performance results of Bridgewater's U.S. Bond Group trading program for the period from January 1994 through its cessation of trading in February 1995.

                    NAME OF CTA: BRIDGEWATER ASSOCIATES, INC.
                        NAME OF PROGRAM: U.S. BOND GROUP
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1985
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1990
                           NUMBER OF OPEN ACCOUNTS: 0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                    LARGEST MONTHLY DRAWDOWN: (8.06)% (2/95)
                 LARGEST PEAK-TO-VALLEY DRAWDOWN: (8.06)% (2/95)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 3
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 1
                        1999 COMPOUND RATE OF RETURN: N/A
                        1998 COMPOUND RATE OF RETURN: N/A
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                1995 COMPOUND RATE OF RETURN: (7.88)% (2 MONTHS)
                       1994 COMPOUND RATE OF RETURN: 4.37%

INDEX OVERLAY

      The following summary performance information presents the composite performance results of Bridgewater's Index Overlay trading program for the period from January 1994 through September 1999.

                    NAME OF CTA: BRIDGEWATER ASSOCIATES, INC.
                         NAME OF PROGRAM: INDEX OVERLAY
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: JUNE 1985
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: JULY 1998
                            NUMBER OF OPEN ACCOUNTS:
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $ AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $
                       LARGEST MONTHLY DRAWDOWN: ( )% ( )
                    LARGEST PEAK-TO-VALLEY DRAWDOWN: ( )% ( )
                      NUMBER OF PROFITABLE CLOSED ACCOUNTS:
                     NUMBER OF UNPROFITABLE CLOSED ACCOUNTS:
                  1999 COMPOUND RATE OF RETURN: ( )% (9 MONTHS)
                1998 COMPOUND RATE OF RETURN: (5.96)% (6 MONTHS)
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                       GRINHAM MANAGED FUTURES PTY. LTD.

      Grinham Managed Futures Pty. Ltd. ("Grinham") is a commodity trading advisor associate member of the Sydney Futures Exchange of Australia ("SFE") with a futures brokers licence from the Australian Securities Commission. The company was also registered with the CFTC as a commodity trading advisor and approved for membership in the NFA on 26 February, 1997. THE REGISTRATION OF GRINHAM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GRINHAM OR THE FUND. Grinham is located at 55 Hume Street (PO Box 744) Crows Nest, NSW, 2065, Australia. The telephone number is (61-2) 9906 2600 and fax number (61-2) 9439 8468. Grinham is a proprietary limited company registered in New South Wales, Australia and was formed in March 1993.

      The directors of Grinham commenced research into trading systems and portfolio theory using proprietary software in 1990. The research aimed to capitalize on the directors' experience in mathematical modeling using non-linear techniques and chaos theory. To validate their hypothetical results, the trading of a house account on a broadly diversified portfolio of futures markets began in June 1992. Since September 1993 Grinham has been managing accounts using its trading systems under the regulatory structure in Australia that enables it to operate as a commodity trading advisor.

      The background of each of the principals of Grinham is set forth below.

      A partnership was formed in October 1990 to facilitate research in trading systems which became Grinham in March 1993. WOMBATS INTERNATIONAL PTY. LIMITED, a company in which Richard Grinham is the sole shareholder and Director, owns 50% of Grinham. JW & JR GRINHAM PTY. LIMITED, owned by the estate of the late John Grinham, holds the remaining 50% of Grinham.

      RICHARD GRINHAM B.Sc. (Hons.) is a Director and associated person of Grinham, and Vice-Chairman of the Asia Pacific Managed Futures and Hedge Fund Association. In 1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the bank bill pit on the floor of the SFE. In 1990 he returned to university and received a first class honours degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena which Richard studied at university are now a significant part of the Grinham strategy. In the partnership from 1990 to 1993 and since 1993 at Grinham, Richard has been Director of Research and is responsible for the ongoing development of the trading systems.

      ANGUS GRINHAM B.Ec. is a Director and associated person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in 1992. Over this same period Angus commenced his own research into trading techniques and began trading his own proprietary account on the SFE. Upon completion of his degree Angus was employed as a futures broker on an international futures desk and also designed and implemented futures oriented software applications. He joined Grinham on a full time basis in 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.

TRADING SYSTEMS

      The trading systems used by Grinham are proprietary and confidential. The following discussion is general and not intended to be exhaustive.

      Grinham uses automated, diversified trading systems designed using the key concepts of robust systems and balanced portfolios to manage funds. The robust nature of the systems means that they have a very high probability of continuing to be successful in the future. The balance in the portfolio means that the risk is well controlled.

                                ROBUST SYSTEMS

      Grinham designs systems with the highest probability of continued success in the future. This is done by designing systems that are "robust;" that is, systems that will be profitable across a vast range of different market conditions. These systems are robust because they do not rely on curve fitting or over optimization to achieve hypothetical results. Some elements of a robust system include:


-     Same System Across All Markets

      Grinham trades the same system across all markets. Grinham does not look for systems that attempt to take advantage of a supposed opportunity in one market, as this may be statistically invalid or ephemeral in nature. For example, if a trading system has been successful in buying the S&P when bond yields are falling then this system is prone to fail if this relationship breaks down. Instead, Grinham trades systems that are successful across all markets. If the one system operates profitably across all markets then there is significantly less chance the system is curve fitted. If a system is profitable on everything from pork bellies to the Deutschemark to the Nikkei through periods of inflation, deflation, wars and currency crises then it is much more likely to be profitable in the future than if it works on only one market.

-     Same Parameter Across All Markets

      Grinham also trades the same parameters on all markets. In adopting this approach, Grinham declares its position on the question of optimization. Grinham believes that systems should be optimized as little as possible. The walk forward testing used to re-optimize the in-sample data and test on out of sample data has consistently shown that the selection of the optimal parameter for the previous period is not a good indicator of the optimal parameter for the next period. Although optimization will improve hypothetical results, it does not improve real time trading results.

-     Flat Parameter Spaces

      A parameter, however, still needs to be selected for trading. What is the best way to do this? Grinham designs systems in which the results do not vary greatly as the parameters of the system vary. Such systems have what are termed 'flat parameter spaces'. Grinham selects the parameter that is in the middle of the flattest parameter space for the entire portfolio. Such a parameter has the highest probability of generating a positive return in the next period. This method does not try to predict the optimal parameter for the next period, rather the parameter that, no matter what type of market condition may prevail, still has a very good chance of generating positive returns. When used in combination with very low parameter sets this technique greatly reduces the chance of curve fitting.

-     Low Parameter Sets

      The systems have few parameters or trading rules, typically three or four. By keeping the number of parameters low, the chance that the results suffer from curve fitting is reduced. The irony is that the larger the number of trading rules in a system, the better the hypothetical results will be but the worse the real time results will be.

-     Multiple Trading Systems

      The trading system has multiple components, each one designed to capture moves of a certain type and duration. These systems trade over a range of time periods from short, sharp moves lasting 24 hours up to moves lasting an average of 4 weeks. By trading across multiple time horizons the trading system is less reliant on the need for just one type of market behavior to occur. If one component of the system has a difficult trading period then there is no reason to assume that the other component will. For this reason, the diversification across multiple systems leads to more consistent results.



                                 RISK CONTROL



-     Diversification

      The risk control is based upon balance. The aim of a balanced portfolio is for no one market, trade or sector to have too large an influence on the portfolio. One of the key techniques used to achieve this is diversification. By trading in over 30 markets in seven different countries the risk is spread, thus reducing the probability of any one event having a large impact upon the portfolio. A diverse portfolio of futures contracts is traded including stock indices, currencies, bonds, energies, metals, meats, grains and foods.

-     Correlation

      This is supported by the use of correlation studies to determine the chance of losses occurring together in certain markets. The number of contracts is weighted accordingly. The higher the correlation between a contract and the rest of the portfolio, the fewer contracts will be traded. The aim is to achieve a balance so that should there be a very large move in related markets there is a high probability this will not adversely effect the portfolio.

-     Stop Losses

      Additional risk control techniques include the use of stop losses against every open position. This reduces the probability of runaway losses occurring.

-     Small Risk Per Trade

      The average risk per trade is in the order of 0.3% although Grinham cannot ensure that the risk on any one trade will not exceed this amount. This is small because the systems are traded across so many markets (thus reducing the risk per trade) and because of the short term orientation of the trading. The margin/equity ratio ranges between approximately 5% and 15%.

-     Scaling Back

      As markets become more volatile positions are automatically scaled back. This reduction in position size reduces the probability of any one trade or market having too large an effect upon the portfolio.

-     Use of Time Zones

      As part of the concept of balancing a portfolio as explained above, the system will attempt to balance the exposure across time zones. This serves to reduce the effect of price gaps upon the systems. For example, if the system is long the FTSE in Europe and the S&P begins to fall heavily after the FTSE has closed for trading, the system will attempt to sell the S&P. If the S&P continues to fall then the profits on the S&P will offset the losses on the FTSE. This protects the portfolio from large one day losses.

      The correlation of the trading system to the Barclay's CTA Index in the period between September 1993 and June 1999 was 0.15. The Barclay's CTA Index represents the performance of those participants in the commodity trading advisor industry that provide information to the Barclay Trading Group, and the correlation figure was based on monthly data. The fact that the correlation is so minimal essentially means that Grinham's monthly results are relatively independent of that sector of the commodity trading advisor industry that reports to the Barclay Trading Group. There are a number of reasons for this:

- The short term nature of the trading. While the industry tends to be long-term trend followers, the Grinham trading systems have a shorter time horizon.

- The Grinham trading systems can take positions against the direction of the recent trend. In fact, the systems historically do quite well on those days when there is a sharp reversal in the recent trend. As these are typically losing days for many traders, it is a time when the Grinham trading systems can add value to a portfolio of traders.

- The Grinham systems tend to take profits as a trade moves in their favor, as distinct from a trend follower which maintains the position size or may even add to it. This means the systems do not need a long-term trend to be profitable.

- The original research, conducted in Australia in relative isolation to the mainstream of trading ideas, has produced trading systems that are unique.

- Because the program has a low correlation to other traders, it is not only worthwhile as a stand-alone investment, but also adds value to a portfolio of traders. The minimal correlation of Grinham with the Barclay's CTA Index should provide the program with the ability to profit at times when the majority of other commodity trading advisors are losing money. This is a key feature of the program.

                       Development of the Trading Systems

      Since the inception of the trading program, Grinham has endeavored to improve its trading systems by the stepwise implementation of well researched enhancements. The program initially was traded on just 12 markets with only one system. Through a series of consistent additions, this has increased to 32 markets and one system with two components.

      It is anticipated that in order to improve the risk/reward profile of the system, further changes will be made in the future. Grinham is constantly undertaking research into techniques to improve the trading. It is anticipated that any improvements will come in the form of further diversification within the existing trading system as opposed to any significant changes to the current model.

      Changes will have two forms. Firstly, additional markets will be added to increase the diversification further. It is anticipated that the number of markets will increase from 32 up to 45 markets. This will further improve the return/risk profile of the trading. Secondly, Grinham will increase the system diversification by adding new systems that are robust and trade a balanced portfolio provided they have a low correlation to the existing systems. This will allow better implementation of the ideas that make the trading models successful by reducing the reliance on particular parameter sets.

PAST PERFORMANCE INFORMATION

      The following performance summaries describe the composite actual performance of the customer accounts managed by Grinham. Grinham uses the one trading system but relies upon diversification to achieve superior results. As a result accounts that are too small to take advantage of the full trading program generally underperform those accounts that can. To distinguish between accounts that are fully diversified and those that are not, Grinham has separated the two for the purposes of performance reporting. Grinham trades its Diversified Managed Accounts Program for the Fund.

      The Diversified Managed Accounts Program (accounts over AUD$500,000) is fully diversified. The Small Managed Accounts Program (accounts under AUD$500,000) is offered only to Australian citizens and is presented here only for completeness sake.

      The composite rates of return shown should not be taken as representative of any rate of return actually received by any single account represented in the records. An investor should note that different accounts can have varying investment results for many reasons, including, but not limited to: (1) procedures governing timing for commencement of trading and establishing a full portfolio for new accounts; (2) the period in which accounts are open; (3) leverage employed; (4) interest earned; (5) advisory and incentive fees charged and the amount of brokerage commissions; (6) the timing of orders to open and close positions; (7) market conditions which can effect the quality of trade executions; (8) trading restrictions imposed by the client; and (9) the size of the account which can influence the size of positions taken and the markets traded. In general, the larger the account the more diversification will be employed by Grinham. Grinham believes that the more diversification used, the better the risk to return profile will be over the long term.

      Grinham has been trading as an Australian commodity trading advisor with a Futures Brokers License from the Australian Securities Commission and an Associate Membership of the SFE since September 1993. As a result, between January 1994 and December 1996 for the Diversified Managed Accounts Program performance summary and from January 1994 for the Small Managed Accounts Program performance summary Grinham has used the dollar amount that it and its client had agreed in writing to be the trading level of the account to calculate the rates of return used in the performance summaries. The monthly performance is calculated by dividing the net performance of the account by the starting nominal account size. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

      Grinham believes that this method yields substantially the same rates of return as the Fully-Funded Subset method and the rates of return presented in the performance summaries are representative of the trading program for the periods presented.

      For the Diversified Managed Accounts Program performance summary from periods beginning after January 1, 1997, Grinham has adopted the Fully-Funded Subset method of computing rate-of-return and performance disclosure.

      The monthly rate of return is calculated by dividing the net performance of the account by the beginning equity in the Fully-Funded Subset.

If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

[Remainder of page left blank intentionally.]

DIVERSIFIED MANAGED ACCOUNTS PROGRAM

                  Grinham will trade this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 1994 through September 1999.

                 NAME OF CTA: Grinham Managed Futures Pty. Ltd.
              NAME OF PROGRAM: Diversified Managed Accounts Program
             INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: Sept. 1993
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: Sept 1993
                           NUMBER OF OPEN ACCOUNTS: 42
      AGGREGATE (EXCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $212,733,235
      AGGREGATE (INCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $310,802,102 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $212,568,588 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $310,386,182
                    LARGEST MONTHLY DRAWDOWN: (10.75)% (6/95)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (24.73)% (8/97-4/99)
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 22
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 26

Monthly             1999(%)    1998(%)     1997(%)    1996(%)     1995(%)    1994(%)
Performance
January             (2.13)      3.37        2.19        8.98        3.93      (2.45)
February            (0.35)     (3.58)       5.79        0.05        0.90      13.20
March               (0.79)     (4.49)       3.81        0.74        2.45       6.76
April               (2.68)     (1.54)       3.90        2.69       (0.54)      5.02
May                  2.08       0.73        3.25       (0.79)       6.92       8.68
June                 0.69       0.95        2.19       (4.43)      (9.66)     (7.05)
July                 2.32       2.81        5.12        5.20        2.06      (6.74)
August              (3.45)      9.48        0.33        0.82       (5.78)     17.55
September           (0.97)      3.96       (0.26)      (1.27)       8.49      (4.01)
October                         0.43        0.35        4.81       (0.32)      1.90
November                        1.19       (3.83)       4.77        0.49       3.52
December                        0.80       (1.18)      (0.71)       0.50       0.34
Compound            (5.26)     14.47       23.42       22.10        8.40      39.31
Rate of Return     (9 mos.)



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SMALL MANAGED ACCOUNTS PROGRAM

                  The following summary performance information presents the composite performance results of Grinham's Small Managed Accounts Program for the period from January 1994 through February 1999.

                 NAME OF CTA: Grinham Managed Futures Pty. Ltd.
                 NAME OF PROGRAM: Small Managed Accounts Program
           INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: September 1993
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1993
                           NUMBER OF OPEN ACCOUNTS: 2
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $212,733,235
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $310,802,102
       AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $164,647
       AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $415,920
                    LARGEST MONTHLY DRAWDOWN: (21.30)% (6/94)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (36.04)% (7/97-03/98)
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 14
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 23
                1999 COMPOUND RATE OF RETURN: (4.79)% (9 months)
                       1998 COMPOUND RATE OF RETURN: 9.76%
                      1997 COMPOUND RATE OF RETURN: (8.13)%
                      1996 COMPOUND RATE OF RETURN: 31.22%
                       1995 COMPOUND RATE OF RETURN: 3.15%
                      1994 COMPOUND RATE OF RETURN: 10.71%

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
          ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                  [Remainder of page left blank intentionally.]

                          SUNRISE CAPITAL PARTNERS, LLC

BACKGROUND AND MANAGEMENT


                  Sunrise Capital Partners, LLC ("Sunrise Capital Partners") is a California limited liability company with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Sunrise Capital Partners was organized in January 1995. Sunrise Capital Partners was registered in February 1995 as a commodity trading advisor ("CTA") and as a commodity pool operator ("CPO") with the CFTC under the Commodity Exchange Act, as amended, and is a member of the NFA in both such capacities. THE REGISTRATION OF SUNRISE CAPITAL PARTNERS WITH THE CFTC AND SUNRISE CAPITAL PARTNERS' MEMBERSHIP IN NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED SUNRISE CAPITAL PARTNERS OR THE FUND.


                  Sunrise Capital Partners is wholly-owned by Sunrise Capital Management, Inc. ("Sunrise") and Commodity Monitors, Inc. ("CMI").

                  Sunrise is a California corporation (formerly named Sunrise Commodities, Inc.) which continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982, and its predecessor firms. Sunrise was registered in February 1983 as a CTA and in April 1990 as a CPO with the CFTC and is a member of the NFA in both such capacities.

                  CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a CTA and is a member of the NFA in such capacity.

                  MARTIN P. KLITZNER is a Managing Director of Sunrise Capital Partners. Mr. Klitzner is responsible for Sunrise Capital Partners' day-to-day business and administrative operations. In 1967 and 1968 he received a B.A. and an M.B.A., respectively, from the University of Michigan. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise on December 1, 1982 and serves as its President. Prior to joining Sunrise, Mr. Klitzner was a planner in the public sector, a private businessman, and an investor.

                  RICHARD C. SLAUGHTER is a Managing Director of Sunrise Capital Partners. Mr. Slaughter is responsible for Sunrise Capital Partners' day-to-day activities regarding research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a CTA.

                  DR. GARY B. DAVIS concentrates his efforts in research and trading systems development activities for Sunrise Capital Partners. In 1968 and 1970, Dr. Davis received a B.S. and a Medical Degree, respectively, from the University of Michigan. From 1980 to 1990, Dr. Davis served on the faculty of the University of California, San Diego, as an Associate Professor of Radiology. Dr. Davis, founder of Sunrise and developer of its trading systems, serves as its Chairman. Dr. Davis has studied and traded the commodity markets since 1979.

                  DR. JOHN V. FORREST engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University New York -- Downstate Medical Center. Dr. Forrest retired in September 1997 as a Professor of Radiology at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's trading systems. He was President and sole shareholder of Cresta Commodities, a CTA, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.

                  MARTIN M. EHRLICH is Vice President --Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in November 1986 after having been a long-time investor with the company. Prior to assuming responsibilities for marketing and public relations, Mr. Ehrlich was an independent businessman and investor.

                  MARIE LAUFIK is Vice President -- Trading of Sunrise Capital Partners. Ms. Laufik is Sunrise Capital Partners' head trader and is responsible for supervising Sunrise Capital Partners' trading and back-office operations. In 1973, Ms. Laufik received a Master's Degree in economics from the University of Prague. Ms. Laufik worked for a Czechoslovakian import/export company for nine years before immigrating to the United States. She was a commodity trader for Cresta Commodities from April 1986 until she joined Sunrise in August 1988.

                  ELISSA DAVIS is a principal of Sunrise Capital Partners and of Sunrise by virtue of her role as a trustee of the Davis Family Trust. Mrs. Davis is not active in the management of either Sunrise Capital Partners or of Sunrise and has not been involved in any other business activities during the past five years.

                  THE DAVIS FAMILY TRUST, dated October 12, 1989, is a director and the sole shareholder of Sunrise; Dr. Gary B. Davis and his wife, Elissa Davis, are trustees and the sole beneficiaries of this Trust.

TRADING STRATEGY

                  Sunrise Capital Partners utilizes technical trend-following systems trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

                  Relying on technical analysis, Sunrise Capital Partners believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise Capital Partners are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, Dr. Forrest and/or Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

                  Sunrise Capital Partners' trading systems attempt to detect a trend, or lack of a trend, with respect to a particular commodity interest in a program by analyzing price movement and volatility over time. Sunrise Capital Partners' trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular commodity interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative commodity trading employing trend-following techniques, such as Sunrise Capital Partners' system, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal is not generated during a non-trending market, trading would likely be unsuccessful because an account would trade such markets.

                  Trend-following trading systems, such as those employed by Sunrise Capital Partners, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise Capital Partners' approach is successful, these losses should be more than offset by gains.

                  While Sunrise Capital Partners relies primarily on its mechanical technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise Capital Partners execution of trades recommended by the mechanical systems would be difficult or unusually risky to an account. There may occur the rare instance which Sunrise Capital Partners, will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade, at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade or (3) the premature termination of an existing trade.

                  A technical trading system consists of a series of fixed rules applied systematically. However, the system still requires that Sunrise Capital Partners make certain subjective judgments. For example, Sunrise Capital Partners must select the markets it will follow and commodity interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise Capital Partners must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

                  It is anticipated that Sunrise Capital Partners will commit to margin between 5% -- 40% of assets managed, but margin commitments may from time to time exceed this range.

                  Sunrise Capital Partners engages in ongoing research which may lead to significant modifications from time to time.

                  While Mr. Slaughter, Dr. Davis and Dr. Forrest have extensive experience in the development of systems and methods for trading in the futures and forward markets, prospective investors should understand that no "safe" trading system has ever been devised and that no one can guarantee profit or freedom from loss in commodity interest trading.

                  Sunrise Capital Partners currently offers four programs for investment, all of which are traded in accordance with the trading method described herein. Markets within the various programs described below are subject to change at any time without notice. The Fund's account is traded pursuant to the Expanded Diversified Program.

EXPANDED DIVERSIFIED

                  The Sunrise Expanded Diversified Program provides further diversification than in the standard Diversified Program (described below). Additional commodity interests may include, but are not limited to, industrial metals and minor currency markets. Given liquidity constraints in certain of these additional commodity markets, Sunrise Capital Partners may, in the future, restrict money under management for this program.

CURRENCY

                  The Sunrise Currency Program follows approximately ten different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, Euro Currency, Swiss franc, Canadian dollar, Australian dollar, Singapore Dollar, Swedish krona, New Zealand dollar and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market (IMM) Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for a Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. Dollar.

CIMCO

                  The Sunrise CIMCO--Diversified Financial Program was designed by Sunrise Capital Partners to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S. Dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and Foreign Bonds, Notes and Euro products), stock indices (including S & P 500), precious and industrial metals (including gold, silver, copper and aluminum), crude oil and natural gas are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

DIVERSIFIED

                  The Sunrise Diversified Program may follow approximately twenty different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, domestic and foreign interest rate futures, stock indices (including S & P 500), currencies and their crossrates.

[Remainder of page left blank intentionally.]

 SUNRISE EXPANDED DIVERSIFIED PROGRAM

                  Sunrise trades this program on behalf of the Fund. The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the performance record of the Sunrise Expanded Diversified Program for the five-year period from January 1994 through September 1999.

                   NAME OF CTA: Sunrise Capital Partners, LLC
              NAME OF PROGRAM: Sunrise Expanded Diversified Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1980
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1989
                           NUMBER OF OPEN ACCOUNTS: 25
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $373.4 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $438.2 million
                    LARGEST MONTHLY DRAWDOWN: (10.99)% (8/94)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (29.82)% (8/93 - 4/94)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 5
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 0

   Month             1999       1998(%)    1997(%)    1996(%)    1995(%)    1994(%)
January              (0.9)       1.4        4.6        0.5       (8.5)      (1.3)
February              5.1        3.3        8.6       (5.8)       4.7       (3.5)
March                (1.4)       2.7        1.5        4.5       19.1        0.2
April                 4.2        1.6       (0.5)       9.3        2.4       (7.1)
May                  (1.2)       2.7        4.4        0.1       (3.8)       5.2
June                  2.2        3.3       (2.9)      (0.6)      (0.7)      11.8
July                 (1.5)      (0.6)       6.0       (0.8)      (1.9)      (4.2)
August               (0.2)       9.5       (3.3)      (0.5)      (0.4)     (11.0)
September             0.4        3.2       (1.5)       0.9       (2.7)       2.5
October                         (1.0)      (1.2)       6.9        0.8       10.8
November                        (4.7)       1.8        1.3       (0.8)       3.9
December                         2.5        2.3        2.7        5.2       (3.2)
Compound Annual       6.6       25.8       20.7       19.3       11.5        1.6
Rate of Return       (9 mos.)

* Estimate.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SUNRISE CURRENCY PROGRAM


                  The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Currency Program for the five-year period from January 1994 through September 1999.

                   NAME OF CTA: Sunrise Capital Partners, LLC
                    NAME OF PROGRAM: Sunrise Currency Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1980
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1985
                           NUMBER OF OPEN ACCOUNTS: 6
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $65.8 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $66.2 million
                    LARGEST MONTHLY DRAWDOWN: (11.22)% (1/95)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (58.60)% (7/93-1/95)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 5
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 17
                  1999 COMPOUND RATE OF RETURN: 1.0% (9 months)
                      1998 COMPOUND RATE OF RETURN: (1.9)%
                       1997 COMPOUND RATE OF RETURN: 10.9%
                       1996 COMPOUND RATE OF RETURN: 20.2%
                       1995 COMPOUND RATE OF RETURN: 34.0%
                      1994 COMPOUND RATE OF RETURN: (22.1)%


SUNRISE CIMCO -- DIVERSIFIED FINANCIAL PROGRAM


                  The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the CIMCO Program for the five-year period from January 1994 through September 1999.

                   NAME OF CTA: Sunrise Capital Partners, LLC
                     NAME OF PROGRAM: Sunrise CIMCO Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1980
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1990
                           NUMBER OF OPEN ACCOUNTS: 2
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $86.0 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $86.0 million
                    Largest monthly drawdown: (12.04)% (1/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (44.47)% (7/93-1/95)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 5
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 5
                  1999 COMPOUND RATE OF RETURN: 0.5% (9 months)
                       1998 COMPOUND RATE OF RETURN: 7.7%
                      1997 COMPOUND RATE OF RETURN: (2.8)%
                       1996 COMPOUND RATE OF RETURN: 26.1%
                       1995 COMPOUND RATE OF RETURN: 50.9%
                      1994 COMPOUND RATE OF RETURN: (28.8)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
    THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

SUNRISE DIVERSIFIED PROGRAM


                  The following summary information (determined pursuant to the Fully-Funded Subset Method) presents the composite performance record of the Diversified Program for the five-year period from January 1994 through September 1999.

                   Name of CTA: Sunrise Capital Partners, LLC
                  NAME OF PROGRAM: Sunrise Diversified Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1980
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1980
                           NUMBER OF OPEN ACCOUNTS: 27
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
    AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $67.9 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $99.1 million
                    LARGEST MONTHLY DRAWDOWN: (14.97)% (1/94)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (36.02)% (12/91-2/94)
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 10
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 4
                  1999 COMPOUND RATE OF RETURN: 8.4% (9 months)
                        1998 COMPOUND RATE OF RETURN: 17%
                       1997 COMPOUND RATE OF RETURN: 11.3%
                       1996 COMPOUND RATE OF RETURN: 21.7%
                       1995 COMPOUND RATE OF RETURN: 40.0%
                       1994 COMPOUND RATE OF RETURN: (5.5)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

               SUNRISE CAPITAL MANAGEMENT, INC. -- CLOSED PROGRAMS


LIMITED CIMCO[S] PROGRAM

                  The following summary information presents the composite performance record of the Limited CIMCO[S] Program.


                     Name of CTA: Sunrise Capital Management
                    NAME OF PROGRAM: Limited CIMCO[S] Program
                  INCEPTION OF CLIENT ACCOUNT BY CTA: June 1980
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: April 1990
                          (ceased trading March 1994)
                           NUMBER OF OPEN ACCOUNTS: 0
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                    LARGEST MONTHLY DRAWDOWN: ( 7.72)% (3/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (36.7)% (7/93-3/94)
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 0
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 1
                       1998 COMPOUND RATE OF RETURN : N/A
                       1997 COMPOUND RATE OF RETURN : N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                1994 COMPOUND RATE OF RETURN: (15.0%) (3 months)



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAM.

                   COMMODITY MONITORS, INC. -- CLOSED PROGRAMS


                  The following summary performance disclosure describes the composite performance for CMI programs which are no longer open to new investment.

                  Performance information is set forth for the most recent five full years for each program or, in the event that a program has been trading for less than five years, performance information is set forth from the inception of trading. Performance information prior to January 1, 1994 has been excluded in accordance with CFTC regulations.

                       PAST PERFORMANCE IS NOT NECESSARILY
                          INDICATIVE OF FUTURE RESULTS.


                  [Remainder of page left blank intentionally.]

DIVERSIFIED PROGRAM

                  CMI suspended trading of its Diversified Program in August 1997. Performance information is calculated based on the fully-funded subset method.


                      NAME OF CTA: Commodity Monitors, Inc.
                      NAME OF PROGRAM: Diversified Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1976
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1991
                           NUMBER OF OPEN ACCOUNTS: 0
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                     LARGEST MONTHLY DRAWDOWN: (13.5%), 1/95
               LARGEST PEAK-TO-VALLEY DRAWDOWN: (31.6%), 7/93-4/93
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 60
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 19
                        1998 COMPOUND RATE OF RETURN: N/A
                 1997 COMPOUND RATE OF RETURN: 11.3% (8 months)
                       1996 COMPOUND RATE OF RETURN: 24.9%
                       1995 COMPOUND RATE OF RETURN: 8.8%
                       1994 COMPOUND RATE OF RETURN: 9.0%


FINANCIAL PROGRAM

                  CMI suspended trading of its Financial Program in September 1997. Performance information is calculated based on the fully-funded subset method.


                      NAME OF CTA: Commodity Monitors, Inc.
                       NAME OF PROGRAM: Financial Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1976
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1991
                           NUMBER OF OPEN ACCOUNTS: 0
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                     LARGEST MONTHLY DRAWDOWN: (10.6%), 1/94
               LARGEST PEAK-TO-VALLEY DRAWDOWN: (22.3%), 8/93-4/94
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 5
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 1
                        1998 COMPOUND RATE OF RETURN: N/A
                 1997 COMPOUND RATE OF RETURN: (3.8)% (9 months)
                       1996 COMPOUND RATE OF RETURN: 20.9%
                       1995 COMPOUND RATE OF RETURN: 14.0%
                       1994 COMPOUND RATE OF RETURN: (5.5)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
    THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

GLOBAL FOREX PROGRAM

                  CMI suspended trading of its Global Forex Program in June 1997. Performance information is calculated based on the fully-funded subset method.


                      NAME OF CTA: Commodity Monitors, Inc.
                      NAME OF PROGRAM: Global Forex Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1976
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: March 1992
                           NUMBER OF OPEN ACCOUNTS: 0
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                     LARGEST MONTHLY DRAWDOWN: (13.1%), 1/94
               LARGEST PEAK-TO-VALLEY DRAWDOWN: (19.5%), 7/93-2/94
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 11
                    NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 6
                        1998 COMPOUND RATE OF RETURN: N/A
                 1997 COMPOUND RATE OF RETURN: (3.2)% (6 months)
                       1996 COMPOUND RATE OF RETURN: 10.9%
                       1995 COMPOUND RATE OF RETURN: 6.5%
                       1994 COMPOUND RATE OF RETURN: 0.9%


SIERRA SHORT-TERM PROGRAM

                  CMI suspended trading of its Sierra Short-Term Program in February 1995. Performance information is calculated based on the fully-funded subset method.


                      NAME OF CTA: Commodity Monitors, Inc.
                   NAME OF PROGRAM: Sierra Short-Term Program
              INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: June 1976
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1992
                           NUMBER OF OPEN ACCOUNTS: 0
     AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $593.1 million AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $689.5 million
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                     LARGEST MONTHLY DRAWDOWN: (7.8%), 2/94
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (45.2%), 11/93-2/94
                     NUMBER OF PROFITABLE CLOSED ACCOUNTS: 2
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 30
                        1998 COMPOUND RATE OF RETURN: N/A
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                  1995 COMPOUND RATE OF RETURN: 1.0% (2 months)
                      1994 COMPOUND RATE OF RETURN: (1.4)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
    THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

TRANSTREND, B.V.

                  Transtrend, B.V. ("Transtrend") is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. It has been registered as a commodity trading advisor and commodity pool operator with the CFTC since 23 September, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed as a portfolio manager, and is subject to regulation by the Securities Board of The Netherlands ("STE"). Transtrend's business office, where its books and records are kept, is located at 50 Admiraliteitskade, 3063 ED Rotterdam, The Netherlands. THE REGISTRATION OF TRANSTREND WITH THE CFTC AND THE STE AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED TRANSTREND OR THE FUND. Its telephone number is
(31) 10 453-6500.

                  Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The systems participate in futures and forward markets and in options markets. Transtrend's current investment portfolios cover a multitude of financial markets, including short-term and long-term interest rates, currencies, cross rates and stock indices and a variety of tangible commodity markets, including agriculturals, energy products and metals. Its market approach attempts to benefit from directional price moves in outright prices and in spreads. Apart from trading in the interbank market, Transtrend operates on approximately 50 different futures and options exchanges in approximately 25 countries. Portfolios, leverage (I.E., risk profiles) and trading systems can be customized to the requirements of individual clients. Transtrend's professional expertise is supported by a qualified research team, sophisticated infrastructure, an enormous database and successful experience.

                  The background of each of the principals of Transtrend is set forth below.

                  GERARD VAN VLIET, born in 1948, graduated as a business economist at Erasmus University Rotterdam in 1972. He has worked for firms in the cash commodity trade since 1973 and is a council member of the Alternative Investment Management Association ("AIMA") and has been a council member of various international trade associations, both in Europe and in the United States. In 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a trading division of substance, dealing in (physical) vegetable oils. In 1987 he became Nidera Rotterdam's Senior Managing Director, supervising a variety of trading divisions and projects, one of which was Transtrend. After five years of general management, Mr. van Vliet decided to dedicate himself full time to the development of Transtrend, at that time a subsidiary of the Nidera Group. Together with Jaap Schotanus, Mr. van Vliet acquired ownership of Transtrend on October 1, 1993.

                  JOHANNES "JOEP" P.A. VAN DEN BROEK, born in 1969, graduated in August 1995 with a Master of Business Economics from Erasmus University Rotterdam. He joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend.

                  JAAP SCHOTANUS, born in 1960, graduated in 1984 with a Master of Business Administration from Nieuwpoort University in The Netherlands. In 1986 he joined Nidera Rotterdam in the trading environment of cash commodities. From the beginning he was particularly interested in the trading of derivative markets. In 1987, he began to develop Transtrend's business unit, with the goal of designing effective trading systems based on quantitative analysis of price behavior. He formed a research team with applied mathematicians, econometricians and computer specialists. Upon the incorporation of Transtrend in 1991, he became one of its Directors. Since Transtrend's management team came into existence in 1997, the responsibilities of Mr. Schotanus have gradually shifted from day-to-day matters to shareholders' interests and special projects. Together with Gerard van Vliet, Mr. Schotanus acquired ownership of Transtrend on October 1, 1993.

                  HAROLD M. DE BOER, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in

The Nederlands. In December 1989 he worked in conunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April of 1990, he joined Transtrend as a Research Analyst. In 1992 he became responsible for Transtrend's research department, and as of October 1992, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr de Boer's primary responsibility remains focused on reseach and product development.

                  Each director of Transtrend has an academic degree and ample experience in dealing with derivative markets. Transtrend's know-how is based on more than twelve years of ongoing price research conducted by a team of academics with the aid of powerful computer systems and advanced statistical software. Transtrend's research team consists of academics educated in applied mathematics and econometrics. Transtrend's first approved system started in October 1991 after four years of in-depth price research and product development. Before the 1993 buy-out, Transtrend managed substantial proprietary accounts based on identical trading systems. Since the buy-out, it has been possible to offer Transtrend's advisory services to third parties.

                  The voting interest in Transtrend is owned by Diversified Investments B.V., a Dutch limited liability company formed on 29 December, 1993 which currently serves as the holding company of Transtrend and as one of its Directors. Diversified Investments B.V. is controlled by Messrs. van Vliet and Schotanus.

TRADING STRATEGIES AND SYSTEMS

                  Transtrend has developed and offers to clients managed account programs pursuant to which it trades financial and tangible commodity futures contracts, financial and tangible commodity options, forward contracts and other derivative instruments (collectively, "futures," when used in this description of Transtrend's Trading Systems and Strategies) on U.S. and non-U.S. exchanges and markets (regulated and over-the-counter). Transtrend will trade its Diversified Program -- Enhanced Risk Profile subset, which is described more fully below, for the Fund.

                  DESCRIPTION OF APPLIED CONCEPTS AND
                  METHODOLOGY

                  The applied principles of risk management supersede any other defined rule. Transtrend's managed futures programs are designed to pursue capital growth within the limits of a defined risk tolerance.

                  The programs are entirely based on quantitative analysis of signaled price behavior of outright prices and of intra-market and/or inter-market spreads in the markets concerned. The programs may enter into both long and short positions in any of the markets involved.

                  The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollars under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each dollar under management. Transtrend can provide each client with alternative risk/reward profiles for different levels of risk in an attempt to make the impact of leverage selection more apparent. A selected risk profile has a consequence for the number of contracts traded for each dollar under management. Generally speaking, the larger the account, the broader the portfolio of futures which Transtrend will trade for such account.

                  Computed probabilities pertaining to risk and return and recovery behavior can be made transparent by randomly combining the historical, uncorrelated, monthly performance data (actual or hypothetical) into a significant number of thus-created 12-month returns.

                  The programs are systematic by nature and require a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the programs. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program(s) selected by the client. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, it may use discretion in an attempt to limit risk to a position or account. The use of discretion by it may have a positive or negative impact on performance of an account.

                  The trading systems underlying the programs have been developed on the basis of a methodology called blind-testing. For Transtrend, this means that a limited sample of diverse markets is used to construct complex entry/exit tools, the allocation system and risk management in general. Afterwards, the constructed trading system is applied to a substantially larger number of markets, most of which formed no part of the design process.

                  Transtrend uses strategy-related criteria, I.E., not trade-related, which determines the profit expectancy of each product-tool-combination during successive periods ('serial correlation'). Over time, these criteria influence the degree of allocation to particular signals. Such effects are part of a presented performance profile. This approach effectively avoids, among other things, bias of hindsight.

                  Transtrend defines the portfolio composition and the relative weighing of product groups within each portfolio irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

                  As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is, amongst other things, a function of the amount of assets under management. Generally, larger accounts have a higher degree of diversification.

                  Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In certain trading (sub) systems, risk assessment can be determined on the basis of a regular or continuous evaluation of daily price behavior, leading to regular adjustments during the lifetime of exposures; while in other (sub) systems the risk assessment can be based on risk factors at the time of entry of individual trades. In all systems the assessment of price volatility plays a prominent role.

                  Collectively and over time, Transtrend's programs have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of monthly returns of profitable months has exceeded the variance of the returns of losing months over the course of time.

                  In most trading (sub) systems there are elements which identify and respect the dominant market direction. The systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has in the past represented an "elevated collective profit expectancy" over the course of time which is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

                  The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The systems exploit directional price movement of outright prices, time spreads in one or more time frames and of intermarket and interproduct spreads.

                  One of the strengths of Transtrend's programs is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (I.E., disciplined) application by Transtrend and a consistent (I.E., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

                  All programs are designed to be as diversified as possible within the limits of the amount of funds under Transtrend's management and in the context of the selected portfolio composition based on reasonable minimum transaction sizes in the execution process. The degree of diversification in terms of markets and strategies involved may increase as the account size grows.

                  The programs may combine different product-market-combinations with multiple trading (sub) systems. A higher number of markets and trading systems generally contributes to a higher stability of returns over the course of time.

                  Simultaneous application of diverging trading strategies (trading systems), each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system.

DESCRIPTION OF TRADING PROGRAMS

                  Transtrend offers its services to clients on a customized basis. The amount under management in combination with a selected risk profile and with relevant market volume constraints determine a portfolio composition. During the selection process each client can express his preferences for products to be excluded from the (uniform) approach of Transtrend.

                  Currently, Transtrend manages client accounts with portfolio composition, money management principles and entry/exit tools described below.

                  PORTFOLIO COMPOSITION

                  In Transtrend's Diversified Program the composition of a fully diversified portfolio includes interest instruments, stock indices, currencies, cross rates and tangible commodities. Transtrend aims to pursue the highest possible degree of portfolio diversification within relevant constraints, I.E. specific client requirements, volume restrictions and limitations as a result of fund size.

                  Once the acceptable portfolio components have been defined, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled degree of correlation over the course of time which is re-computed at least every six months. Correlation analysis contributes to minimizing the risk of coinciding trend reversals on a portfolio level.

                  The allocation to markets/instruments can vary over the course of time. As of the date of this Memorandum, the indicative average allocation within the various portfolios of Transtrend's Diversified Program tends to be as follows:

PORTFOLIOS OF TRANSTREND'S DIVERSIFIED PROGRAM
(rounded numbers/approximation only)

Short-term Interest Instruments                     10%
Spreads between Interest Instruments                 5%
Bonds/Notes                                         10%
Stock Indices                                       20%
Forex Markets                                       25%
Metals                                               5%
Energy Products                                     10%
Agricultural Markets                                15%
                                                   ----
Total                                              100%
                                                   ====

                  The portfolio composition of individual accounts is likely to deviate from this indicative average for all accounts. In addition, portfolios for U.S. clients such as the Fund which trade only in CFTC-approved instruments are likely to have a lower percentage exposure to stock indices with the resultant increase being spread among the other asset classes.

                  At specific points in time a portfolio composition can deviate significantly from the indicative average because the trading systems are designed to avoid market exposure in (individual) markets that are classified as side-ways or dominated by frequent, uninterrupted changes in price direction too volatile.

                  APPLIED MONEY MANAGEMENT TECHNIQUES

                  The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied signaling-systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual reduction of the initial position. Significantly adverse price behavior may lead to an exit for the entire (remainder of the) position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.

                  ENTRY/EXIT TOOLS

                  The entry/exit tools contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stops for individual trades. The systems act upon market opening, market close and upon specific price levels during a market session or during the day.

                  Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of improvements will be based on the conclusions of research by Transtrend. Improvements are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

                  THERE CAN BE NO ASSURANCE THAT TRANSTREND'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.


PAST PERFORMANCE INFORMATION


                  The following information describes on a composite basis the pro-forma past performance of the Enhanced Risk Profile subset of Transtrend's Diversified Program, which it will trade on behalf of the Fund, as well as the Enhanced Risk Profile subset of the Diversified Program for Euro accounts, the Standard Risk Profile and Standard Risk Profile for Euro accounts subsets of the Diversified program, which Transtrend does not trade on behalf of the Fund. The composite performance results presented for the Enhanced Risk Profile subset of the Diversified Program excludes the performance of one account which had more favorable performance than the accounts included in the composite summary. The composite performance results of Transtrend's Prime Commodity Program and Financial Portfolio, which programs are no longer being offered by Transtrend, are also described below. The results set forth in the following summary performance information are not necessarily indicative of the results which Transtrend may achieve in the future. No representation is made that Transtrend will or is likely to achieve for the Fund profits or incur losses comparable to those shown.

                  Rate of net return represents pro forma net performance for the period divided by beginning (aggregate) account size including notional equity or an adjusted beginning (aggregate) account size. In the event that an addition or withdrawal occurs on the first day of the month, that addition or withdrawal is added to or subtracted from the beginning (aggregate) account size, while taking the amount of notional funds into account, prior to determining pro forma monthly rate of return. Pro forma net performance represents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) brokerage commissions and mark-ups of approximately 2% of net asset value per annum for Transtrend's standard risk profile (approximately U.S. $10.00 per round-turn trade); (b) monthly management fees of 0.25% of the (aggregate) account size at the beginning of a month (approximately 3% per annum); (c) monthly performance fees at 25% of net new trading profits achieved on the account, I.E., after making good management fees paid. Interest income is excluded from the computation of performance fees with respect to the Prime Commodity Program and the Financial Portfolio. For purposes of computing pro forma net performance, interest income credits accruing to the accounts have been included and in negative months also a give-back computation of a negative incentive fee, which may or may not have been reserved, depending on the account and specific conditions. In reality reserved (unpaid) incentive fees can be given back, but incentive fees paid are not. Transtrend believes that the pro forma adjustments made to the tables fairly reflect a customary fee and expense structure for clients.


[Remainder of page left blank intentionally.]

 DIVERSIFIED PROGRAM (ENHANCED RISK SUBSET)

                   Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the pro forma composite performance results of the enhanced risk accounts subset of Transtrend's Diversified Program based on aggregate nominal account size for the period from January, 1995 through September, 1999.

                          NAME OF CTA: Transtrend, B.V.
           NAME OF PROGRAM: Diversified Program (Enhanced Risk Subset)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1995
                           NUMBER OF OPEN ACCOUNTS: 5
       AGGREGATE ASSETS OVERALL EXCLUDING "NOTIONAL" EQUITY: $121,914,415
       AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $242,122,273 AGGREGATE ASSETS IN PROGRAM EXCLUDING "NOTIONAL" EQUITY: $23,096,243
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $44,193,367
                    LARGEST MONTHLY DRAWDOWN: (9.47)% (10/97)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (9.72)% (03/97-05/97)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 4
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 1

Monthly            1999(%)    1998(%)     1997(%)     1996(%)    1995(%)
Performance
January            (3.86)      0.25        9.64        5.38       (6.16)
February            1.22       0.21        5.12       (6.65)       9.57
March              (2.77)      2.79       (2.17)      (0.48)      10.15
April               3.11      (5.43)      (4.07)       8.59        2.16
May                (3.10)      3.55       (0.62)      (4.40)       6.49
June                4.51       1.36        0.20       (0.30)       3.63
July                1.95      (4.75)      19.27        3.88       (3.70)
August             (2.51)     19.57        1.02        7.26       (0.58)
September           0.63       1.93        1.87        7.51        1.75
October                        0.86       (8.58)      10.37       (3.81)
November                      (1.06)       5.72        1.46        2.07
December                       2.70        7.95       (3.12)       5.70
Compound Rate      (1.18)     21.94       37.92       31.68       29.10
of Return          (9 mos.)


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DIVERSIFIED PROGRAM (STANDARD RISK SUBSET)

                  The following summary performance information reflects the pro forma composite performance results of the enhanced risk subset of Transtrend's Diversified Program based on aggregate nominal account size for the period from January 1994 through September, 1999.

                          NAME OF CTA: Transtrend, B.V.
           NAME OF PROGRAM: Diversified Program (Standard Risk Subset)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1995
                           NUMBER OF OPEN ACCOUNTS: 17
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $121,914,415
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $242,122,273 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $81,696,994 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $161,506,902
                    LARGEST MONTHLY DRAWDOWN: (6.96)% (10/97)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (8.34)% (07/94-10/94)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 6
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 0
                 1999 COMPOUND RATE OF RETURN: 0.18% (9 months)
                      1998 COMPOUND RATE OF RETURN: 16.38%
                      1997 COMPOUND RATE OF RETURN: 21.11%
                      1996 COMPOUND RATE OF RETURN: 17.13%
                      1995 COMPOUND RATE OF RETURN: 21.01%
                      1994 COMPOUND RATE OF RETURN: 10.28%

DIVERSIFIED PROGRAM (STANDARD RISK EURO ACCOUNTS SUBSET)

                  The following summary performance information reflects the composite performance results of the standard risk Euro accounts subset of Transtrend's Diversified Program based on aggregate nominal account size for the period from February, 1999 through September, 1999.

                          NAME OF CTA: Transtrend, B.V.
    NAME OF PROGRAM: Diversified Program (Standard Risk Euro Accounts Subset)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 1999
                           NUMBER OF OPEN ACCOUNTS: 4
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $121,914,415
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $242,122,273 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $11,218,516 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $26,054,648
                    LARGEST MONTHLY DRAWDOWN: (2.50)% (05/99)
                LARGEST PEAK-TO-VALLEY DRAWDOWN: (2.50)% (05/99)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 0
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 0
                 1999 COMPOUND RATE OF RETURN: 1.01% (8 months)
                        1998 COMPOUND RATE OF RETURN: N/A
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
         ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

DIVERSIFIED PROGRAM (ENHANCED RISK EURO ACCOUNTS SUBSET)

                  The following summary performance information reflects the composite performance results of the enhanced risk Euro accounts subset of Transtrend's Diversified Program based on aggregate nominal account size for the period from August, 1999 through September, 1999.

                          NAME OF CTA: Transtrend, B.V.
    NAME OF PROGRAM: Diversified Program (Enhanced Risk Euro Accounts Subset)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1999
                           NUMBER OF OPEN ACCOUNTS: 1
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $121,914,415
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $242,122,273 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $4,804,297
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $8,030,799
                    LARGEST MONTHLY DRAWDOWN: (3.28)% (08/99)
                LARGEST PEAK-TO-VALLEY DRAWDOWN: (3.28)% (08/99)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 0
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 0
                1999 COMPOUND RATE OF RETURN: (3.22)% (2 months)
                        1998 COMPOUND RATE OF RETURN: N/A
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A

 PRIME COMMODITY PROGRAM

                  The following summary performance information reflects the composite performance results of Transtrend's Prime Commodity Program on the basis of actual funds for the period from January 1994 through its cessation of trading in October 1995. Percentages exclude interest income.

                          NAME OF CTA: Transtrend, B.V.
                    NAME OF PROGRAM: Prime Commodity Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1993
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $121,914,415
      AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $242,122,273
         AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: N/A
         AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: N/A
                    LARGEST MONTHLY DRAWDOWN: (11.04)% (8/94)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (15.05)% (6/94-1/95)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 1
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 0
                        1999 COMPOUND RATE OF RETURN: N/A
                        1998 COMPOUND RATE OF RETURN: N/A
                        1997 COMPOUND RATE OF RETURN: N/A
                        1996 COMPOUND RATE OF RETURN: N/A
                 1995 COMPOUND RATE OF RETURN: 9.88% (10 months)
                      1994 COMPOUND RATE OF RETURN: 17.96%


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
         ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING PROGRAMS.

                            TRANSTREND B.V. PROGRAMS
                     DIVERSIFIED PROGRAM INDIVIDUAL ACCOUNTS
                                  ACTUAL FUNDS

          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1993
                           NUMBER OF OPEN ACCOUNTS: 27
       AGGREGATE ASSETS OVERALL EXCLUDING "NOTIONAL" EQUITY: $121,914,415
       AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $242,122,273

                                      Aggregate                                                                 Worst
                Inception of           Assets            Compound Annual Rate        Worst Monthly           Peak-to-Valley
Account No.       Trading         September 31, 1999         of Return %               Decline %                Decline %
------------------------------------------------------------------------------------------------------------------------------------
   1.              10/93             $8,084,973        1999:  (8.05) (9 mos.)      (20.36)% (10/97)          (20.36)% (10/97)
                                                       1998:  37.96
                                                       1997:  63.63
                                                       1996:  39.97
                                                       1995:  49.23
                                                       1994:  18.47
------------------------------------------------------------------------------------------------------------------------------------
   2.               7/94             $6,726,418        1999:  (7.52) (9 mos.)      (15.79)% (10/97)       (27.20)% (7/94 - 10/94)
                                                       1998:  27.90
                                                       1997:  45.60
                                                       1996:  35.48
                                                       1995:  60.45
                                                       1994:  (13.40) (6 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   3.               3/96            $42,787,476        1999:  (4.68) (9 mos.)      (9.50)% (10/97)        (9.96)% (8/97 - 10/97)
                                                       1998:  15.39
                                                       1997:  21.55
                                                       1996:  18.77 (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   4.               3/96               $186,368        1999:  (10.84) (9 mos.)     (18.40)% (10/97)          (18.40)% (10/97)
                                                       1998:  34.76
                                                       1997:  15.10
                                                       1996:  42.28 (10 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   5.              10/96             $1,720,561        1999:  (7.45) (9 mos.)      (10.25)% (10/97)       (10.49)% (3/97 - 6/97)
                                                       1998:  16.54
                                                       1997:  19.28
                                                       1996:  1.32 (3 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   6.              11/96             $1,904,123        1999:  (5.89) (9 mos.)      (10.34)% (10/97)       (11.86)% (3/97 - 6/97)
                                                       1998:  20.17
                                                       1997:  22.23
                                                       1996:  (3.19) (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   7.              10/95             $4,146,150        1999:  (9.00) (9 mos.)      (16.94)% (10/95)       (19.00)% (10/95 - 3/96)
                                                       1998:  29.08
                                                       1997:  32.17
                                                       1996:  30.77
                                                       1995:  (10.34) (3 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   8.              11/96             $1,823,364        1999:  (4.95) (9 mos.)      (11.51)% (10/97)       (13.76)% (10/98 - 5/99)
                                                       1998:  18.04
                                                       1997:  37.48
                                                       1996:  (2.70) (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------
   9.               2/97                 $NIL          1999:  0.55 (7 mos.)        (8.24)% (10/97)        (11.55)% (10/98 - 5/99)
                                                       1998:  22.50
                                                       1997:  13.85 (11 mos.)



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                      Aggregate                                                                 Worst
                Inception of           Assets            Compound Annual Rate        Worst Monthly           Peak-to-Valley
Account No.       Trading         September 31, 1999         of Return %               Decline %                Decline %
------------------------------------------------------------------------------------------------------------------------------------
  10.               4/97             $2,231,893        1999:  (11.34) (9 mos.)     (13.95)% (10/97)       (14.90)% (10/98 - 5/99)
                                                       1998:  41.38
                                                       1997:  34.11 (9 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  11.               4/97             $1,012,412        1999:  (8.41) (9 mos.)      (28.80)% (10/97)          (28.80)% (10/97)
                                                       1998:  23.33
                                                       1997:  47.71 (9 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  12.               3/97               $640,642        1999:  (7.71) (9 mos.)      (21.27)% (10/97)       (30.65)% (3/97 - 5/97)
                                                       1998:  41.22
                                                       1997:  46.34 (8 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  13.              11/95             $2,105,641        1999:  (4.50) (9 mos.)      (9.46)% (10/97)        (18.34)% (3/97 - 6/97)
                                                       1998:  20.03
                                                       1997:  4.48
                                                       1996:  24.95
                                                       1995:  4.94 (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  14.               9/97             $2,640,790        1999:  (8.31) (9 mos.)      (13.93)% (10/97)          (13.93)% (10/97)
                                                       1998:  21.44
                                                       1997:  5.96 (4 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  15.              11/98             $2,010,310        1999:  (9.46) (9 mos.)        7.16-(1/99)          (11.39) (11/98 - 5/99)
                                                       1998:  (0.92)
------------------------------------------------------------------------------------------------------------------------------------
  16.               6/98            $10,851,721        1999:  (11.98) (9 mos.)      (13.50) (7/98)         (24.75) (6/98 - 7/98)
                                                       1998:  15.49 (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  17.               6/98             $3,996,402        1999:  (12.08) (9 mos.)      (13.81) (7/98)         (25.59) (6/98 - 7/98)
                                                       1998:  30.37 (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  18.               6/98                $NIL           1999:  (12.68) (9 mos.)      (13.48) (7/98)         (16.15) (1/99 - 5/99)
                                                       1998:  42.59 (6 mos.)
                                                       1997:  N/A
                                                       1996:  N/A
                                                       1995:  N/A
                                                       1994:  N/A
------------------------------------------------------------------------------------------------------------------------------------
  19.               7/97             $1,287,508        1999:  (3.48) (9 mos.)      (10.12) (10/97)         (11.32) (4/98 - 7/98)
                                                       1998:  12.54
                                                       1997:  18.18 (6 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  20.               7/97               $638,638        1999:  (12.18) (9 mos.)     (19.50) (10/97)            (19.50) (10/97)
                                                       1998:  23.06
                                                       1997:  42.56 (6 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  21.               1/98             $5,060,200        1999:  (5.38) (9 mos.)       (8.20) (4/98)          (9.38) (4/98 - 7/98)
                                                       1998:  26.68
------------------------------------------------------------------------------------------------------------------------------------
  22.              10/97             $2,307,632        1999:  (12.55) (9 mos.)     (19.26) (10/97)            (19.26) (10/97)
                                                       1998:  34.98
                                                       1997:  8.57 (3 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  23.              11/98               $548,131        1999:  (4.36) (9 mos.)       (6.87) (11/98)        (12.63) (11/98 - 3/99)
                                                       1998:  (5.27) (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  24.              11/98               $547,019        1999:  (7.45) (9 mos.)       (9.38) (5/99)         (12.19) (11/98 - 5/99)
                                                       1998:  (0.55) (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  25.               2/99             $1,503,436        1999:  1.34 (8 mos.)         (5.41) (5/99)          (6.15) (3/99 - 5/99)
------------------------------------------------------------------------------------------------------------------------------------
  26.               4/99             $2,251,860        1999:  2.68 (5 mos.)         (5.15) (5/99)              (5.15) (5/99)
------------------------------------------------------------------------------------------------------------------------------------



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                      Aggregate                                                                 Worst
                Inception of           Assets            Compound Annual Rate        Worst Monthly           Peak-to-Valley
Account No.       Trading         September 31, 1999         of Return %               Decline %                Decline %
------------------------------------------------------------------------------------------------------------------------------------
  27.               4/99             $3,098,639        1999:  3.47 (6 mos.)         (5.73) (5/99)              (5.73) (5/99)
------------------------------------------------------------------------------------------------------------------------------------
  28.               7/99             $4,364,581        1999:  (2.50) (3 mos.)       (4.65) (7/99)              (4.65) (7/99)
------------------------------------------------------------------------------------------------------------------------------------
  29.              10/95                $Nil           1997:  (6.05) (6 mos.)      (12.18) (10/95)         (17.12) (3/97 - 5/97)
                                                       1996:  18.34
                                                       1995:  (6.41) (3 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  30.               1/97                $Nil           1997:  13.10 (11 mos.)      (20.88) (10/97)         (25.38) (3/97 - 5/97)
------------------------------------------------------------------------------------------------------------------------------------
  31.               5/97                $Nil           1997:  (15.45) (2 mos.)      (11.65) (4/97)         (15.45) (3/97 - 5/97)
------------------------------------------------------------------------------------------------------------------------------------
  32.               5/97                $Nil           1997:  42.31 (7 mos.)       (21.83) (10/97)            (21.83) (10/97)
------------------------------------------------------------------------------------------------------------------------------------
  33.               4/98                $Nil           1998:  4.97 (9 mos.)         (4.26) (4/98)          (5.81) (4/98 - 7/98)
------------------------------------------------------------------------------------------------------------------------------------
  34.               1/95                $Nil           1999:  (10.90) (4 mos.)     (15.55) (10/97)            (15.55) (10/97)
                                                       1998:  30.12
                                                       1997:  33.26
                                                       1996:  24.29
                                                       1995:  46.27
------------------------------------------------------------------------------------------------------------------------------------
  35.               4/98                $Nil           1999:  (12.06) (4 mos.)      (18.57) (4/98)         (23.15) (4/98 - 7/98)
                                                       1998:  25.09 (9 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  36.               1/96                $Nil           1999:  (4.50) (7 mos.)      (14.67) (10/97)            (14.67) (10/97)
                                                       1998:  30.76
                                                       1997:  46.13
                                                       1996:  27.04
------------------------------------------------------------------------------------------------------------------------------------
  37.               6/94                $Nil           1999:  23.70 (6 mos.)       (37.34) (10/97)            (37.34) (10/97)
                                                       1998:  59.75
                                                       1997:  160.55
                                                       1996:  106.01
                                                       1995:  96.40 (7 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  38.              10/93                $Nil           1995:  9.88 (10 mos.)        (11.04) (8/94)         (15.05) (6/94 - 1/95)
                                                       1994:  17.96
                                                       1993:  8.16 (3 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  39.              10/93                $Nil           1994:  (20.75) (11 mos.)    (16.48) (10/94)        (46.71) (3/94 - 10/94)
                                                       1993:  (1.54) (2 mos.)
------------------------------------------------------------------------------------------------------------------------------------
  40.               8/99             $4,804,297        1999:  (5.93) (2 mos.)        (5.72) (8/99)          (5.72) (8/99 - 9/99)
------------------------------------------------------------------------------------------------------------------------------------



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR

GENERAL

      THE PERFORMANCE INFORMATION INCLUDED HEREIN IS PRESENTED IN ACCORDANCE WITH CFTC REGULATIONS. THE FUND DIFFERS MATERIALLY IN CERTAIN RESPECTS FROM EACH OF THE POOLS WHOSE PERFORMANCE IS INCLUDED HEREIN. The following sets forth summary performance information for all pools operated by Kenmar (other than the Fund) since January 1, 1994. Kenmar has offered these pools exclusively on a private basis to financially sophisticated investors-- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons. Other than the Fund, Kenmar has not, to date, sponsored a publicly-offered commodity pool.

      The pools the performance of which is summarized herein are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored pools.



      All summary performance information is current as of September 30, 1999 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1994 or, if later, the inception of the pool in question.



      INVESTORS SHOULD NOTE THAT AFFILIATES OF KENMAR PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY KENMAR. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF KENMAR HAS NOT BEEN INCLUDED HEREIN.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE TRUST.

      INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                              --------------------

[Remainder of page left blank intentionally.]

ASSETS UNDER MANAGEMENT




Kenmar -- Total assets under management as of  September 30, 1999:                  $146 million
Kenmar -- Total assets under multi-advisor management as of  September 30, 1999:    $80 million
Kenmar and affiliates -- Total assets under management as of  September 30, 1999:   $819 million
                                                                                      (excluding notional funds)
Kenmar and affiliates -- Total assets under management as of  September 30, 1999:   $903 million
                                                                                      (including notional funds)




MULTI-ADVISOR POOLS

      These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by Kenmar since January 1, 1994. Kenmar has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As will the Fund, these multi-advisor pools depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

SINGLE-ADVISOR POOLS

      These are all of the pools (other than pools for the research and development of traders) operated by Kenmar since January 1, 1994 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Kenmar's ability to manage a portfolio of commodity trading advisors.

POOLS FOR THE RESEARCH AND DEVELOPMENT OF ADVISORS

      These are all of the pools operated by Kenmar since January 1, 1994 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                  [Remainder of page left blank intentionally.]





                                                                                                                  %
                                                                                                                WORST
                                                                     AGGRE-                                    MONTHLY
                                  TYPE                                GATE        CURRENT       CURRENT         DRAW-
                                   OF        START        CLOSE       SUB-         TOTAL        NAV PER        DOWN &
                                  POOL       DATE         DATE      SCRIPT.         NAV           UNIT          MONTH
-------------------------------  -------  -----------  -----------------------  ------------  ------------  ------------
MULTI-ADVISOR POOLS
-------------------------------

Kenmar Performance Partners L.P.   **        08/85         N/A     264,380,534    50,720,446     14,990.94     (19.12)
                                                                                                                1/94

Kenmar Capital Partners Ltd.        *        07/95         N/A       3,577,775       737,342        954.35     (8.40)
                                                                                                                3/99

SINGLE ADVISOR POOLS
-------------------------------
The Dennis Fund L.P. "A"         single      09/96         N/A      11,341,364    12,181,267      1,860.58     (10.75)
                                                                                                                8/97

The Dennis Fund L.P. "B"         single      04/97         N/A      45,627,073    43,447,449      1,773.97     (10.70)
                                                                                                                8/97
Dennis Friends & Family L.P.     single      05/97          N/A      2,363,437     2,185,203      1,486.96     (14.79)
                                                                                                                8/97

Hirst Investment Fund L.P.       single      10/97         N/A       4,347,088     1,848,419      1,021.26     (10.43)
                                                                                                                3/99

Hirst 2X LP                      single      3/99          N/A       4,127,659     2,411,379        917.87     (18.13)
                                                                                                                3/99

POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
-------------------------------
Kenmar Venture Partners L.P.        *        03/87         N/A       2,625,000     3,578,296      3,835.93     (29.70)
                                                                                                                10/89

GLH Strategic Performance L.P.   single      08/93        10/94      1,143,233             0        717.41     (9.45)
                                                                                                                1/94

Oberdon Partners L.L.C.          single      4/97          4/99      1,607,000             0      1,246.18     (20.65)
                                                                                                                5/98
-------------------------------  -------  -----------  -----------------------  ------------  ------------  ------------







                                       %
                                      WORST
                                     PEAK-TO
                                        -
                                      VALLEY
                                      DRAW-D              PERCENTAGE RATE OF RETURN
                                       OWN                (COMPUTED ON A COMPOUNDED
                                        &                      MONTHLY BASIS)
                                      PERIOD       1994    1995    1996   1997      1998      1999
-------------------------------    -----------    -------  -----  ------ ------    -------  --------

MULTI-ADVISOR POOLS
-------------------------------
Kenmar Performance Partners L.P.     (33.20)     (9.79)    8.12    3.04  (2.1)      18.88    (12.2)
                                    11/90-5/92                                               (9 mos.)

Kenmar Capital Partners Ltd.         (15.46)        -      2.26   (1.87)  3.05      10.59    (7.73)
                                    9/98-5/99                                                (9 mos.)

SINGLE ADVISOR POOLS
-------------------------------
The Dennis Fund L.P. "A"             (25.63)        -        -     8.14  18.70      42.50     1.72
                                    3/97-8/97                                                (9 mos.)

The Dennis Fund L.P. "B"             (17.63)        -        -      -    18.75      40.42     0.75
                                    5/97-8/97                                                (9 mos.)

Dennis Friends & Family L.P.         (19.96)        -        -      -     0.24      42.95     3.77
                                    6/97-8/97                                                (9 mos.)

Hirst Investment Fund L.P.           (16.33)        -        -       -    3.31      9.54     (9.75)
                                    1/99-5/99                                                (9 mos.)

Hirst 2X LP                           18.49                                                  (8.21)
                                    3/99-5/99                                                (7 mos.)

POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
-------------------------------
Kenmar Venture Partners L.P.         (48.75)      3.27     5.55   14.72  36.00     (6.15)    (9.58)
                                    11/90-4/92                                               (9 mos.)

GLH Strategic Performance L.P.       (29.41)     (21.95)     -      -      -          -        -
                                    9/93-10/94

Oberdon Partners L.L.C.              (30.16)        -        -      -    43.37     (16.55     4.16)
                                    4/98-10/98                                               (4 mos.)
-------------------------------    -----------   -------   -----  ------ ------    -------  --------





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FOOTNOTES TO PERFORMANCE INFORMATION

1.    Name of Pool.

2.    Type of Pool:

      "Single" means that the assets are managed by one commodity trading advisor.

      * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

      ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3.    Start Date.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.



6. "Current Total NAV" is the Net Asset Value of the pool as of September 30, 1999.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of September 30, 1999. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Kenmar Venture Partners L.P.) of investment over time.



      In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the


      Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, I.E., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

9.    "Month" is the month of the % Worst Monthly Drawdown.

10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

11.   "Period" is the period of the "% Worst Peak-to-Valley Drawdown."



12.   "Year-to-Date" is the rate of return of the pool as of September 30, 1999.



                  [Remainder of page left blank intentionally.]

                               INVESTMENT FACTORS

         Managed Futures is a sector of the futures industry made up of professionals, or commodity trading advisors ("CTAs"), who on behalf of their clients manage portfolios made up of futures and forward contracts and related instruments traded around the world. Utilizing extensive resources, markets can be accessed and monitored around the world, 24 hours a day.

         For over 20 years institutions and individuals have made Managed Futures part of their well-diversified portfolios. In that time period, the industry has grown to nearly $35 billion in assets under management.*

         As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally. Since 1974 the U.S. futures markets have grown from consisting primarily of agricultural contracts to include financial contracts, providing greater diversification and flexibility. The pie charts below demonstrate this growth of diversity within the futures industry. In 1974 the agricultural sector dominated the trading volume of the industry. By 1998 the agricultural sector represented only 19% of trading while interest rate contracts represented 55%. These interest rate contracts included contracts on U.S. debt instruments, European debt instruments, and bonds in Asia and Australia.


                      Dramatic Changes in Futures Industry


                                     1974(1)

Currencies                     2%
Metals                        14%
Lumber & Energy                2%
Agriculturals                 82%



                                     1999(2)



European Rates               13%
European Stocks               3%
Pac Rim Rates                 4%
Pac Rim Stocks                3%
US Rates                      7%
Energies                     13%
US Stocks                     8%
Metals                       21%
Grains                        4%
Tropicals                     7%
Meats                         1%
Currencies                   16%

Source: Futures Industry Association, Washington, D.C.

*Managed Futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.


-----------------------
(1) Represented by the percentage of the number of contracts traded per year.


(2) Based on average margin utilized by KGT as of September 30, 1999.

                   VALUE OF DIVERSIFYING INTO MANAGED FUTURES


         Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Fund, may add a potentially valuable element of diversification to a traditionally-structured portfolio. Historically over the long term, the returns recognized on managed futures investments have been non-correlated with the performance of stocks and bonds, suggesting that a successful managed futures investment may be a valuable complement to a portfolio of stocks and bonds. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns--enhancing the risk/reward profile and overall "efficiency" of a portfolio. NON-CORRELATION IS NOT NEGATIVE CORRELATION. THE PERFORMANCE OF THE FUND IS ANTICIPATED TO BE GENERALLY UNRELATED, BUT MAY FREQUENTLY BE SIMILAR, TO THE PERFORMANCE OF THE GENERAL EQUITY MARKETS.

         The following discussion and charts, which include the MAR Fund/Pool Qualified Universe Index, are intended to explain managed futures as an asset category, and to demonstrate the potential value of allocating a small portion of a portfolio to a managed futures investment, such as the Fund. The MAR Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The MAR Index is not the same as an investment in the Fund, and the Fund may perform quite differently than the Index, just as an individual stock may perform quite differently from the S&P 500 Index.

         The light grey area of the chart below shows the benefit of adding 10% managed futures to a hypothetical portfolio made up of 60% stocks and 40% bonds, assuming an initial investment of $1,000. The combined portfolio showed improved returns over the last nineteen years and lower volatility (a common measure of risk) than a portfolio made up of stocks and bonds alone.

DIVERSIFYING INTO MANAGED FUTURES
JANUARY 1980-SEPTEMBER 1999

                                       Monthly
                        Compounded     Standard      Maximum
                        Annual ROR     Deviation     Drawdown
                        ----------     ---------     --------
60% US Stocks/
40% US Bonds/              14.54          2.95        -19.41

60%US Stocks/
30% US Bonds/              14.80          2.92        -18.33
10% Mgd. Fut.


60 STOCKS/30% BONDS/
10% MANAGED FUTURES          $15,263.86

60% STOCKS/40% BONDS         $14,605


Dec '98 $16,000                $15,000
Dec '96 $11,500                 $9,000
Dec '94 $9,500                  $8,000
Dec '92 $6,000                  $6,000
Dec '90 $4,000                  $4,300
Dec '88 $3,000                  $2,000
Dec '86 $2,000                  $1,000
Dec '84 $1,500                    $600
Dec '82 $850                      $400
Dec '80 $0                          $0

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graph depicts the actual performance of the MAR Fund/Pool Qualified Universe, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

The MAR Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (MAR, New York, NY). The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.

         A Managed Futures fund provides these benefits to an investor's overall portfolio:

-   POTENTIAL FOR REDUCED VOLATILITY AND/OR ENHANCED RETURNS

-   PROFIT POTENTIAL IN ANY MARKET ENVIRONMENT

-   ACCESS TO GLOBAL FINANCIAL AND NON-FINANCIAL FUTURES MARKETS

-   POTENTIAL FOR BOTH REDUCED VOLATILITY AND/OR ENHANCED RETURNS

         Futures and forwards contracts exhibit more risk than stocks or bonds. However, adding a Managed Futures fund to a stock-and-bond-only portfolio has the potential to reduce overall portfolio volatility and enhance returns.

         This potential benefit was initially demonstrated in two key academic works. First, Modern Portfolio Theory, developed by the Nobel Prize Laureate economists Drs. Harry M. Markowitz and William Sharpe, asserts that investments having positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio of different investments with positive returns independent of each other (i.e. non-correlated) can improve the risk profile of an investor's entire portfolio.

         Modern Portfolio Theory suggests that a portfolio manager should diversify into asset categories that have little or no correlation with the other asset categories in the portfolio. The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even an investor who diversifies into International stocks and bonds may not obtain enough non- correlation. Over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts. The logical question that then arises is: "What investment can add value to a portfolio by enhancing returns and reducing portfolio volatility?"

         Historically, managed futures investments have had very little correlation to the stock and bond markets. Kenmar believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio, as demonstrated in the graphs below. Non-correlation will not provide any diversification advantages unless the non-correlated assets are out-performing other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of the portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

  VALUE OF INITIAL $10,000 PORTFOLIO WITH A 10% ALLOCATION TO THE MAR FUND/POOL
              QUALIFIIED UNIVERSE VS. A STOCKS AND BONDS PORTFOLIO
                          JANUARY 1980 - SEPTEMBER 1999


                      Growth of Initial $10,000 Investment



60% Stocks/40%Bonds           $146,054

60% Stocks/30% Bonds
10% Managed Futures           $152,639


            RISK as Measured by Standard Deviation of Annual Returns


60% Stocks/40%Bonds           10.23%

60% Stocks/30%
Bonds/10% Managed
Futures                       10.12%



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The graphs depict the actual performance of the MAR Fund/Pool Qualified Universe, in combination with stocks and bonds. The "Stocks" portion is represented by the S&P 500 Index and the "Bonds" portion by the Lehman Brothers Government Corporate Bond Index. These are passive indices of equity and debt securities which are generally purchased by investors with an investment objective of capital preservation, growth or income.

The MAR Fund/Pool Qualified Universe Index is a dollar weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (MAR, New York, NY). The performance for all indices was calculated using compounded monthly returns. A prospective investor is advised that neither the above graph, nor the performance tables in this prospectus should be interpreted to mean that the Fund will obtain similar results or generate any profits whatsoever in the future.


CORRELATION OF MANAGED FUTURES
JANUARY 1980 - SEPTEMBER 1999

                                MANAGED*    S&P*     EAFE*     US*
                                FUTURES*    500                BONDS*
MANAGED FUTURES*                 1.00
S&P 500                          0.09      1.00
EAFE                            -0.01      0.49      1.00
US BONDS                         0.04      0.29      0.22       1.00


         Correlation is a statistical measure of the degree to which two variables are related. It is expressed as a number between -1 and 1, with a negative number implying the variables tend to move in opposite directions, while a positive number implies the variables move in the same direction.

         Non-correlated performance is not negatively correlated performance. Kenmar has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. Non-correlation means only that the performance of the Fund has, in Kenmar's judgment, a substantial likelihood of being unrelated to the performance of equities and debt instruments, reflecting Kenmar's belief that certain factors which affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline or increase more or less than equity and debt instruments during both bear and bull markets.

* SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS" AT THE END OF THIS SECTION.

(1) Litner, John, "The Potential Role of Managed Commodity Financial Futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual Conference of Financial Analysts Federation, May 1983.

         In his landmark study, Dr. John Lintner of Harvard University was the first of many to demonstrate specifically that adding a Managed Futures component to a portfolio can enhance returns.

         Dr. Lintner concluded that a portfolio of judicious investments in stocks, bonds and Managed Futures ". . . show[s] substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."(1)

         This diversification effect of Managed Futures is also demonstrated by looking at the performance of Managed Futures compared to that of U.S. stocks, U.S. bonds and international stocks during a major decline. When measured against a decline in the stock and bond markets, Managed Futures has the ability to provide portfolio diversification due to its non-correlation to stocks and bonds. This does not mean that the returns of Managed Futures are negatively correlated (i.e. perform opposite) to those of stocks and bonds.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         Comparative Performance and Correlation Charts: The table below demonstrates the differences in performance of stocks, bonds and managed future during each year from 1980 through September 1999. The chart below the table shows the worst peak-to-valley losses of the four asset classes for the same period.


             Managed
   Year      Futures      US Stocks    Int'l. Stocks    US Bonds
   ----      -------      ---------    -------------    --------
  1980        46.4%        32.6%          24.4%          10.4%
  1981        19.6         -5.0           -1.0            7.2
  1982        23.1         21.7            -.9           31.1
  1983        -7.6         22.6           24.6            8.0
  1984         4.2          6.2            7.9           15.0
  1985        21.8         31.9           56.7           21.4
  1986       -11.5         18.7           69.9           15.6
  1987        46.9          5.2           24.9            2.3
  1988         8.4         16.5           28.6            7.6
  1989        10.1         31.7           10.8           14.3
  1990        19.5         -3.1          -23.2            5.7
  1991        10.7         30.5           12.5           15.0
  1992         1.0          7.7          -11.9            7.5
  1993        15.2         10.1           32.9            8.8
  1994        -2.2          1.3            8.1           -2.0
  1995         9.7         37.6           11.6           15.1
  1996        11.9         22.9            6.3            4.1
  1997         9.2         33.4            2.1            7.8
  1998        10.0         28.6           20.3            8.3
  1999**      2.03          5.4            8.7            0.3

* SEE "NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS" AT THE END OF THIS SECTION.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

** Through September 1999.


       WORST PEAK-TO-VALLEY LOSS FROM JANUARY 1980 THROUGH SEPTEMBER 1999


Managed Futures     -28.10%
S&P 500             -29.60%
EAFE                -30.59%
US Bonds             -8.50%

NOTES TO COMPARATIVE PERFORMANCE AND CORRELATION CHARTS

U.S. STOCKS* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks.

INTERNATIONAL STOCKS* - Morgan Stanley's EAFE Index (dividends reinvested) is the European/Australian/Far East Index based on local currency. Source: CDA Investment Technologies, Inc.

U.S. BONDS* - Lehman Brothers Government/Corporate Bond Index (coupons reinvested)

MANAGED FUTURES* - MAR Fund/Pool Qualified Universe Index is a dollar-weighted index which includes performance of current as well as retired public futures funds, private pools and offshore funds (MAR, New York, NY).

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

SOURCES: STANDARD & POOR'S, LEHMAN BROTHERS, LIPPER ANALYTICAL ASSOCIATES AND MANAGED ACCOUNT REPORT

INVESTORS SHOULD BE AWARE THAT STOCKS, BONDS AND MANAGED FUTURES ARE VERY DIFFERENT TYPES OF INVESTMENTS, EACH INVOLVING DIFFERENT INVESTMENT CONSIDERATIONS AND RISKS, INCLUDING BUT NOT LIMITED TO LIQUIDITY, SAFETY, GUARANTEES INSURANCE, FLUCTUATION OF PRINCIPAL AND/OR RETURN, TAX FEATURES, LEVERAGE AND VOLATILITY.

FOR EXAMPLE, TRADING IN FUTURES, FORWARD AND OPTIONS MAY INVOLVE A GREATER DEGREE OF RISK THAN INVESTING IN STOCKS AND BONDS DUE TO, AMONG OTHER THINGS, A GREATER DEGREE OF LEVERAGE AND VOLATILITY. ALSO, U.S. GOVERNMENT BONDS ARE GUARANTEED BY THE U.S. GOVERNMENT AND, IF HELD TO MATURITY, OFFER BOTH A FIXED RATE OF INTEREST AND RETURN OF PRINCIPAL.


              ADDITIONAL ADVANTAGES OF MANAGED FUTURES INVESTMENTS


         100% INTEREST CREDIT. Unlike some "alternative investment" funds, the Fund will not be required to borrow money in order to obtain the leverage used in its trading strategy. Accordingly, the Fund does not anticipate that it will incur any interest expense. The Fund's margin deposits will be maintained in cash equivalents, such as U.S. Treasury bills. Interest is earned on 100% of the Fund's available assets (which include unrealized profits credited to the Fund's accounts).

         LIQUIDITY. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Fund is good liquidity, and historically "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis --beginning with the end of the sixth month following purchase of such Units-- subject to a declining redemption fee during the eighteen months of ownership.

         CONVENIENCE. The Fund provides a convenient means to participate in global markets and opportunities without the time required to master complex trading strategies and monitor multiple international markets.

         LIMITED LIABILITY. The liability of investors in the Fund is limited to the amount of their investment in the Fund. Limited Partners will never be required to contribute additional capital to the Fund.

         PROFIT POTENTIAL IN ANY MARKET ENVIRONMENT. With stocks and bonds, investors typically buy securities that they believe will increase in value, and they may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that a market will go down. As a result, declining markets represent opportunities for Managed Futures.

         ACCESS TO GLOBAL FINANCIAL AND NON-FINANCIAL MARKETS: Finally, over the years the futures markets have expanded globally to include investments in stock indices and bonds, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.


         SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT


         Many of the Advisors are only available to manage individual accounts of substantial size - ranging from $500,000 to $5,000,000. Investors in the Fund are able to gain access to each of these Advisors, and to the diversification benefits of placing assets with all five of them, for a minimum investment of $5,000, (or $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts). Existing Unitholders making additional investments may do so in minimums of $2,000.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                                       PAGE

KENMAR GLOBAL TRUST
     Statements of Financial Condition as of September 30, 1999 (unaudited) and
                  December 31, 1998 (audited)...........................................................................F-2

     Statements of Operations for the Three Months and Nine Months Ended
                  September 30, 1999 and 1998 (unaudited)...............................................................F-3

     Statements of  Cash Flows for the Nine Months Ended September 30, 1999
                  and 1998 (unaudited)..................................................................................F-4

     Statements of Changes in Unitholders' Capital (Net Asset Value) for the Nine
                  Months Ended September 30, 1999 and 1998 (unaudited)...............................................  F-5

     Notes to Financial Statements (unaudited).......................................................................  F-6 - F-10

 Independent Auditor's Report........................................................................................  F-11

      Statements of Financial Condition as of December 31, 1998 and 1997.............................................  F-12

      Statements of Operations for the Years Ended December 31, 1998 and 1997 and for
                  the Period July 17, 1996 (inception) to December 31, 1996..........................................  F-13

      Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 and
                  for the Period July 17, 1996 (inception) to December 31, 1996......................................  F-14

      Statements of Changes in Unitholders' Capital (Net Asset Value)
                  for the Years Ended December 31, 1998 and 1997 and for the Period
                  July 17, 1996 (inception) to December 31, 1996.....................................................  F-15

      Notes to Financial Statements..................................................................................  F-16-F-20

KENMAR ADVISORY CORP

Independent Auditor's Report.......................................................................................... F-21

     Statements of Financial Condition as of September 30, 1998 (audited)............................................. F-22

     Notes to Statement of Financial Condition........................................................................ F-23-F-28


     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                               KENMAR GLOBAL TRUST
                        STATEMENTS OF FINANCIAL CONDITION

         September 30, 1999 (Unaudited) and December 31, 1998 (Audited)

                                                                  September 30,    December 31,
                                                                      1999             1998
                                                                  -------------    ------------
ASSETS

        Equity in broker trading accounts
               Cash                                                 $11,651,477     $14,288,556
               Net option premiums paid                                  22,212               0
               Unrealized gain on open contracts                      2,465,246       1,219,956
                                                                    -----------     -----------

                        Deposits with brokers                        14,138,935      15,508,512

        Cash                                                         15,281,919      10,582,645
                                                                    -----------     -----------

                        Total assets                                $29,420,854     $26,091,157
                                                                    ===========     ===========

LIABILITIES

        Accounts payable                                            $    51,194     $    65,017
        Commissions and other trading fees on open contracts             23,803          18,122
        Managing Owner brokerage commissions                            182,416         160,616
        Managing Owner incentive fee                                          0          42,368
        Advisor profit shares                                                 0         109,106
        Reimbursable offering costs                                           0          44,975
        Redemptions payable                                             356,992         255,238
        Redemption charges payable to Managing Owner                      1,117           4,897
        Subscription deposits                                                 0          27,720
                                                                    -----------     -----------

                        Total liabilities                               615,522         728,059
                                                                    -----------     -----------

UNITHOLDERS' CAPITAL (NET ASSET VALUE)

Managing Owner - 2,802.9608 and 2,331.0461 units
        outstanding at September 30, 1999 and December 31, 1998         297,102         263,850
Other Unitholders - 268,956.6017 and 221,745.5512 units
        outstanding at September 30, 1999 and December 31, 1998      28,508,230      25,099,248
                                                                    -----------     -----------

                        Total unitholders' capital
                                 (Net Asset Value)                   28,805,332      25,363,098
                                                                    -----------     -----------

                                                                    $29,420,854     $26,091,157
                                                                    ===========     ===========



                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF OPERATIONS
           For the Three Months Ended September 30, 1999 and 1998 and
             For the Nine Months Ended September 30, 1999 and 1998
                                   (Unaudited)

                                                         Three Months                    Nine Months
                                                            Ended                           Ended
                                                        September 30,                    September 30,
                                                 ----------------------------     ----------------------------
                                                    1999             1998            1999             1998
                                                 -----------      -----------     -----------      -----------
INCOME

        Trading gains (losses)

               Realized                          $  (111,940)     $ 1,945,436     $(1,105,015)     $ 3,538,619
               Change in unrealized                  957,964        2,023,463       1,245,290        1,436,347
                                                 -----------      -----------     -----------      -----------

                        Gain from trading            846,024        3,968,899         140,275        4,974,966

        Interest income                              287,366          179,518         781,267          549,361
                                                 -----------      -----------     -----------      -----------

                        Total income               1,133,390        4,148,417         921,542        5,524,327
                                                 -----------      -----------     -----------      -----------

EXPENSES

        Brokerage commissions                         61,767           39,010         208,303          100,591
        Managing Owner brokerage commissions         674,747          410,894       1,932,307        1,110,523
        Advisor profit shares                              0          637,231          95,925          875,702
        Managing Owner incentive fee                       0           99,152               0          100,182
        Operating expenses                            36,477           87,417         165,855          154,108
                                                 -----------      -----------     -----------      -----------

                        Total expenses               772,991        1,273,704       2,402,390        2,341,106
                                                 -----------      -----------     -----------      -----------

                        NET INCOME (LOSS)        $   360,399      $ 2,874,713     $(1,480,848)     $ 3,183,221
                                                 ===========      ===========     ===========      ===========

NET INCOME (LOSS) PER UNIT

        (based on weighted average number of
        units outstanding during the period)     $      1.39      $     18.47     $     (6.06)     $     22.26
                                                 ===========      ===========     ===========      ===========

INCREASE (DECREASE) IN NET
        ASSET VALUE PER UNIT                     $      1.27      $     17.34     $     (7.19)     $      8.27
                                                 ===========      ===========     ===========      ===========


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF CASH FLOWS

              For the Nine Months Ended September 30, 1999 and 1998
                                   (Unaudited)

                                                                                             Nine Months
                                                                                                Ended
                                                                                            September 30,
                                                                                 ------------------------------
                                                                                      1999              1998
                                                                                 ------------      ------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES

         Net income (loss)                                                       $ (1,480,848)     $  3,183,221
                  Adjustments to reconcile net income (loss)
                  to net cash from (for) operating activities:

                           Net change in unrealized                                (1,245,290)       (1,436,347)
                           Increase (decrease) in accounts payable
                                    and accrued expenses                             (137,816)          748,990
                           (Increase) decrease in net option premiums                 (22,212)           12,165
                           Decrease in other assets                                         0           123,842
                                                                                 ------------      ------------

                                    Net cash from (for) operating activities       (2,886,166)        2,631,871
                                                                                 ------------      ------------

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES

         Addition of units                                                          8,110,024         6,525,844
         Decrease in subscription deposits                                            (27,720)          (25,720)
         Offering costs paid                                                         (153,076)         (369,968)
         Redemption of units                                                       (2,980,867)       (1,639,493)
                                                                                 ------------      ------------

                                    Net cash from financing activities              4,948,361         4,490,663
                                                                                 ------------      ------------

Net increase in cash                                                                2,062,195         7,122,534

CASH

         Beginning of period                                                       24,871,201        11,754,908
                                                                                 ------------      ------------

         End of period                                                           $ 26,933,396      $ 18,877,442
                                                                                 ============      ============

END OF PERIOD CASH CONSISTS OF:

         Cash in broker trading accounts                                         $ 11,651,477      $ 14,560,861
         Cash                                                                      15,281,919         4,316,581
                                                                                 ------------      ------------

                                    Total end of period cash                     $ 26,933,396      $ 18,877,442
                                                                                 ============      ============



                             See accompanying notes.

                               KENMAR GLOBAL TRUST
         STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)
        For the Nine Months Ended September 30, 1999 and 1998 (Unaudited)


                                                                    Unitholders' Capital
                                              Total    -----------------------------------------------
                                            Number of     Managing          Other
                                              Units        Owner         Unitholders          Total
                                         ------------  ------------  -------------------   -----------
NINE MONTHS ENDED SEPTEMBER 30,
1999


Balances at
  December 31, 1998                      224,076.5973  $    263,850      $ 25,099,248      $ 25,363,098

Net (loss) for the nine months
  ended September 30, 1999                                 (15,617)       (1,465,231)       (1,480,848)

Additions                                 77,252.6975       50,000         8,060,024         8,110,024

Redemptions                              (29,569.7323)           0        (3,078,841)       (3,078,841)

Offering costs                                              (1,131)         (106,970)         (108,101)
                                         ------------      --------      ------------      ------------

Balances at
  September 30, 1999                     271,759.5625  $    297,102      $ 28,508,230      $ 28,805,332
                                         =============     ========      ============      ============

NINE MONTHS ENDED SEPTEMBER 30,
1998

Balances at
  December 31, 1997                      123,650.8308  $    125,970      $ 12,251,351      $ 12,377,321

Net income for the nine months
     ended September 30, 1998                               32,951         3,150,270         3,183,221

Additions                                 61,475.3446       55,400         6,470,444         6,525,844

Redemptions                              (16,199.3313)           0        (1,674,179)       (1,674,179)

Offering costs                                              (4,258)         (411,763)         (416,021)
                                         ------------     ---------      ------------      ------------

Balances at
  September 30, 1998                     168,926.8441  $    210,063      $ 19,786,123      $ 19,996,186
                                         ============      ========      ============      ============



                                       Net Asset Value Per Unit
               -----------------------------------------------------------------------
               September 30,       December 31,       September 30,       December 31,
                   1999                1998               1998                1997
               ------------       ------------        ------------       -------------
                  $106.00            $113.19             $118.37             $100.10
                  =======            =======             =======             =======



                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

Note (13)         ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         A.       General Description of the Fund

                  Kenmar Global Trust (the "Fund") is a Delaware business trust. The Fund is a multi-advisor, multi-strategy commodity pool which trades in United States (U.S.) and foreign futures, options, forwards and related markets. The Fund was formed on July 17, 1996 and commenced trading on May 22, 1997.

         B.       Regulation

                  As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the U.S. government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of the Futures Commission Merchants (FCMs) and interbank market makers (collectively, "brokers") through which the Fund trades.

         C.       Method of Reporting

                  The Fund's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Fund's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract purchase prices and market prices) is reported in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions paid directly to brokers include other trading fees and are charged to expense when contracts are opened.

         D.       Income Taxes

                  The Fund prepares calendar year U.S. and state information tax returns and reports to the Unitholders their allocable shares of the Fund's income, expenses and trading gains or losses.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)


Note (1)          ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (CONTINUED)

         E.       Organizational and Offering Costs

                  Organizational and initial offering costs (exclusive of selling commissions) of approximately $540,000 were advanced to the Fund by the Managing Owner. Such costs are charged to unitholder's capital and reimbursed to the Managing Owner at a monthly rate of 0.2% of the Fund's beginning of month Net Asset Value. As of December 31, 1998, all such organizational and initial offering costs advanced by the Managing Owner have been charged to unitholders' capital.

                  Ongoing offering costs are borne by the Fund and are charged directly to unitholders' capital as incurred.

         F.       Foreign Currency Transactions

                  The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note (14)         MANAGING OWNER

         The Managing Owner of the Fund is Kenmar Advisory Corp., which conducts and manages the business of the Fund. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Fund.

         The Managing Owner is paid monthly brokerage commissions equal to 1/12 of 11% (11% annually) of the Fund's beginning of month Net Asset Value. The Managing Owner, in turn, pays substantially all actual costs of executing the Fund's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the Advisors. The amount paid to the Managing Owner is reduced by brokerage commissions and other trading fees paid directly by the Fund.

         The Managing Owner is paid an incentive fee equal to 5% of New Overall Appreciation (which is defined in the Declaration of Trust and Trust Agreement and excludes interest income) as of each fiscal year-end and upon redemption of Units.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                   (Unaudited)


Note (15)         COMMODITY TRADING ADVISORS

         The Fund has advisory agreements with various commodity trading advisors pursuant to which the Fund pays quarterly profit shares of 15% to 20% of Trading Profit (as defined in each advisory agreement).

Note (16)         DEPOSITS WITH BROKERS

         The Fund deposits cash with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Fund earns interest income on its cash deposited with the brokers.

Note (17)         SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

         Investments in Units of Beneficial Interest are made by subscription agreement, subject to acceptance by the Managing Owner.

         The Fund is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A Unitholder may request and receive redemption of Units owned, beginning with the end of the sixth month after such Units are sold, subject to restrictions in the Declaration of Trust and Trust Agreement. Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Fund are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value redeemed. All redemption charges are paid to the Managing Owner. Such redemption charges are included in redemptions of unitholders' capital and amounted to $14,661 and $35,057 during the nine months ended September 30, 1999 and 1998, respectively.

Note (18)         TRADING ACTIVITIES AND RELATED RISKS


         The Fund engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

         Purchases and sales of futures and options on futures contracts require margin deposits with the FCMs. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from such FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)



Note (6)          TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

         The Fund has cash on deposit with interbank market makers and other financial institutions in connection with its trading of forward contracts and its cash management activities. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Fund does not require collateral from such financial institutions. Since forward contracts are traded in unregulated markets between principals, the Fund also assumes the risk of loss from counterparty nonperformance.

         For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.

         The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts and long and short options at market value. The average fair value of derivatives for the nine months ended September 30, 1999 and 1998, and the related fair values as of September 30, 1999 and December 31, 1998, are as follows:

                                           For the Nine
                                           Months Ended
                                           September 30,              As of          As of
                                 ----------------------------      September 30,  December 31,
                                      1999            1998            1999            1998
                                 -----------      -----------     -------------   -----------
Exchange traded futures and
options on futures contracts     $ 1,510,000      $ 1,110,000     $ 2,414,000     $ 1,240,000
Forward contracts                     (6,000)             200          73,000         (20,000)


         Net trading results from derivatives for the three months and nine months ended September 30, 1999 and 1998, are reflected in the statement of operations and consists of the gain from trading less brokerage commissions and the portion of the Managing Owner brokerage commissions that is payable to the brokers. For the three months and nine months ended September 30, 1999, the net trading gain (loss) from derivatives was approximately $731,000 and $(225,000), respectively. For the three months and nine months ended September 30, 1998, the net trading gain from derivatives was approximately $3,899,000 and $4,804,000, respectively. Such trading results reflect the net gain
         (loss) arising from the Fund's speculative trading of futures contracts, options on futures contracts and forward contracts.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                   (Unaudited)



Note (6)          TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)


         Open contracts generally mature within one year, however, the Fund intends to close all contracts prior to maturity. The latest maturity date for open contracts at September 30, 1999 and December 31, 1998, is June 2000 and September 1999, respectively. At September 30, 1999 and December 31, 1998, the notional amount of open contracts is as follows:


                                                 September 30,                      December 31,
                                                     1999                               1998
                                         ------------------------------     -----------------------------
                                         Contracts to      Contracts to     Contracts to     Contract to
                                           Purchase           Sell            Purchase          Sell
                                         ------------     -------------     ------------     -----------
Exchange traded futures contracts:

      - Financial instruments            $ 61,900,000     $ 86,800,000     $ 96,900,000     $ 99,000,000
      - Metals                             19,600,000        3,300,000        4,200,000       11,100,000
      - Energy                              6,000,000          500,000                0        1,800,000
      - Agricultural                        4,700,000        4,100,000          900,000        9,300,000
      - Currencies                         25,900,000       13,400,000        6,800,000        6,400,000

Forward Contracts:

      - Currencies                         13,100,000       10,000,000        4,600,000        2,600,000
                                         ------------     ------------     ------------     ------------

                                          $131,200,000     $118,100,000     $113,400,000     $130,200,000
                                          ============     ============     ============     ============

Exchange traded purchased options on
futures contracts:

      - Metals                           $    400,000     $  1,500,000      $         0      $         0
      - Currencies                            500,000                0                0                0
                                          ------------     ------------     ------------     ------------

                                         $    900,000     $  1,500,000      $         0      $          0
                                          ============     ============     ============     ============

         The above amounts do not represent the Fund's risk of loss due to market and credit risk, but rather represent the Fund's extent of involvement in derivatives at the date of the statement of financial condition.

         The Managing Owner has established procedures to actively monitor market risk and minimize credit risk. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note (19)         INTERIM FINANCIAL STATEMENTS

         The statement of financial condition as of September 30, 1999, the statements of operations for the nine months ended September 30, 1999 and 1998, and for the three months ended September 30, 1999 and 1998, and the statements of cash flows and changes in unitholders' capital (net asset value) for the nine months ended September 30, 1999 and 1998, are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of September 30, 1999, the results of operations for the three months and nine months ended September 30, 1999 and 1998, and cash flows for the nine months ended September 30, 1999 and 1998.

                          INDEPENDENT AUDITOR'S REPORT

To the Unitholders
Kenmar Global Trust



We have audited the accompanying statements of financial condition of Kenmar Global Trust as of December 31, 1998 and 1997, and the related statements of operations, cash flows and changes in unitholders' capital (net asset value) for the years ended December 31,1998 and 1997 and for the period July 17, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kenmar Global Trust as of December 31, 1998 and 1997, and the results of its operations, cash flows and the changes in its net asset values for the years ended December 31, 1998 and 1997 and for the period July 17, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                    /S/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 1, 1999

                               KENMAR GLOBAL TRUST
                        STATEMENTS OF FINANCIAL CONDITION

                           December 31, 1998 and 1997


                                                                     1998             1997
                                                                  -----------     -----------
ASSETS

      Equity in broker trading accounts
             Cash                                                 $14,288,556     $11,166,621
             Net option premiums paid                                       0          12,165
             Unrealized gain on open contracts                      1,219,956         838,321
                                                                  -----------     -----------

                        Deposits with brokers                      15,508,512      12,017,107

      Cash                                                         10,582,645         588,287
      Other assets                                                          0         177,369
                                                                  -----------     -----------

                        Total assets                              $26,091,157     $12,782,763
                                                                  ===========     ===========

LIABILITIES

      Accounts payable                                            $    65,017     $    24,489
      Commissions and other trading fees on open contracts             18,122           6,831
      Managing Owner brokerage commissions                            160,616          89,492
      Managing Owner incentive fee                                     42,368               0
      Advisor profit shares                                           109,106          54,575
      Reimbursable offering costs                                      44,975          23,058
      Redemptions payable                                             255,238         176,774
      Redemption charges payable to Managing Owner                      4,897           4,503
      Subscription deposits                                            27,720          25,720
                                                                  -----------     -----------

                        Total liabilities                             728,059         405,442
                                                                  -----------     -----------

UNITHOLDERS' CAPITAL (NET ASSET VALUE)

      Managing Owner - 2,331.0461 and 1,258.4577 units
             outstanding at December 31, 1998 and 1997                263,850         125,970
      Other Unitholders - 221,745.5512 and 122,392.3731 units
             outstanding at December 31, 1998 and 1997             25,099,248      12,251,351
                                                                  -----------     -----------

                        Total unitholders' capital
                                    (Net Asset Value)              25,363,098      12,377,321
                                                                  -----------     -----------

                                                                  $26,091,157     $12,782,763
                                                                  ===========     ===========


                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF OPERATIONS

               For the Years Ended December 31, 1998 and 1997 and
         For the Period July 17, 1996 (inception) to December 31, 1996

                                               Year Ended       Year Ended    Period Ended
                                              December 31,     December 31,   December 31,
                                                  1998            1997           1996
                                              ------------    -------------   ------------
INCOME

      Trading gains (losses)
             Realized                          $4,443,190     $ (162,443)     $        0
             Change in unrealized                 381,635        838,321               0
                                               ----------     ----------      ----------

                        Gain from trading       4,824,825        675,878               0

      Interest income                             750,290        293,033               0
                                               ----------     ----------      ----------

                        Total income            5,575,115        968,911               0
                                               ----------     ----------      ----------

EXPENSES

      Brokerage commissions                       147,779         45,814               0
      Managing Owner brokerage commissions      1,652,458        631,403               0
      Managing Owner incentive fee                 43,400              0               0
      Advisor profit shares                       984,809        106,886               0
      Operating expenses                          134,568         58,398               0
                                               ----------     ----------      ----------

                        Total expenses          2,963,014        842,501               0
                                               ----------     ----------      ----------

                        NET INCOME             $2,612,101     $  126,410      $        0
                                               ==========     ==========      ==========

NET INCOME PER UNIT

      (based on weighted average number of
      units outstanding during the period)     $    16.96     $     1.24      $     0.00
                                               ==========     ==========      ==========

INCREASE IN NET ASSET                          $    13.09     $     0.10      $     0.00
                                               ==========     ==========      ==========
      VALUE PER UNIT

                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                            STATEMENTS OF CASH FLOWS

               For the Years Ended December 31, 1998 and 1997 and
          For the Period July 17, 1996 (inception) to December 31, 1996

                                                                   Year Ended         Year Ended        Period Ended
                                                                  December 31,       December 31,      December 31,
                                                                      1998              1997              1996
                                                                  -----------       -------------     --------------
CASH FLOWS FROM (FOR) OPERATING ACTIVITIES

      Net income                                                  $  2,612,101      $    126,410      $          0
             Adjustments to reconcile net income to net cash
             from (for) operating activities:
                   (Increase) decrease in net option premiums
                   paid                                                 12,165           (12,165)                0
                   Net change in unrealized                           (381,635)         (838,321)                0
                   (Increase) decrease in other assets                 177,369          (177,369)                0
                   Increase in accounts payable and accrued
                   expenses                                            219,842           175,387                 0
                                                                  ------------      ------------      ------------

                   Net cash from (for) operating activities          2,639,842          (726,058)                0
                                                                  ------------      ------------      ------------

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES

      Addition of units                                             13,497,520        12,847,562             2,000
      Increase in subscription deposits                                  2,000            25,720                 0
      Offering costs paid                                             (700,862)         (124,706)                0
      Redemption of units                                           (2,322,207)         (269,610)                0
                                                                  ------------      ------------      ------------

                   Net cash from financing activities               10,476,451        12,478,966             2,000
                                                                  ------------      ------------      ------------

Net increase in cash                                                13,116,293        11,752,908             2,000

CASH

      Beginning of period                                           11,754,908             2,000                 0
                                                                  ------------      ------------      ------------

      End of period                                               $ 24,871,201      $ 11,754,908      $      2,000
                                                                  ============      ============      ============

END OF PERIOD CASH CONSISTS OF:

      Cash in broker trading accounts                             $ 14,288,556      $ 11,166,621      $          0
      Cash                                                          10,582,645           588,287             2,000
                                                                  ------------      ------------      ------------

                   Total end of period cash                       $ 24,871,201      $ 11,754,908      $      2,000
                                                                  ============      ============      ============


                             See accompanying notes.

                               KENMAR GLOBAL TRUST

         STATEMENTS OF CHANGES IN UNITHOLDERS' CAPITAL (NET ASSET VALUE)

               For the Years Ended December 31, 1998 and 1997 and
          For the Period July 17, 1996 (inception) to December 31, 1996

                                                                  Unitholders' Capital
                                        Total      ----------------------------------------------
                                      Number of       Managing         Other
                                        Units           Owner        Unitholders          Total
                                    -------------  --------------  --------------       ---------
Balances at
      July 17, 1996 (inception)           0.0000   $        0      $          0      $          0

Additions                                20.0000          400             1,600             2,000
                                    ------------   ----------      ------------      ------------
Balances at
      December 31, 1996                  20.0000          400             1,600             2,000

Additions                           128,219.1639      125,800        12,721,762        12,847,562

Net income for the year
      ended December 31, 1997                           1,279           125,131           126,410

Redemptions                          (4,588.3331)           0          (450,887)         (450,887)

Offering costs                                         (1,509)         (146,255)         (147,764)
                                    ------------   ----------      ------------      ------------

Balances at
      December 31, 1997             123,650.8308      125,970        12,251,351        12,377,321

Net income for the year
      ended December 31, 1998                          26,933         2,585,168         2,612,101

Additions                           123,109.1508      118,400        13,379,120        13,497,520

Redemptions                         (22,683.3843)           0        (2,401,065)       (2,401,065)

Offering costs                                         (7,453)         (715,326)         (722,779)
                                    ------------   ----------      ------------      ------------

Balances at
      December 31, 1998             224,076.5973 $    263,850      $ 25,099,248      $ 25,363,098
                                    ============ ============      ============      ============


                                    Net Asset Value Per Unit

                                        December 31,
                        1998                 1997                      1996
                        ----                 ----                      ----
                      $113.19              $100.10                   $100.00
                      =======              =======                   =======



                             See accompanying notes.

                               KENMAR GLOBAL TRUST
                          NOTES TO FINANCIAL STATEMENTS

Note (1)          ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       General Description of the Fund

                  Kenmar Global Trust (the Fund) is a Delaware business trust. The Fund is a multi-advisor, multi-strategy commodity pool which trades in United States (U.S.) and foreign futures, options, forwards and related markets. The Fund was formed on July 17, 1996 and commenced trading on May 22, 1997.

         B.       Regulation

                  As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the U.S. government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of the Futures Commission Merchants (FCMs) and interbank market makers (collectively, "brokers") through which the Fund trades.

         C.       Method of Reporting

                  The Fund's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Fund's management. Gains or losses are realized when contracts are liquidated. Net unrealized gain or loss on open contracts (the difference between contract purchase prices and market prices) is reported in the statement of financial condition in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Brokerage commissions paid directly to brokers include other trading fees and are charged to expense when contracts are opened.

         D.       Income Taxes

                  The Fund prepares calendar year U.S. and state information tax returns and reports to the Unitholders their allocable shares of the Fund's income, expenses and trading gains or losses.

         E.       Organizational and Offering Costs

                  Organizational and initial offering costs (exclusive of selling commissions) of approximately $540,000 were advanced to the Fund by the Managing Owner. Such costs are charged to unitholders' capital and reimbursed to the Managing Owner at a monthly rate of 0.2% of the Fund's beginning of month Net Asset Value. As of December 31, 1998, all such organizational and initial offering costs advanced by the Managing Owner have been charged to unitholders' capital.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note (1)          ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (C0NTINUED)


         E.       Organizational and Offering Costs (Continued)

                  Ongoing offering costs are borne by the Fund and are charged directly to unitholders' capital as incurred.

         F.       Foreign Currency Transactions

                  The Fund's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Note (2)          MANAGING OWNER

                  The Managing Owner of the Fund is Kenmar Advisory Corp., which conducts and manages the business of the Fund. The Declaration of Trust and Trust Agreement requires the Managing Owner to maintain a capital account equal to 1% of the total capital accounts of the Fund.

                  The Managing Owner is paid monthly brokerage commissions equal to 1/12 of 11% (11% annually) of the Fund's beginning of month Net Asset Value. The Managing Owner, in turn, pays substantially all actual costs of executing the Fund's trades, selling commissions and trailing commissions to selling agents, and consulting fees to the Advisors. The amount paid to the Managing Owner is reduced by brokerage commissions and other trading fees paid directly by the Fund. For the year ended December 31, 1998 and for the period May 22, 1997 (commencement of trading) to December 31, 1997, brokerage commissions equated to an approximate round-turn equivalent rate of $84 and $92, respectively. Such approximate round-turn equivalent brokerage commission rate will vary depending on the frequency of trading by the Fund's commodity trading advisors.

                  The Managing Owner is paid an incentive fee equal to 5% of New Overall Appreciation (which is defined in the Declaration of Trust and Trust Agreement and excludes interest income) as of each fiscal year-end and upon redemption of Units.

Note (3)          COMMODITY TRADING ADVISORS

                  The Fund has advisory agreements with various commodity trading advisors pursuant to which the Fund pays quarterly profit shares of 15% to 20% of Trading Profit (as defined in each advisory agreement).

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note (4)          DEPOSITS WITH BROKERS

                  The Fund deposits cash with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Fund earns interest income on its cash deposited with the brokers.

Note (5)          SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

                  Investments in Units of Beneficial Interest are made by subscription agreement, subject to acceptance by the Managing Owner.

                  The Fund is not required to make distributions, but may do so at the sole discretion of the Managing Owner. A Unitholder may request and receive redemption of Units owned, beginning with the end of the sixth month after such Units are sold, subject to restrictions in the Declaration of Trust and Trust Agreement. Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date such Units begin to participate in the profits and losses of the Fund are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value redeemed. All redemption charges are paid to the Managing Owner. Such redemption charges are included in redemptions in the statement of changes in unitholders' capital and amounted to $51,752 and $12,592 during 1998 and 1997, respectively.

Note (6)          TRADING ACTIVITIES AND RELATED RISKS

                  The Fund engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

                  Purchases and sales of futures and options on futures contracts require margin deposits with the FCMs. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from such FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note (6)          TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)



                  For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Fund to potentially unlimited liability, and purchased options expose the Fund to a risk of loss limited to the premiums paid.

                  The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts and long and short options at market value. The average fair value of derivatives for the year ended December 31, 1998 and for the period May 22, 1997 (commencement of trading) to December 31, 1997, and the related fair values as of December 31, 1998 and 1997, are as follows:

                                                    1998                             1997
                                        ---------------------------      ----------------------------
                                            Average        Year End        Average         Period End
                                           Fair Value    Fair Value       Fair Value       Fair Value
                                        -------------   -----------      -----------       ----------
Exchange traded futures and options
    on futures contracts                $ 1,050,000     $ 1,240,000      $   440,000     $   847,000
Forward contracts                            20,000         (20,000)          30,000           3,000


                  Net trading results from derivatives for the years ended December 31, 1998 and 1997, are reflected in the statement of operations and consist of the gain from trading less brokerage commissions and the portion of the Managing Owner brokerage commissions that is payable to the brokers. For the years ended December 31, 1998 and 1997, the net trading gain from derivatives was approximately $4,564,000 and $595,000, respectively. Such trading results reflect the net gain arising from the Fund's speculative trading of futures contracts, options on futures contracts and forward contracts.

                               KENMAR GLOBAL TRUST
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note (6)          TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)

                  Open contracts generally mature within one year, however, the Fund intends to close all contracts prior to maturity. The latest maturity date for open contracts at December 31, 1998 and 1997 is September 1999 and June 1998, respectively. At December 31, 1998 and 1997, the notional amount of open contracts is as follows:



                                                      1998                               1997
                                          ------------------------------    ----------------------------
                                          Contracts to      Contracts to    Contracts to       Contracts to
                                             Purchase          Sell           Purchase            Sell
                                          ------------     -------------    ------------     -----------
Exchange traded futures contracts and
         written options thereon:
         - Financial instruments          $ 96,900,000     $ 99,000,000     $ 44,900,000     $ 16,300,000
         -Metals                             4,200,000       11,100,000        1,800,000        3,700,000
         - Energy                                    0        1,800,000                0        1,100,000
         - Agricultural                        900,000        9,300,000        1,500,000        2,800,000
         - Currencies                        6,800,000        6,400,000       15,300,000       18,800,000

Forward Contracts:

         - Currencies                        4,600,000        2,600,000                0          700,000
                                          ------------     ------------     ------------     ------------

                                          $113,400,000     $130,200,000     $ 63,500,000     $ 43,400,000
                                          ============     ============     ============     ============

Exchange traded purchased options
         on futures contracts
         - Financial  instruments         $          0     $          0     $  3,400,000     $          0
         - Currencies                                0                0                0        1,400,000
                                          ------------     ------------     ------------     ------------
                                          $          0     $          0     $  3,400,000     $  1,400,000
                                          ============     ============     ============     ============

                  The above amounts do not represent the Fund's risk of loss due to market and credit risk, but rather represent the Fund's extent of involvement in derivatives at the date of the statement of financial condition.

                  The Managing Owner has established procedures to actively monitor market risk and minimize credit risk. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholder
Kenmar Advisory Corp.

We have audited the accompanying statement of financial condition of Kenmar Advisory Corp. as of September 30, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Kenmar Advisory Corp. as of September 30, 1998, in conformity with generally accepted accounting principles.

As discussed in the notes to the statement of financial condition, Kenmar Advisory Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.

                                       ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland
December 16, 1998



                              KENMAR ADVISORY CORP.
                        STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 1998


ASSETS

       Cash and cash equivalents                                                                $ 432,380
       Fees receivable                                                                          2,449,276
       Due from affiliates, net                                                                 2,325,845
        Investments in affiliated commodity pools                                               1,832,266
        Property and equipment, net                                                               476,634
        Other  assets                                                                               5,063
                                                                                                ---------

                       Total assets                                                             $7,521,464
                                                                                                ==========

 LIABILITIES

         Accrued expenses and other liabilities                                                $2,663,940
         Obligations under capital leases                                                         310,841
         Commercial loan payable                                                                  613,264
                                                                                               ----------

                        Total liabilities                                                      $3,588,045
                                                                                               ----------
 STOCKHOLDER'S EQUITY

       Common Stock, $1 par value:
            Authorized - 1,000 shares; issued
                  and outstanding - 100 shares                                                       100
       Additional paid-in capital                                                              1,479,584
       Retained  earnings                                                                      2,453,735
                                                                                              ----------

                    Total stockholder's equity                                                 3,933,419
                                                                                              ----------
                    Total liabilities and stockholder's equity                                $7,521,464
                                                                                              ==========

                                                     See accompanying notes.

                              KENMAR ADVISORY CORP.
                    NOTES TO STATEMENT OF FINANCIAL CONDITION
                               SEPTEMBER 30, 1998

Note 1.  GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

          A. General

          Kenmar Advisory Corp. (the "Company"), a registered commodity pool operator, organizes and operates commodity pools that engage in the speculative trading of futures, forwards and option contracts and receives the majority of its revenue from the management thereof.

          The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the "Parent"), which, in turn, is wholly-owned by Kenmar Investment Associates ("KIA"). Two of the Company's officers are the sole shareholders of KAS Commodities, Inc. and MSG Commodities, Inc., respectively, which, in turn, are the sole and equal owners of KIA.

          The accompanying statement of financial condition is presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Company's management.

          B. Cash and Cash Equivalents

          Cash and cash equivalents include all cash and money market account balances. The Company maintains its cash and cash equivalents with primarily one financial institution. Such balances on deposit may be in excess of available federal deposit insurance.

          C. Investments in Affiliated Commodity Pools

          The Company's investments in affiliated commodity pools, of which the Company is General Partner, Managing Owner or Managing Member, are carried at its share of the underlying equity in the net assets of the commodity pools.

          D. Revenue Recognition

          Commissions are recognized as affiliated commodity pools place transactions with clearing brokers. Management and incentive fees accrue in accordance with the terms of the respective agreements.

          E. Property and Equipment

          Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

          F. Income Taxes

          The Company is part of the Parent's consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the accrual basis of accounting on a fiscal year ended September 30. The Company uses an asset and liability approach in accounting for income taxes. The Company is allocated income tax in an amount equal to its separate tax liability computed as if it were filing individually. State taxing jurisdictions also assess taxes on bases in addition to income.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               SEPTEMBER 30, 1998


Note 2.   INVESTMENTS IN AFFILIATED COMMODITY POOLS

          The Company has General Partner interests in various limited partnerships, is the Managing Owner of a trust and is the Managing Member of a limited liability company, collectively referred to as commodity pools.

          Summarized activity as of and for the year ended September 30, 1998, related to these General Partner, Managing Owner or Managing Member interests is as follows:




                                                                                                Income
                                                               Value at                          (Loss)               Value at
                                                          September 30, 1997   Additions       Allocation        September 30, 1998
                                                          ------------------   ---------       ----------        ------------------

Kenmar Performance Partners L.P.                          $    785,206        $       0          $210,197         $   995,403
Kenmar Venture Partners Limited Partnership                    112,706                0            (2,805)            109,901
The Dennis Fund Limited Partnership                            168,685          128,000           124,507             421,192
Kenmar Global Trust                                            115,550           65,400            29,113             210,063
Oberdon Partners L.L.C.                                         29,109                0              (946)             28,163
The Dennis Friends & Family Limited
      Partnership                                                    0           27,437            12,768              40,205
The Hirst Investment Fund Limited
      Partnership                                                    0           25,000             2,339              27,339
                                                         ---------------        ---------       ------------       -------------

                                                           $ 1,211,256         $245,837         $ 375,173          $1,832,266
                                                           ===========         ========         =========          ==========


          As General Partner, Managing Owner or Managing Member of these commodity pools, the Company conducts and manages the respective businesses of such commodity pools. Each limited partnership, trust or operating agreement requires the Company to maintain a specified investment in the respective commodity pools. The limited partnership agreement of Kenmar Performance Partners L.P. requires the Company to maintain an investment in the Partnership of 1% of Net Asset Value, up to a total of $500,000. The limited partnership agreement of The Dennis Fund Limited Partnership requires the Company to maintain a capital account of no less than the lesser of 1% of the aggregate capital accounts of all partners or $500,000. The limited partnership agreement of Kenmar Venture Partners Limited Partnership requires the Company to maintain an investment of 1% of the aggregate capital contributions as well as a net worth of not less than 10% of the total contributions to the Partnership. The operating agreement of Oberdon Partners L.L.C. requires the Company, as Managing Member, to maintain a capital account of no less than $25,000. The limited partnership agreements of The Dennis Friends & Family Limited Partnership and The Hirst Investment Fund Limited Partnership require the company to maintain a capital account of no less than the Net Asset Value of twenty-five units. The Trust Agreement of Kenmar Global Trust (KGT) requires the Company, as Managing Owner, to maintain a capital account equal to 1% of the total capital accounts of KGT. As of September 30, 1998, the minimum aggregate investments required under the terms of the agreements with these commodity pools was approximately $1,200,000. Each limited partnership agreement also requires the Company to maintain a net worth as required for the partnership to be treated as a partnership for U.S. income tax purposes. The Company, as Managing Owner of KGT, has also agreed to maintain a net worth of not less than $1,000,000. The Company is currently maintaining net worth in excess of $3,900,000.


          For managing the business of the commodity pools, the Company earns fees and commissions in accordance with the terms of the respective limited partnership, trust or operating agreements. As General Partner, Managing Owner or Managing Member, the Company has a fiduciary responsibility to the pools, and potential liability beyond the amounts recognized as an asset in the statement of financial condition. In addition, the Company has similar, shared fiduciary responsibilities in connection with two offshore investment funds sponsored by its affiliate, Kenmar Management Ltd.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               SEPTEMBER 30, 1998


Note 2    INVESTMENTS IN AFFILIATED COMMODITY POOLS (CONTINUED)
          -----------------------------------------------------

          Kenmar Global Trust (KGT) is a public fund which commenced operations in May 1997. As Managing Owner, the Company has paid KGT's organizational and initial offering costs. KGT is reimbursing the Company for such costs in monthly installments of .2% of KGT's beginning of month net asset value, commencing with the first month of trading operations. As of September 30, 1998, the Company has paid $527,000, of which $412,000 has been reimbursed. The Company recorded an expense when such amounts were incurred and records the reimbursement from KGT as income when it is received. In the event KGT terminates prior to the completion of the reimbursement of such costs, the Company will not be entitled to any additional reimbursement from KGT.

          Summarized financial information for the most significant commodity pool, Kenmar Performance Partners L.P., as of and for the year ended September 30, 1998, is as follows:


     Assets                                                        $77,740,000
     Liabilities                                                     4,559,000
                                                                   -----------
                  Net asset value                                  $73,181,000
                                                                   ===========

     Income                                                        $38,224,000
     Expenses                                                       22,676,000
                                                                   -----------
                  Net income                                       $15,548,000
                                                                   ===========



Note 3.   PROPERTY AND EQUIPMENT

          At September 30, 1998, the Company's property and equipment consists of:


     Furniture and fixtures                                        $   55,231
     Office equipment                                                 307,178
     Leasehold improvements                                            10,541
     Leased assets                                                    585,736
                                                                     --------
                                                                      958,686

     Less:  Accumulated depreciation and                             (482,052)
        amortization                                                 --------

                                                                     $476,634
                                                                     ========

          Leased assets are comprised primarily of furniture, fixtures and office equipment. Accumulated amortization related to leased assets aggregated $298,694 at September 30, 1998.

Note 4.   OBLIGATIONS UNDER LEASES

          The Company leases furniture, fixtures and office equipment under noncancelable capital leases which expire at various dates through 2001. The future minimum lease payments required by these capital leases are as follows:

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               SEPTEMBER 30, 1998

Note 4.   OBLIGATIONS UNDER LEASES (CONTINUED)


Year Ending September 30
------------------------
         1999                                               $  154,164
         2000                                                  150,970
         2001                                                   56,502
                                                             ----------

Total minimum lease payments                                   361,636
Less:  Amounts representing interest                           (50,795)
                                                             ----------
Present value of obligations under                          $  310,841
       capital leases                                        ==========


          The Company leases office facilities in Greenwich, Connecticut. The lease commenced in January, 1996 for an initial term of nine years with one five year option to renew. The future minimum lease payments under this noncancelable operating lease are as follows:


Year Ending September 30
------------------------
         1999                                               $  379,851
         2000                                                  403,719
         2001                                                  471,334
         2002                                                  477,300
         2003                                                  477,300
     Thereafter                                                517,075
                                                             ---------

                                                            $2,726,579
                                                            ==========
Note 5.   INCOME TAXES

          The Company is included in the consolidated U.S. and state income tax returns filed by the Parent. Deferred income taxes are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. These temporary differences have resulted principally from the tax benefit of operating loss carryforwards, differences in the timing of recognition of income from affiliated commodity pools, and from differences in the depreciation methods and useful lives of property and equipment.

          Income taxes payable to the Parent as of September 30, 1998, was $110,921. Such amount is included in due from affiliates on the statement of financial condition.

Note 6.   RELATED PARTY TRANSACTIONS

          The Company has extensive transactions and relationships with members of a group of affiliated companies that result in advances to and from such affiliates. The Company provides administrative, accounting, research, marketing and other services to its affiliates. The Company also pays certain expenses on behalf of the Parent that benefit the group. The Company, in turn, charges the appropriate portion of such common expenses among the affiliates.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               SEPTEMBER 30, 1998


Note 6.   RELATED PARTY TRANSACTIONS (CONTINUED)

          The following amounts are due from the affiliates at September 30, 1998:


               Members of the Parent group, net                 $1,348,294
               Kenmar Management Limited                           276,745
               Kenmar Institutional Investment
                          Management L.L.C.                        239,275
               Kenmar Global Strategies, Inc.                      136,262
               Kenmar Investment Management
               Limited                                              11,520
               KAS Commodities, Inc.                               114,113
               Receivables from officers                            76,645
               Other                                               122,991
                                                              ------------

                                                                $2,325,845
                                                              ============

          No specific terms apply to the liquidation of amounts due from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

          As compensation for services provided to affiliated commodity pools, the Company receives from commodity brokers a portion of the brokerage commissions paid to them by the commodity pools. The Company also receives commissions, management, incentive, organization, offering, redemption and other fees directly from the commodity pools, in accordance with the respective agreements. For certain pools, the Company in turn pays management and incentive fees to the trading advisors. At September 30, 1998, the Company is owed fees of $2,396,241 from these commodity pools.

Note 7.   COMMERCIAL LOAN PAYABLE AND LINE OF CREDIT AGREEMENT

          The Company entered into a line of credit agreement with a financial institution in April 1997 under which secured notes may be executed to fund specified costs incurred by the Company as Managing Owner of Kenmar Global Trust (KGT). The aggregate borrowings may not exceed $1,000,000. Each note executed under the agreement is payable in eighteen equal monthly installments. Interest is payable monthly at a floating rate, which is based upon the higher of: a) the Federal Funds Rate plus .5%, or b) the Prime Rate, as specified in the agreement. The average interest rate is approximately 8.5% as of September 30, 1998, for all notes outstanding.

          Amounts outstanding under the agreement are secured by the amounts due to the Company from KGT and the intercompany note to an affiliate from Kenmar Management Limited. The agreement also contains certain covenants which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

          At September 30, 1998, notes totaling $613,264 are outstanding under this line of credit agreement, of which $552,370 is due within twelve months.

                              KENMAR ADVISORY CORP.
              NOTES TO STATEMENT OF FINANCIAL CONDITION (CONTINUED)
                               SEPTEMBER 30, 1998

Note 8.   TRADING ACTIVITIES AND RELATED RISKS

          The commodity pools for which the Company is either the General Partner, Managing Owner or Managing Member engage in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives") in U.S. and foreign markets. Theoretically, the commodity pools, and therefore, the Company, as General Partner, Managing Owner or Managing Member, are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). The commodity pools are exposed to market risk equal to the value of contracts purchased and unlimited liability on contracts sold short. Written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.

          The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with trading and cash management activities. In the event of a financial institution's insolvency, recovery of partnership, trust or company assets on deposit may be limited to account insurance or other protection afforded such deposits.


          The fair value of derivatives represents unrealized gains and losses on open futures and forward contracts, and the market value of option contracts. The average month-end fair value of open derivatives held by the commodity pools during the year ended September 30, 1998, was approximately $6,640,000. The related year-end fair value was approximately $6,264,000.

          At September 30, 1998, the notional amount of open contracts is as follows:

                                                                Contracts to            Contracts to
                                                                  Purchase                  Sell
                                                               --------------          --------------
    Derivatives (excluding purchased
     options)                                                   $1,083,000,000           $747,800,000


    Purchased options                                                3,200,000                100,000


          The Company, as General Partner, Managing Owner or Managing Member, has established procedures to actively monitor and minimize market and credit risk.

                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

                               KENMAR GLOBAL TRUST
                                   $72,000,000
                          UNITS OF BENEFICIAL INTEREST



               --------------------------------------------------


     THIS IS A SPECULATIVE AND LEVERAGES INVESTMENT WHICH INVOLVES THE RISK
        OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE
                                    RESULTS.


           SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 9 IN PART ONE.

                  THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                     DOCUMENT AND A STATEMENT OF ADDITIONAL
                       INFORMATION. THESE PARTS ARE BOUND
                           TOGETHER, AND BOTH CONTAIN
                              IMPORTANT INFORMATION

         ---------------------------------------------------------------









                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                                    PART TWO
                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS

Prospectus Section                                                                         PAGE

The Futures and Forward Markets...............................................................1
     FUTURES AND FORWARD CONTRACTS............................................................1
     HEDGERS AND SPECULATORS..................................................................1
     COMMODITY EXCHANGES......................................................................2
     SPECULATIVE POSITION AND DAILY PRICE FLUCTUATION LIMITS..................................2
     MARGINS..................................................................................2

Exhibit A--Amended and Restated
     Declaration of Trust and
     Trust Agreement.......................................................................TA-1
     Annex--Request for Redemption
Exhibit B--Subscription Requirements.......................................................SR-1
Exhibit C--Subscription Instructions,
        Subscription Agreement and
        Power of Attorney.................................................................SA-(i)



THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

          Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time, place and price. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery. Certain futures contracts call for cash settlement rather than settlement by delivery, and the Fund will, in any event, offset virtually all of its futures contracts prior to any actual delivery occurring.

          Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "spot" or "forward" contracts. Spot contracts settle two days after the trade date; forward contracts have more delayed settlements. Spot and forward contracts are commonly referred to collectively as "cash" contracts. In trading cash currency contracts for the Fund, banks or dealers act as principals and include their anticipated profit and costs in the prices they quote; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in cash trading.

Hedgers and Speculators

          The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators, such as the Fund, rarely take or make delivery of the physical commodity but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts. The Fund does not anticipate taking or making delivery of any physical commodities.

Commodity Exchanges

          Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his trading, despite the clearinghouse fully discharging all of its obligations.

          The Advisors retained by the Fund trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Accordingly, the protections afforded by such regulation are not available to the Fund to the extent that it trades on such exchanges. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the there is no clearinghouse to become substituted for any party. Many foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit individual traders to hold.

          To the extent that the Fund engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars, as well as the possibility that exchange controls could be imposed in the future.

Speculative Position and Daily Price Fluctuation
Limits

          The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on futures contracts in particular commodities. The principal purpose of speculative position limits is to prevent a "corner" on the market or undue influence on prices by any single trader or group of traders. A number of financial markets have replaced "position limits" with "position accountability," and the cash currency markets are not subject to such limits. However, speculative position limits continue to be applicable in a number of important markets. These limits may restrict an Advisor's ability to acquire potentially profitable positions which such Advisor otherwise would acquire on behalf of the Fund.

          Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations establish what are commonly referred to as "daily limits." Daily limits restrict the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity. Daily limits are generally not applicable to currency futures or to forward contracts.

Margins

          Margins represent a security deposit to assure futures traders' performance under their open positions. When a position is established, "margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his position closed out.

[Remainder of page left blank intentionally.]

                                                                      EXHIBIT A

                               KENMAR GLOBAL TRUST


                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT






                                   DATED AS OF
                                DECEMBER 17, 1996



                              KENMAR ADVISORY CORP.
                                 MANAGING OWNER

                                               KENMAR GLOBAL TRUST

                                              AMENDED AND RESTATED
                                   DECLARATION OF TRUST AND TRUST AGREEMENT
                                              TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
 1.       Declaration of Trust...................................................................................TA-1
 2.       The Trustee............................................................................................TA-2
                            (a)  Term; Resignation...............................................................TA-2
                            (b)  Powers..........................................................................TA-2
                            (c)  Compensation and Expenses of the Trustee........................................TA-2
                            (d)  Indemnification.................................................................TA-2
                            (e)  Successor Trustee...............................................................TA-3
                            (f)  Liability of the Trustee........................................................TA-3
                            (g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel...............TA-4
                            (h)  Not Part of Trust Estate........................................................TA-4
 3.       Principal Office.......................................................................................TA-4
 4.       Business...............................................................................................TA-4
 5.       Term, Dissolution, Fiscal Year and Net Asset Value.....................................................TA-5
                            (a)  Term............................................................................TA-5
                            (b)  Dissolution.....................................................................TA-5
                            (c)  Fiscal Year.....................................................................TA-5
                            (d)  Net Asset Value; Net Asset Value per Unit.......................................TA-5

 6.       Net Worth of Managing Owner............................................................................TA-5
 7.       Capital Contributions; Units...........................................................................TA-5
 8.       Allocation of Profits and Losses.......................................................................TA-6
                            (a)  Capital Accounts and Allocations................................................TA-6
                            (b)  Allocation of Profit and Loss for Federal Income Tax Purposes...................TA-6
                            (c)  Incentive Fees; Profit Shares...................................................TA-8
                            (d)  Expenses........................................................................TA-8
                            (e)  Limited Liability of Unitholders................................................TA-9
                            (f)  Return of Capital Contributions.................................................TA-9
 9.       Management of the Trust................................................................................TA-9
10.       Audits and Reports to Unitholders......................................................................TA-11
11.       Assignability of Units.................................................................................TA-11
12.       Redemptions............................................................................................TA-12
13.       Offering of Units......................................................................................TA-13
14.       Additional Offerings...................................................................................TA-13
15.       Special Power of Attorney..............................................................................TA-14
16.       Withdrawal of a Unitholder.............................................................................TA-14
17.       Standard of Liability; Indemnification.................................................................TA-14
                            (a)  Standard of Liability for the Managing Owner....................................TA-14
                            (b)  Indemnification of the Managing Owner by the Trust..............................TA-15
                            (c)  Indemnification of the Trust by the Unitholders.................................TA-16

18.       Amendments; Meetings...................................................................................TA-16
                            (a)  Amendments with Consent of the Managing Owner...................................TA-16
                            (b)  Amendments and Actions without Consent of the Managing Owner....................TA-16
                            (c)  Meetings; Other Voting Matters..................................................TA-16
                            (d) Consent by Trustee...............................................................TA-17
19.       Governing Law..........................................................................................TA-17
20.       Miscellaneous..........................................................................................TA-17
                            (a)  Notices.........................................................................TA-17
                            (b)  Binding Effect..................................................................TA-17
                            (c)  Captions........................................................................TA-17

21.       Benefit Plan Investors.................................................................................TA-17
22.       Certain Definitions....................................................................................TA-18
23.       No Legal Title to Trust Estate.........................................................................TA-19
24.       Legal Title............................................................................................TA-19
25.       Creditors..............................................................................................TA-20


                               KENMAR GLOBAL TRUST

                              AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT


          This Amended and Restated Declaration of Trust and Trust Agreement (the "Declaration of Trust Agreement") is made as of December 17, 1996, by and among Kenmar Advisory Corp., a Connecticut corporation (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee") and each other party who becomes a party to this Declaration of Trust Agreement as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

                                   WITNESSETH:

          WHEREAS, the Managing Owner, the Trustee and a private partnership of which the Managing Owner is a general partner, as the initial beneficial owner, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 DEL. C. Section 3801, ET SEQ., as amended from time to time (the "Act"), by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on July 17, 1996, and entering into the Declaration and Agreement of Trust, dated as of July 17, 1996 (the "Original Declaration"); and

          WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner and to amend and restate the Original Declaration in its entirety.

          NOW THEREFORE, the parties hereto agree as follows:

          1.   DECLARATION OF TRUST.

          The Managing Owner hereby acknowledges that the Trust has received the sum of $400 in a bank account opened in the name of the Trust from the Managing Owner as grantor of the Trust and $1,600 from the initial beneficial owner (the "Initial Unitholder"), and the Trustee hereby declares that it shall hold such sums in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

          Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

          2.   THE TRUSTEE.

          (a)   TERM; RESIGNATION.

                (i) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of
          Section 2(e) hereof.

               (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

          (b) POWERS. Except to the extent expressly set forth in this Section 2, Section 3 and Section 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

          (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

          (d) INDEMNIFICATION. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

          (e) SUCCESSOR TRUSTEE. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

          (f) LIABILITY OF THE TRUSTEE. Except as otherwise provided in this
Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

               (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

               (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or any Unitholder;

               (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

               (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any Selling Agents or any additional Selling Agents;

               (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

               (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

               (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or

          (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

          (g) RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL.

               (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

               (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

          (h) NOT PART OF TRUST ESTATE. Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

          3. PRINCIPAL OFFICE.

          The address of the principal office of the Trust shall be c/o the Managing Owner, Two American Lane, Greenwich, Connecticut 06831; telephone:
(203) 861-1000. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          4. BUSINESS.

          The Trust's business and purpose is to trade, buy sell, swap or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments, stock indices, metals, energy contracts and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the

Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

          5. TERM, DISSOLUTION, FISCAL YEAR.

          (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Kenmar" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

          (b) DISSOLUTION. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. At any time that the Trust does not have a Managing Owner, the Unitholders by majority vote may appoint a liquidator.

          (c) FISCAL YEAR. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

          (d) NET ASSET VALUE; NET ASSET VALUE PER UNIT. Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Fees (as described in the Prospectus, as defined in Section 9 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Fees may never, in fact, be paid. Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination.

          6. NET WORTH OF MANAGING OWNER.

          The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

          The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

          7. CAPITAL CONTRIBUTIONS; UNITS.

          The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust. The Initial Unitholder will withdraw upon the admission of additional Unitholders.

          The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

          The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

          The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

          Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

          8. ALLOCATION OF PROFITS AND LOSSES.

          (a) CAPITAL ACCOUNTS AND ALLOCATIONS. A capital account shall be established for each Unit, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Trust with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Fee and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Incentive Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

          For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

          (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

              (1) First, items of ordinary income and expense (other than the Incentive Fee and Profit Shares which shall be allocated as set forth in Section 8(b)(2)) shall be allocated PRO RATA among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

              (2) Second, any Incentive Fee or Profit Shares paid to the Managing Owner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Fee or Net Profit Share (the excess, if any, of the aggregate of all Incentive Fees or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Incentive Fees or Profit Shares, as the case may be, allocated to such Unit) bears to the Net Incentive Fee or Net Profit Share, as case may be, of all Units; provided that the Managing Owner may allocate Incentive Fees and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Fees and Profit Shares upon redemption, in an amount up to the amount of such reduction.

          (3) Third, capital gain or loss shall be allocated as follows:

               (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:


                    (i) Each tax account shall be increased by the amount of
               income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

                    (ii) Each tax account shall be decreased by the amount of
               expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.


                    (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

               (B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

               (C) Capital Gain remaining after the allocation described in
          Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units in the ratio that each such Unitholder's excess bears to the aggregate excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

               (D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

               (E) Capital Loss remaining after the allocation described in
          Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) with respect to such Units in the ratio that each such Unitholder's negative excess bears to the aggregate negative excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

               (F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to
          Section 1256 thereof.

          (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

          (5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

     (c) INCENTIVE FEES; PROFIT SHARES. Incentive Fees shall be payable to the Managing Owner as of the end of each calendar year and upon redemption of Units.

     Incentive Fees shall equal 5% of New Overall Appreciation (if any) calculated as of each fiscal year-end and upon redemption of Units. New Overall Appreciation shall be calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Trust, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Trust.

     Incentive Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Incentive Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner upon redemption. The amount (if any) of the accrued Incentive Fee that shall be paid to the Managing Owner upon the redemption of any Unit shall be determined by dividing the total Incentive Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Fee shall be paid to the Managing Owner on December 31 of each year.

     For capital account purposes, accrued Incentive Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Fee accrued, and reversals of accrued Incentive Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Fee was accrued.

     Early redemption charges shall in no respect reduce New Overall
Appreciation.

     The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the Managing Owner, the Trust and each such Advisor shall result in deductions being allocated to the Unitholders. Such allocation shall apply the same principles as the allocation of Incentive Fee deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

     In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Profit Shares and Incentive Fees. Loss carryforward reductions shall not be restored as a result of subsequent additions of capital.

     The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

     (d) EXPENSES. The Managing Owner shall pay, without reimbursement, the selling and "trailing commissions" relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 11% per annum of the average beginning of month Net Assets of the Trust. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (E.G., "bid-ask" spreads). In no event shall organizational and offering expenses, including selling commissions and redemption fees, exceed 15% of the capital contributions to the Trust. Any unreimbursed organizational and initial offering expenses as of the date of the Trust's dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

     (e) LIMITED LIABILITY OF UNITHOLDERS. Each Unit, when purchased in accordance with this Declaration of Trust and Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Declaration of Trust and Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets.

     (f) RETURN OF CAPITAL CONTRIBUTIONS. No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

     9. MANAGEMENT OF THE TRUST.

     The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

     The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments, provided that the Trust shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of "customer funds," and shall not invest in any equity security without prior notice to Unitholders, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration of Trust and Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (I.E., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Annual Incentive Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (I.E., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

     In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration of Trust and Trust Agreement, the Act or any applicable law, rule or regulations.

     The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

     The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

     The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 18(a) of this Declaration of Trust and Trust Agreement. If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged the Trust (without reference to the Managing Owner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Owner shall not receive "points" or other financing charges or fees regardless of the amount. Except in respect of the Incentive Fee, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant or broker. No trading advisor for the Trust shall be affiliated with the Trust's commodity broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

     The Trust is prohibited from employing the trading technique commonly known as "pyramiding." A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

     The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

     The Managing Owner shall reimburse the Trust for any advisory fees paid by the Trust to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines (as the NASAA Guidelines permit such limits to be adjusted). Any such reimbursement shall be made on a present value basis, fully compensating the Trust for having made payments at any time during the year which would not otherwise have been due from it. The Managing Owner shall disclose any such reimbursement in the Annual Report delivered to Unitholders.

     The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

     10. AUDITS AND REPORTS TO UNITHOLDERS.

     The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Managing Owner shall include in the Annual Reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs); upon payment of reasonable reproduction costs provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential.

     The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

     The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

     The Managing Owner will, with the assistance of the Trust's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

     11. ASSIGNABILITY OF UNITS.

     Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner receives notice of such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

     12. REDEMPTIONS.

     A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the sixth month after such Units are sold; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

     Units redeemed on or before the end of the twelfth full calendar month and after the end of the twelfth full month but on or before the end of the eighteenth full calendar month after the date as of which such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges of 3% and 2%, respectively, of the Net Asset Value at which they are redeemed. Such charges will be paid to the Managing Owner. In the event that a Unitholder acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable and whether early redemption charges apply.

     Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

     If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent Valuation Date, after adding back all distributions, the Trust shall notify investors within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special

Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

     Redemption payments will be made within fifteen business days after the month-end of redemption (and notice that the redemption has occurred will be provided to Unitholders within ten business days after such month-end), except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

     Only whole Units may be redeemed, except upon complete redemption of an investor's Units, unless the Managing Owner specifically otherwise consents. Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units provided that, for investors redeeming less than all their Units, such investors remaining units equal at least $500.

     The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

     13. OFFERING OF UNITS.

     The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

     The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

     14. ADDITIONAL OFFERINGS.

     The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

     The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

     15. SPECIAL POWER OF ATTORNEY.

     Each Unitholder by his execution of this Declaration of Trust and Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust and Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

     16. WITHDRAWAL OF A UNITHOLDER.

     The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust and Trust Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

     The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner. No provision of this Declaration of Trust and Trust Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

     The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration of Trust and Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

     17. STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY FOR THE MANAGING OWNER. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

     (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

     Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who:
(1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

     Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

     Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration of Trust and Trust Agreement.

     In no event shall any indemnification permitted by this subsection (b) of
Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

     (c) INDEMNIFICATION OF THE TRUST BY THE UNITHOLDERS. In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

     18. AMENDMENTS; MEETINGS.

     (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust and Trust Agreement, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Declaration of Trust and Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust and Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust and Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code.

     (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER. In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust and Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust and Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

     (c) MEETINGS; OTHER VOTING MATTERS. Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust and Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

     The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

     In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust and Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

     (d) CONSENT BY TRUSTEE. The Trustee's written consent to any amendment of this Declaration of Trust and Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust and Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

     19. GOVERNING LAW.

     The validity and construction of this Declaration of Trust and Trust Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.

     20. MISCELLANEOUS.

     (a) NOTICES. All notices under this Declaration of Trust and Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

     (b) BINDING EFFECT. This Declaration of Trust and Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

                  (c) CAPTIONS. Captions in no way define, limit, extend or describe the scope of this Declaration of Trust and Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust and Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

     21. BENEFIT PLAN INVESTORS.

     Each Unitholder that is an "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a

"Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any advisor requires the Trust to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary:
(i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of Kenmar, any advisor to the Trust, any selling agent, the clearing broker, the escrow agent, any broker through which any Advisor requires the Trust to trade, the Trustee and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     22. CERTAIN DEFINITIONS.

     This Declaration of Trust and Trust Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust and Trust Agreement):

          ADMINISTRATOR. The official or agency administering the securities laws of a state.

          ADVISOR. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

          AFFILIATE. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          CAPITAL CONTRIBUTIONS. The total investment in a Program by a Participant or by all Participants, as the case may be.

          COMMODITY BROKER. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

          COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          CROSS REFERENCE SHEET. A compilation of the Guidelines sections, referenced to the page of the Prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

          NET ASSETS. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

          NET ASSET VALUE PER PROGRAM INTEREST. The Net Assets divided by the number of Program Interests outstanding.

          NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.

          ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.

          PARTICIPANT. The holder of a Program Interest.

          PERSON. Any natural Person, partnership, corporation, association or other legal entity.

          PIT BROKERAGE FEE. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

          PROGRAM. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

          PROGRAM BROKER. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

          PROGRAM INTEREST. A limited partnership interest or other security representing ownership in a Program.

          PYRAMIDING. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

          SPONSOR. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

          VALUATION DATE. The date as of which the Net Assets of the Program are determined.

          VALUATION PERIOD. A regular period of time between Valuation Dates.

     23. NO LEGAL TITLE TO TRUST ESTATE.

     The Unitholders shall not have legal title to any part of the Trust Estate.

     24. LEGAL TITLE.

     Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

     25. CREDITORS.

     No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

                               WILMINGTON TRUST COMPANY
                               as Trustee

                               By: /s/ EMMETT R. HARMON
                                   ------------------------------------
                               Name:  Emmett R. Harmon
                               Title: Vice President

                               KENMAR ADVISORY CORP.
                               as Managing Owner

                               By: /s/ ESTHER E. GOODMAN
                                   ------------------------------------
                               Name:  Esther E. Goodman
                               Title: Chief Operating Officer and
                                      Senior Executive Vice President

                               KENMAR VENTURE PARTNERS LIMITED PARTNERSHIP as Initial Unitholder

                               By: KENMAR ADVISORY CORP., GENERAL PARTNER

                               By:  /s/ ESTHER E. GOODMAN
                                   ------------------------------------
                               Name:  Esther E. Goodman
                               Title: Chief Operating Officer and
                                      Senior Executive Vice President


                               All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

                               By: KENMAR ADVISORY CORP.,

                                   ATTORNEY-IN-FACT


                               By: /s/ ESTHER E. GOODMAN
                                   ------------------------------------
                               Name:  Esther E. Goodman
                               Title: Chief Operating Officer and
                                      Senior Executive Vice President

                                   Schedule A

                                      FORM
                                       OF

                              CERTIFICATE OF TRUST

                                       OF

                               KENMAR GLOBAL TRUST

                  THIS Certificate of Trust of KENMAR GLOBAL TRUST (the "Trust"), dated July 17, 1996, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. 3801 ET SEQ.)

                  1. NAME. The name of the business trust formed hereby is Kenmar Global Trust.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and time of filing.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    WILMINGTON TRUST COMPANY
                                    as Trustee

                                    By: /s/ W. CHRIS SPONENBERG
                                        ---------------------------------------
                                        Name: W. Chris Sponenberg
                                        Title: Financial Services Officer

                                      ANNEX

                               KENMAR GLOBAL TRUST
                             REQUEST FOR REDEMPTION



KENMAR GLOBAL TRUST                                    DATE:__________________
c/o Kenmar Advisory Corp.,  Managing Owner
Two American Lane
P.O. Box 5150
Greenwich, CT 06831



Dear Sirs:



                  The undersigned (Unitholder #______________) hereby requests redemption subject to all terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of KENMAR GLOBAL TRUST (the "Fund") as indicated below. Please check applicable box below (if no boxes are checked below ALL units held of record by the undersigned will be redeemed):

Full Redemption (All whole and fractional units)       /   /


Partial Redemption (indicate either dollar amount     /   /     $_______
                    or # of units being redeemed)               or ______ units



                  Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) calendar days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.



                  The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this Request for Redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

                   Units may be redeemed as of the last day of each month, beginning with the 6th month-end following their sale. Units redeemed on the 6th month-end through the 12th month-end after sale are subject to a 3% redemption charge. Units redeemed on the 13th month-end through the 18th month-end after sale are subject to a 2% redemption charge. Units redeemed after the 18th month-end after sale will be redeemed with no redemption charge.

 REMIT PAYMENT TO MY BROKERAGE ACCOUNT BELOW:
-----------------------------------------------------------------------------------------------------------------------------------
 Name of Brokerage firm                        Account name & Account #              Street            City, State and Zip

 Or remit to me directly:

-----------------------------------------------------------------------------------------------------------------------------------
Name                                           Mailing Address                       Street            City, State and Zip

Telephone: __________________

Print Name (s) of Registered Individual Unitholder (s)                                Print Name  of  Entity  Unitholder  Below:
or Assignee (s) Below:

---------------------------------------------------                                   ---------------------------------------------
Signatures Below must be identical to names (s) in which units are registered

Individual Unitholder (s) or Assignee (s) sign below                                  Authorized Corporate Officer, Trustee or
Partner of  Entity  Unitholder  sign  below

_______________________________________                                               TITLE:________________________________


                                                                       EXHIBIT B



                               KENMAR GLOBAL TRUST

                              --------------------

                            SUBSCRIPTION REQUIREMENTS



               By executing a Subscription Agreement and Power of Attorney Signature Page for Units of Beneficial Interest ("Units") of KENMAR GLOBAL TRUST (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at Net Asset Value, as described in the Fund's Prospectus dated January 1, 2000 (the "Prospectus").



               If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Trust's Declaration of Trust and Trust Agreement, which will be in substantially the form of the Declaration of Trust and Trust Agreement included in the Prospectus as Exhibit
A. Purchaser agrees to reimburse the Fund and Kenmar Advisory Corp. ("Kenmar"), the managing owner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

REPRESENTATIONS AND WARRANTIES

               As an inducement to Kenmar to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, Kenmar, and the Selling Agent as follows:

                   (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any solicitation of Purchaser's investment) a copy of the Prospectus -- including the Appendices, the Declaration of Trust and Trust Agreement and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser has subscribed to purchase Units.

                   (b) All information that Purchaser has heretofore furnished to Kenmar or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to Kenmar.

                   (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

                   (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

                   (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder pursuant to the Declaration of Trust and Trust Agreement.

                   (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. IT IS AN NFA REQUIREMENT THAT KENMAR ATTEMPT TO VERIFY THAT ANY ENTITY WHICH SEEKS TO PURCHASE UNITS BE DULY REGISTERED WITH THE CFTC AND A MEMBER OF THE NFA, IF REQUIRED. PURCHASER AGREES TO SUPPLY KENMAR WITH SUCH INFORMATION AS KENMAR MAY REASONABLY REQUEST IN ORDER TO ATTEMPT SUCH VERIFICATION. MOST ENTITIES WHICH ACQUIRE UNITS WILL, AS A RESULT, THEMSELVES BECOME "COMMODITY POOLS" WITHIN THE INTENT OF APPLICABLE CFTC AND NFA RULES, AND THEIR SPONSORS, ACCORDINGLY, WILL BE REQUIRED TO REGISTER AS "COMMODITY POOL OPERATORS."

               The representations and statements set forth herein may be asserted in the defense of the Fund, Kenmar, the Advisors to the Fund, the Selling Agents or others in any subsequent litigation or other proceeding.

                              --------------------

INVESTOR SUITABILITY

               PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE REQUIREMENTS SET FORTH BELOW ("NET WORTH" FOR SUCH PURPOSES IS IN ALL CASES IS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, PURCHASER MAY NOT INVEST MORE THAN 10% OF HIS OR HER NET WORTH (IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE FUND.

                 1. Arizona-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                 2. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

                 3. Iowa-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. The minimum investment for IRAs is $2,500.

                 4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

                 5. Massachusetts-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.



                 6. Michigan-- Net worth of at least $225,000 or a net worth of at least $60,000 and annual income of at least $60,000.



                 7. MINNESOTA -- "ACCREDITED INVESTORS," AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OF 1933.

                 8. Mississippi-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                 9. Missouri-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                 10. New Hampshire-- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

                 11. North Carolina-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                 12. Oklahoma-- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

                 13. Oregon-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                 14. Pennsylvania-- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

                 15. South Carolina -- Net worth of at least $100,000 or a net income in 1998 some portion of which was subject to maximum federal and state income tax.

                 16. Tennessee-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                 17. Texas-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

For Entities Only:

               Kenmar attempts to verify that any entity that seeks to purchase Units is duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply Kenmar with such information as Kenmar may reasonably request in order to attempt such verification. Most entities that acquire Units will, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as "commodity pool operators."

                                                                       EXHIBIT C



NOT FOR MAINE RESIDENTS                                    NOT TO BE USED AFTER
                                                             SEPTEMBER 30, 2000



                               KENMAR GLOBAL TRUST
                            SUBSCRIPTION INSTRUCTIONS



                  ANY PERSON CONSIDERING SUBSCRIBING FOR THE UNITS SHOULD CAREFULLY READ AND REVIEW A CURRENT PROSPECTUS OF THE FUND DATED JANUARY 1, 2000. THE PROSPECTUS SHOULD BE ACCOMPANIED BY THE MOST RECENT MONTHLY REPORT OF THE FUND.

1.   ENTER THE TOTAL DOLLAR AMOUNT BEING INVESTED ON LINE 1.

2. ENTER THE INVESTOR'S BROKERAGE ACCOUNT NUMBER ON LINE 2, AND CHECK THE BOX IF THE ACCOUNT IS TO BE DEBITED FOR INVESTMENT.

3. ENTER THE SOCIAL SECURITY NUMBER OR TAXPAYER ID NUMBER, AS APPLICABLE, ON LINE 3 AND CHECK THE APPROPRIATE BOX TO INDICATE OWNERSHIP TYPE. FOR IRA ACCOUNTS, THE TAXPAYER ID NUMBER OF THE CUSTODIAN SHOULD BE ENTERED, AS WELL AS THE SOCIAL SECURITY NUMBER OF THE INVESTOR.

4. CHECK BOX IN LINE 4 IF THIS IS AN ADDITION TO AN EXISTING ACCOUNT AND LIST UNITHOLDER #.

5. ENTER THE NAME OF THE INVESTOR ON LINE 5. FOR UGMA/UTMA (MINOR), ENTER THE MINOR NAME ON LINE 5, FOLLOWED BY "MINOR", AND ENTER THE CUSTODIAN NAME ON LINE 6. FOR TRUSTS, ENTER THE TRUST NAME ON LINE 5 AND THE TRUSTEE(S) NAME(S) ON LINE 6. FOR CORPORATIONS, PARTNERSHIPS, AND ESTATES, ENTER THE ENTITY NAME ON LINE 5, AND OFFICER OR CONTACT PERSON NAME ON LINE 6. SPECIAL NOTE: COPIES OF TRUST AGREEMENTS, CORPORATE PAPERS AND OTHER APPROPRIATE DOCUMENTS MAY BE REQUIRED FOR SELLING AGENT APPROVAL.

6. ENTER THE LEGAL ADDRESS (WHICH IS THE RESIDENT OR DOMICILE ADDRESS USED FOR TAX PURPOSES) OF THE INVESTOR ON LINE 7 (NO POST OFFICE BOXES). LINE 7 MUST BE COMPLETED.

7.   IF THE MAILING ADDRESS IS DIFFERENT FROM THE LEGAL ADDRESS, ENTER ON LINE
     8. 8. IF AN IRA ACCOUNT, ENTER CUSTODIAN'S NAME AND ADDRESS ON LINE 9 9. THE INVESTOR MUST SIGN AND DATE LINE 10. IF IT IS A JOINT ACCOUNT, BOTH INVESTORS MUST SIGN. IN THE CASE OF IRA'S, THE CUSTODIAN'S SIGNATURE, AS WELL AS THE INVESTOR'S SIGNATURE, IS REQUIRED.

10. THE REGISTERED REPRESENTATIVE AND OFFICE MANAGER MUST SIGN IN LINE 11. 11. THE NAME OF THE SELLING FIRM, REGISTERED REPRESENTATIVE NAME, REGISTERED REPRESENTATIVE NUMBER, AND ADDRESS AND PHONE NUMBER MUST BE ENTERED IN LINE 12.

              THE CLIENT SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO HIS OR HER REGISTERED REPRESENTATIVE'S OFFICE ADDRESS.



                  THE BRANCH OFFICE/REPRESENTATIVE COPY PAGE MUST BE RETAINED IN THE BRANCH OFFICE. REMAINING COPIES SHOULD BE FORWARDED TO A) THE APPROPRIATE DEPARTMENT OF THE SELLING AGENT IF REQUIRED OR B) DERIVATIVES PORTFOLIO MANAGEMENT L.L.C., TWO WORLDS FAIR DRIVE, P.O. BOX 6741, SOMERSET, NEW JERSEY 08875-6741, ATTN: FUND ADMINISTRATOR-KGT. TELEPHONE: (732) 560-6221.

 UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. NO PERSON MAY INVEST
     MORE THAN 10% OF HIS OR HER NET WORTH (IN ALL CASES EXCLUSIVE OF HOME,
                   FURNISHINGS AND AUTOMOBILES) IN THE FUND.

NOT FOR MAINE                                              NOT TO BE USED AFTER
RESIDENTS                                                    SEPTEMBER 30, 2000

                              KENMAR GLOBAL TRUST                Signature Page

                             SUBSCRIPTION AGREEMENT
                   IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

           The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for units of beneficial interest ("Units") in Kenmar Global Trust and by either
(i) enclosing a check payable to "Kenmar Global Trust," or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at net asset value per unit.

         The named investor further acknowledges receipt of the prospectus of the Fund dated January 1, 2000, including the Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Fund (current within 60 calendar days) and the Fund's most recent Annual Report (unless the information in such Annual Report has been included in this Prospectus by amendment or supplement).


         The named investor meets the minimum income and net worth standards established for the Fund as set forth in Exhibit B to the Prospectus.

         The named investor is purchasing Units for their own account.

         If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named investor has satisfied themself as to the potential tax consequences of this investment.



1)  Total $ Amount                                                              2) Selling Agent Account #      (must be completed)
---------------------------------------------------                             ---------------------------------------------------
(minimum of $5,000, except $2,000 minimum for IRAs,                             // - if payment is made by debit to investor's
other tax-exempt accounts, and existing investors)                                   securities amount, check box

3)  Social Security  # or Taxpayer ID ______ - ____ - _________                 //  -Custodian_ID_# _______ - _________ - _________
    Taxable Investors (check one)
// - Individual Ownership       // - Tenants in Common                          //  -    Estate                 // - UGMA/UTMA
// - Partnership                // - Joint Tenants with Right of Survivorship   //  -    Grantor or Other             (Minor)
                                                                                         Revocable Trust
// - Corporation                // - Community Property                         //  -    Trust other than a Grantor or
     Non-Taxable Investors (check one):                                                  Revocable Trust

// - IRA                        // - Profit Sharing                             //  -    Pension                // - Other (specify)
// - IRA Rollover               // - Defined Benefit                            //  -    SEP
---------------------------------------------------                             ---------------------------------------------------
4) // - Check here if this is an addition to an existing account.  Kenmar #:
-----------------------------------------------------------------------------------------------------------------------------------
5) Name

-----------------------------------------------------------------------------------------------------------------------------------
6) Trustee/officer, if applicable

-----------------------------------------------------------------------------------------------------------------------------------
7) Resident Address

                      Street                                City                                State                   Zip Code
-----------------------------------------------------------------------------------------------------------------------------------
8)  Mailing Address

-----------------------------------------------------------------------------------------------------------------------------------
    (if different)    Street                                City                                State                   Zip Code

-----------------------------------------------------------------------------------------------------------------------------------
9)  Custodian Name
    and Mailing Address
                      Street                                City                                State                   Zip Code

-----------------------------------------------------------------------------------------------------------------------------------
10 ) INVESTOR(S) MUST SIGN

-----------------------------------------------------------------------------------------------------------------------------------

     X                                                      X                                   X
-----------------------------------------------------------------------------------------------------------------------------------
       Signature of Investor       Date        Telephone    Signature of  Joint Investor   Date   Signature of Custodian       Date

-----------------------------------------------------------------------------------------------------------------------------------


EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES EXCHANGE ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                           UNITED STATES INVESTOR ONLY

I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / /. Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United State corporation, partnership, estate or trust.

11) I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the Managing Owner with respect to an investment in the Units, as set forth in the prospectus dated January 1, 2000. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

-----------------------------------------------------------------------------------------------------------------------------------

  X                                                                         X
--------------------------------------------------------------------------------------------------------------------------------
    Signature of Registered Representative          Date                     Signature of  of  Office Manager             Date

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
12) Selling Firm                                                             R.R. Name

--------------------------------------------------------------------------------------------------------------------------------
               R.R. Telephone                           R.R. Fax                            R.R. Number

--------------------------------------------------------------------------------------------------------------------------------

  R.R. Address

--------------------------------------------------------------------------------------------------------------------------------
  (for confirmation)  Street (P.O. Box  not acceptable)                   City                  State                   Zip Code

--------------------------------------------------------------------------------------------------------------------------------


                               KENMAR GLOBAL TRUST
                          UNITS OF BENEFICIAL INTEREST
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY



KENMAR GLOBAL TRUST
c/o Kenmar Advisory Corp., Managing Owner
Two American Lane
Greenwich, Connecticut 06831

Dear Sirs:



         1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the number of units of beneficial interest ("Units") in Kenmar Global Trust (the "Fund") set forth below (minimum $5,000; $2,000 in the case of (i) trustees or custodians of employee benefit plans or individual retirement accounts; and (ii) existing investors (all existing Unitholders are required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units)) in the Subscription Agreement and Power of Attorney Signature Page, at net asset value per unit as set forth in the prospectus of the Fund dated January 1, 2000 (the "Prospectus"). Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued). The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus. Kenmar Advisory Corp. ("Kenmar"), the Managing Owner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than $5,000; $2,000 in the case of persons permitted to purchase such lesser minimum, as described above. EXCEPT AS OTHERWISE SET FORTH HEREIN, ALL SUBSCRIPTIONS ONCE SUBMITTED ARE IRREVOCABLE. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

         2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received the Prospectus together with summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus including without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

         3. POWER OF ATTORNEY. In connection with my acceptance of an interest in the Partnership, I do hereby irrevocably constitute and appoint Kenmar, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by Kenmar to carry out fully the provisions of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

         4. IRREVOCABILITY; GOVERNING LAW. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

         5. ERISA. If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of Kenmar, any Advisor to the Fund, the Selling Agents, any Clearing Broker, any broker through which any Advisor requires the Fund to trade, the Trustee, any of their respective affiliates or any of their respective agents or employees
(i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of Kenmar, any Advisor to the Fund, any Selling Agent, any Clearing Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned understands that Kenmar may request that the undersigned furnish Kenmar with such information as Kenmar may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.



         6. RISKS. The Units are speculative and involve a high degree of risk. Risks relating to the Units include: (i) You could lose all or substantially all of your investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be volatile - the Net asset Value per Unit has fluctuated in a single month as much as 13.2%; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets. See "The Risks You Face" beginning on page 9 of the Prospectus.



                         READ AND COMPLETE REVERSE SIDE

                                   SIGNATURES



 Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The
        County of Fairfield in the State of Connecticut on the 6th day of
                                 December, 1999.



                               KENMAR GLOBAL TRUST

                            By:Kenmar Advisory Corp.

                                 MANAGING OWNER

                            By: /S/ KENNETH A. SHEWER
                                ---------------------
                                KENNETH A. SHEWER
                                    CHAIRMAN

 Pursuant to the requirements of the Securities Act of 1933, this Registration
   Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.




        SIGNATURE                TITLE WTIH REGISTRANT                 DATE
        ---------                ---------------------                 ----
/S/ KENNETH A. SHEWER                 CHAIRMAN
----------------------------- (PRINCIPAL EXECUTIVE OFFICER)         December 6, 1999
Kenneth A. Shewer

/S/ MARC S. GOODMAN                    PRESIDENT                    December 6, 1999
-----------------------------
Marc S. Goodman


/S/ GARY J. YANNAZZO             SENIOR VICE PRESIDENT --
-----------------------------  FINANCE (PRINCIPAL FINANCIAL AND
Gary J. Yannazzo                      ACCOUNTING OFFICER)           December 6, 1999

/S/ ESTHER E. GOODMAN           CHIEF OPERATING OFFICER AND
-----------------------------  SENIOR EXECUTIVE VICE PRESIDENT      December 6, 1999
Esther E. Goodman

         (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Kenmar Advisory Corp.)

    KENMAR ADVISORY CORP       MANAGING OWNER OF REGISTRANT

By:  /S/ KENNETH A. SHEWER                                          December 6, 1999
    -----------------------------
     Kenneth A. Shewer
     CHAIRMAN


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                Approximate
                                                                   Amount
                                                                -----------
Securities and Exchange Commission Registration Fee .......      $ 17,242
National Association of Securities Dealers, Inc. Filing Fee         5,500
Printing Expenses .........................................        80,000
Fees of Certified Public Accountants ......................        20,000
Blue Sky Expenses (Excluding Legal Fees) ..................        40,000
Fees of Counsel ...........................................       220,000
Miscellaneous Offering Costs ..............................        67,258
   Total ..................................................      $450,000
                                                                 ========

                              --------------------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 17 of the Declaration of Trust and Trust Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The Managing Owner and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

         In the Selling Agreement, the Trading Advisors ("Advisors") have agreed to indemnify each person who controls Kenmar within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of Kenmar against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Advisors or any principal of the Advisors or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supphlement thereto and furnished by or approved by the Advisors for inclusion therein. The Advisors have also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         Between May 30, 1997 and October 31, 1999 the Registrant sold 2,813 units of general liability interest to Kenmar in order to maintain Kenmar's 1% interest in the fund. This transaction was exempt under Section 4(2) of the Securities Act of 1933 and no selling commission was paid.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

         (a) Exhibits.

Exhibit
Number      Description of Document
------      -----------------------

            The following exhibits are filed herewith.

23.05    Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

         The following Exhibits were filed with the Registrant's Form S-1 on July 25, 1996 and are incorporated by reference herein.

3.01     Certificate of Formation of the Registrant.

3.02     Declaration of Trust and Trust Agreement of the Registrant.

5.01(a)  Opinion of Sidley & Austin relating to the legality of the Units.

5.01(b)  Opinion of Richards, Layton & Finger relating to the legality of Units.

8.01(a) Opinion of Sidley & Austin with respect to federal income tax consequences.

10.02    Form of Customer Agreement between the Trust and the Commodity Brokers.

10.03    Form of Escrow Agreement

10.05    Form of Discretionary Investment Advisory Agreement (withdrawn).

23.01    Consent of Sidley & Austin.

23.03    Consent of Richards, Layton & Finger (included in Exhibit 5.01(b)).

99.01 Securities and Exchange Commission Release No. 33-6815--Interpretation and Request for Public Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6, 1989).

99.02 Commodity Futures Trading Commission--Interpretative Statement and Request for Comments --Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).

99.03 North American Security Administrators Association Guidelines for Registration of Commodity Pool Programs.

         The following Exhibits were filed with the Registrant's Form S-1 on February 29, 1999 and are incorporated by reference herein.

1.01              Form of Selling Agreement.
(Amended)

3.03              Amended and Restated Declaration of Trust and Trust Agreement
(Amended)         of the Registrant (included as Exhibit A to the Prospectus).

10.01             Form of Advisory Agreement.
(Amended)

10.04             Subscription Agreement and Power of Attorney (included as
(Amended)         Exhibit C to the Prospectus).

10.06             Form of Customer Agreement between the Trust and PaineWebber
                  Incorporated.

10.07             Form of Customer Agreement between the Trust and ING (U.S.)
                  Securities, Futures & Options Inc.


                            ------------------------

         (b) Financial Statement Schedules.

         No Financial Schedules are required to be filed herewith.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON December 7, 1999



                                                       Registration No. 333-9898

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------


                                    EXHIBITS

                                       To



                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1



                                      Under

                           THE SECURITIES ACT OF 1933

                              --------------------


                               KENMAR GLOBAL TRUST

             (Exact name of registrant as specified in its charter)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXHIBIT
NUMBER                  DESCRIPTION OF DOCUMENT
-------                 -----------------------
23.05                   Consent of Arthur F. Bell, Jr. & Associates, L.L.C.